Exhibit 4.4.1

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       TO

                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO

                                     TRUSTEE



                          THIRD SUPPLEMENTAL INDENTURE


                            Dated as of April 1, 1949

                       Establishing First Mortgage Bonds,
                               3% Series, Due 1974

                                  TABLE OF CONTENTS*

                                          OF

                             THIRD SUPPLEMENTAL INDENTURE

                                          OF

                          INDIANAPOLIS POWER & LIGHT COMPANY


         PAGE

         Parties...............................................................1
         Recitals..............................................................1
                  Description of bond issue....................................1

Sec. 1  Granting clauses.......................................................3
                  Part I     Real Property in the County of Marion,
                                State of Indiana...............................4
                  Part II    Electric Distributing Systems.....................7
                  Part III   Steam and Hot Water Distributing Systems..........7
                  Part IV    Indeterminate Permits and Franchises..............8
                  Part V     Other Property....................................8
         General and after-acquired property...................................9

Sec. 2  Designation of fourth series of bonds as "3% Series,
             Due 1974" and kinds and denominations thereof.....................9

        Designation of American National Bank and Trust Company
            of Chicago as paying agent........................................10
        General Redemption Prices of bonds of 3% Series,
            Due 1974..........................................................10
        Special Redemption Prices of bonds of 3% Series,
            Due 1974..........................................................11
        Procedure for exchanges of bonds......................................12
        Registration and transfer of bonds....................................13
        Bonds of 3% Series, Due 1974, limited to $8,000,000...................13

Sec. 3  Form of coupon bonds..................................................13

        Form of October coupon................................................18

        Form of April coupon..................................................18

        Form of fully registered bond.........................................19

        Form of Trustee's certificate on all bonds............................24

Sec. 4  Temporary bonds.......................................................24

Sec. 5  Sinking Fund provided for Bonds of 3% Series, Due 1974................24

Sec. 6  Annual payments for Maintenance and Improvement Fund..................26

Sec. 7  Compliance with Section 47 of Original Mortgage with
             Respect to dividend restrictions.................................26

Sec. 8  Amendment to Section 1 of Original Mortgage...........................26

Sec. 9  Amendment to Section 2 of Original Mortgage...........................26

Sec. 10 Amendments to Section 30 of Original Mortgage.........................27

Sec. 11 Amendment to Section 53 of Original Mortgage..........................27

Sec. 12 Amendment to Section 38 of Original Mortgage..........................27

Sec. 13 Amendment to Section 65 of Original Mortgage..........................28

Sec. 14 Amendment to Section 85 of Original Mortgage..........................28

Sec. 15 Amendment to Sections 97 and 98 of Original Mortgage..................28

Sec. 16 Amendment to Section 124 of Original Mortgage.........................28

Sec. 17 Acceptance of trusts by Trustee and conditions of acceptance..........29

Sec. 18 Successors and assigns................................................29

Sec. 19 Limitation of rights hereunder........................................29

Sec. 20 Terms, provisions and conditions of Original Mortgage applicable to bonds of 3% Series, Due 1974......................29

Sec. 21 Execution in counterparts.............................................30
                  Testimonium.................................................30
                  Signatures and seals........................................30
                  Acknowledgements............................................31

* Table of Contents is not part of the Third Supplemental Indenture and should not be considered as such. It is included only for purposes of convenient reference.

     THIS THIRD SUPPLEMENTAL INDENTURE, dated as of April 1, 1949, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company", party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, hereinafter sometimes called the "Trustee", party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto, and the "Mortgage" when referred to as now or heretofore supplemented) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Original Mortgage reference is hereby made for greater certainty; and

     WHEREAS, the company has heretofore executed and delivered and there are now issued and outstanding under the Mortgage, bonds of a series entitled and designated "First Mortgage Bonds, 3 1/4% Series, due 1970", in the aggregate principal amount of $32,000,000; and

     WHEREAS, Section 8 of the Original Mortgage provides that the form each series of bonds (other than the aforesaid 3 1/4% Series due 1970) issued thereunder and of the coupons to be attached to the coupon bonds of such series, shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of May 1, 1942, providing for the creation, establishment, execution, authentication, delivery and issuance of a second series of First Mortgage Bonds, unlimited as to amount, to be issued under and secured by the Mortgage, and entitled and designated as "First Mortgage Bonds, 3% Series, due 1970," and the Company has heretofore executed and delivered and there are now issued and outstanding thereunder, First Mortgage Bonds, 3% Series, due 1970, dated May 1, 1942 and maturing on May 1, 1970, in the aggregate principal amount of $2,000,000; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture, dated as of February 1, 1948, providing for the creation, establishment, execution, authentication, delivery and issuance of a third series of First Mortgage Bonds, unlimited as to amount, to be issued under and secured by the Mortgage, and entitled and designated as "First Mortgage Bonds, 3 1/8% Series, Due 1973," and the Company has heretofore executed and delivered and there are now issued and outstanding thereunder, First Mortgage Bonds, 3 1/8% Series, Due 1973, dated February 1, 1948 and maturing on February 1, 1973, in the aggregate principal amount of $8,000,000; and

     WHEREAS,   the  Company   now   desires  to  provide   for  the   creation,
establishment, execution, authentication, delivery and issuance under the Mortgage of bonds of a fourth series to be entitled and designated "First Mortgage Bonds, 3% Series, Due 1974" (the bonds of said series being hereinafter sometimes referred to as "1974 Bonds") of the aggregate principal amount of $8,000,000; and

     WHEREAS, all things necessary to make the 1974 Bonds hereinafter described, when duly executed and issued by the Company and authenticated by the Trustee, valid, binding and legal obligations of the Company, and to make this Third Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS, the execution and delivery by the Company of this Third Supplemental Indenture, and the terms of the 1974 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired the properties and franchises hereinafter described and desires by this Third Supplemental Indenture to specifically convey to the Trustee such property and franchises for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 1974 Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Third Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Third Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to the property that is excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including but without otherwise limiting the generality of the foregoing, the following described properties all located within the State of Indiana;

                                     PART I.

                     REAL PROPERTY IN THE COUNTY OF MARION,
                                STATE OF INDIANA.

     All the right, title and interest of the Company in and to the following described and number parcels or tracts of land acquired by the Company after May 1, 1940, the date of the Original Mortgage, and situate in the County of Marion in the State of Indiana, together will all buildings, structures, improvements, machinery, and equipment of every description now or hereafter affixed thereto or stationed thereon or appertaining thereto, to-wit:

                                 PARCEL NO. 128.

     A strip of ground of the uniform width of 80.3 feet, measured from North to South taken by parallel lines off the north end of Lot Numbered Sixty-four (64) in Arlington Heights, Third Section, and Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 19 page 20, in the office of the Recorder of Marion County, Indiana.
     Subject, however, to the rights of the State of Indiana granted by instrument recorded in Deed Record 1088 page 43 in the office of the Recorder of Marion County, Indiana.

                                 PARCEL NO. 129.

     Lot 26 and part of Lot 27 in Edith Francis' Addition to the City of Indianapolis, as per plat thereof, recorded in Plat Book 6 page 33 in the Office of the Recorder of Marion County, Indiana, said part of Lot 27 being more particularly described as follows, to-wit: Beginning at the south east corner of Lot 26, running thence west 130 feet, thence south 22 1/2 feet, thence east 130 feet, thence north 22 1/2 feet to the place of beginning.

                                 PARCEL NO. 130.

     Part of the southeast quarter of the northeast quarter of Section 28, Township 15 north, Range 3 east described as follows: Beginning at a point in the south line of, and 260 feet west of the southeast corner of, said southeast quarter, said point being immediately west of the levee in the southeast corner of said southeast quarter, thence northeasterly and parallel with said levee
848.82 feet to a point in the east line of said southeast quarter, said point being 804 feet north of the southeast corner of said southeast quarter measured along the east line of said southeast quarter, thence north along the east line of said southeast quarter to the center line of White River, thence in a southwesterly direction along the center line of White River to the south line of said southeast quarter, thence east along the south line of said southeast quarter to the place of beginning.

                                 PARCEL NO. 131.

     A tract of land located in Section 2, Township 15 North, Range 3 East, in the City of Indianapolis, Marion County, Indiana, more particularly described as follows:
     Beginning  at the  intersection  of the east  property  line of  Geisendorf
Street and the south property line of Market Street, as now located, in Indianapolis, and running thence in a southeasterly direction, on and along the south property line of Market Street, as now located, a distance of 75.38 feet, more or less, to a point on the south property line of Market Street and which point is the northwest corner of Lot 17 in Chandler and Taylor Subdivision; thence, in a southerly direction on a line making an interior angle of 90 degrees with the south line of Market Street, a distance of 223.30 feet, more or less, to a point on the north property line of Washington Avenue, as now located; thence, in a northwesterly direction and on and along the north property line of Washington Avenue, as now located, which line makes an interior angle of 82 degrees 10 minutes with the last described course, a distance of
67.62 feet, more or less, to the intersection of the north property line of Washington Avenue and the east property line of Geisendorf Street, as now located; thence, in a northerly direction on and along the east property line of Geisendorf Street, as now located, which line makes an interior angle with the last described course of 100 degrees 04 minutes, a distance of 214.45 feet to the point of beginning. Said tract contains 15,555 square feet, more or less.
     Also,  a tract of land  located in Section 2,  Township  15 North,  Range 3
East, in the City of Indianapolis, Marion County, Indiana, more particularly described as follows:
     Beginning at the intersection of the north property line of Market Street and the east property line of Geisendorf Street, as now located, in the City of Indianapolis, and running thence north, 2 degrees 48 minutes east, on and along the east property line of Geisendorf Street, as now located, a distance of
402.70 feet, more or less, to a point established by a stone set on the east property line of Geisendorf Street; thence south, 80 degrees 26 minutes east, a distance of 127.70 feet, more or less, to a point established by a stone set on the west property line of Bright Street, as now located; thence south, 2 degrees 38 minutes west, on and along the west property line of Bright Street, a distance of 52.93 feet, more or less, to a point established by a stone set on the west property line of Bright Street; thence south, 83 degrees 44 minutes east, a distance of 89.94 feet to a point; thence south, 1 degree 31 minutes east, a distance of 338.20 feet, more or less, to a point on the north property line of Market Street, as now located; thence north, 85 degrees 19 minutes west, on and along the north property line of Market Street, as now located, a distance of 242.32 feet, more or less, to the place of beginning. Said tract contains 85,000 square feet, more or less.
     Subject to certain easements reserved by grantor, Indianapolis Water Company, in Deed recorded in Deed Record 1324 Page 333 in the office of the Recorder of Marion County, Indiana, and subject further to railroad rights-of-way.

                                 PARCEL NO. 132.

     A part of the South  Half of the South  Half of the  Southwest  Quarter  of
Section 15, Township 15 North, Range 3 East in Marion County, Indiana, more particularly described as follows, to-wit:
     Beginning at the point of intersection of the North line of the aforesaid Half Half Quarter Section and the East property line of Belmont Avenue said point being 69.20 feet East of the Northwest corner of said Half Half Quarter Section; thence run East along and with the aforesaid North line 181.65 feet to the point of intersection of said North line and the Northwestwardly right of way line of the Indianapolis Division of the P.C.C. & St. L. Railroad; thence Southwestwardly along and with the said Northwestwardly right of way line 240.83 feet to the point of intersection of said right of way line and the East property line of Belmont Avenue; thence northwardly along and with the said East line of Belmont Avenue 174.20 feet to the place of beginning, containing 0.362 acres more or less.

                                    PART II.

                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Marion, Boone, Hamilton, Hancock, Hendricks, Morgan, and Johnson, State of Indiana; and any additions to or extensions of any such plants and systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, easements, contracts, permits, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits, and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems.

                                    PART III.

                    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such plants and systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems.

                                    PART IV.

                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                     PART V.

                                 OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Original Mortgage or this Third Supplemental Indenture) all lands, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Original Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits and franchises and every part and parcel thereof.

     SECTION 2. There shall be and is hereby created and established a fourth series of bonds, limited in aggregate principal amount to $8,000,000, to be issued under and secured by the Mortgage, to be designated "3% Series, Due
1974", each of which shall also bear the descriptive title "First Mortgage Bond"; said bonds shall mature on April 1, 1974, and shall be issued as coupon bonds in the denomination of One thousand dollars, registerable as to principal, and as fully registered bonds in denominations of One thousand dollars and Five thousand dollars and, at the options of the Company, in any multiple or multiples of Five thousand dollars; they shall bear interest from April 1, 1949, in the case of coupon bonds, and from the beginning of the current interest period during which each fully registered bond is dated in the case of fully registered bonds, at the rate of three per centum (3%) per annum, payable semi-annually, on April 1 and October 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois.
     American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 1974 Bonds; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 1974 Bonds being a reference to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank Trust Company of Chicago, then a successor paying agent or agents in the City of Chicago, Illinois, with respect to the principal of and interest on the 1974 Bonds, shall be appointed by the Board of Directors of the Company.
     1974 Bonds in coupon form shall be dated April 1, 1949. Fully registered bonds of said series shall be dated as of the date of authentication, except as otherwise provided in Section 10 of the Original Mortgage.

     Upon the notice and in the manner and with the effect provided in the Mortgage and below in this Section 2, 1974 Bonds shall be redeemable by the Company prior to the maturity thereof (otherwise than through the operation of the Sinking Fund created for the benefit of the 1974 Bonds by Section 5 of this Indenture, and otherwise than by the application of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage), as a whole at any time, or in part from time to time, at the option of the Company, at the following general redemption prices (expressed as percentages of their principal amount) respectively, to wit:

         104.500% if redeemed on or before March 31, 1950,
         104.375% if redeemed thereafter to and including March 31, 1951, 104.250% if redeemed thereafter to and including March 31, 1952, 104.125% if redeemed thereafter to and including March 31, 1953, 104.000% if redeemed thereafter to and including March 31, 1954, 103.875% if redeemed thereafter to and including March 31, 1955, 103.750% if redeemed thereafter to and including March 31, 1956, 103.625% if redeemed thereafter to and including March 31, 1957, 102.750% if redeemed thereafter to and including March 31, 1958, 102.625% if redeemed thereafter to and including March 31, 1959, 102.500% if redeemed thereafter to and including March 31, 1960, 102.375% if redeemed thereafter to and including March 31, 1961, 102.250% if redeemed thereafter to and including March 31, 1962, 102.125% if redeemed thereafter to and including March 31, 1963, 102.000% if redeemed thereafter to and including March 31, 1964, 101.750% if redeemed thereafter to and including March 31, 1965, 101.250% if redeemed thereafter to and including March 31, 1966, 101.125% if redeemed thereafter to and including March 31, 1967, 101.000% if redeemed thereafter to and including March 31, 1968, 100.875% if redeemed thereafter to and including March 31, 1969, 100.750% if redeemed thereafter to and including March 31, 1970, 100.625% if redeemed thereafter to and including March 31, 1971, 100.500% if redeemed thereafter to and including March 31, 1972, 100.375% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     Upon the notice and in the manner and with the effect provided in the Mortgage and below in this Section 2, 1974 Bonds shall be redeemable by the Company prior to the maturity thereof through the operation of the Sinking Fund created for the benefit of the 1974 Bonds by Section 5 of this Indenture, or out of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the following special redemption prices (expressed as percentages of their principal amount) respectively, to wit:

         101.875% if redeemed on or before March 31, 1950,
         101.750% if redeemed thereafter to and including March 31, 1951, 101.750% if redeemed thereafter to and including March 31, 1952, 101.625% if redeemed thereafter to and including March 31, 1953, 101.625% if redeemed thereafter to and including March 31, 1954, 101.625% if redeemed thereafter to and including March 31, 1955, 101.500% if redeemed thereafter to and including March 31, 1956, 101.500% if redeemed thereafter to and including March 31, 1957, 101.375% if redeemed thereafter to and including March 31, 1958, 101.375% if redeemed thereafter to and including March 31, 1959, 101.250% if redeemed thereafter to and including March 31, 1960, 101.250% if redeemed thereafter to and including March 31, 1961, 101.125% if redeemed thereafter to and including March 31, 1962, 101.125% if redeemed thereafter to and including March 31, 1963, 101.000% if redeemed thereafter to and including March 31, 1964, 100.875% if redeemed thereafter to and including March 31, 1965, 100.875% if redeemed thereafter to and including March 31, 1966, 100.750% if redeemed thereafter to and including March 31, 1967, 100.750% if redeemed thereafter to and including March 31, 1968, 100.625% if redeemed thereafter to and including March 31, 1969, 100.500% if redeemed thereafter to and including March 31, 1970, 100.500% if redeemed thereafter to and including March 31, 1971, 100.375% if redeemed thereafter to and including March 31, 1972, 100.250% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     The notice required for the redemption of the 1974 Bonds shall include at least thirty (30) days' published notice (such publication to be made at least once in each of four (4) successive calendar weeks upon any secular day of each such week, which need not be the same day in each week).

     At the option of the holder, any 1974 Bonds in coupon form, upon surrender thereof with all unmatured coupons and any matured coupons in default appertaining thereto at the office or agency of the Company in the City of Chicago, Illinois, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations. At the option of the registered holder, any fully registered 1974 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons and any matured coupons in default attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.
     The holder of any 1974 Bond in coupon form may have the ownership thereof registered as to principal on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, and such registration noted on such bond. After such registration no transfer of such bond shall be valid unless made at said office or agency by the registered holder in person or by his duly authorized attorney and similarly noted on such bond; but the same may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered or transferred to bearer in accordance with the above procedure. Such registration, however, shall not affect the negotiability of the coupons appertaining to such bonds, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer. Fully registered 1974 Bonds shall also be transferable on the books of the Company at said office or agency of the Company by the registered holder thereof, in person or by his duly authorized attorney, upon surrender for cancellation thereof.
     The issue of 1974 Bonds shall be limited to an aggregate principal amount of Eight Million Dollars ($8,000,000) and shall be made on the basis of property additions under the provisions of Article VI of the Original Mortgage.

     SECTION 3. Such coupon 1974 Bonds, coupons and fully registered 1974 Bonds, and the Trustee's certificate thereon, shall be in the following forms, respectively:

                              (Form of Coupon Bond)

                       INDIANAPOLIS POWER & LIGHT COMPANY

                    First Mortgage Bond, 3% Series, Due 1974
                                   Due April 1, 1974

$1,000.00
      No._______________

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, on April 1, 1974, at the office or agency of the Company in the City of Chicago, Illinois, One Thousand Dollars in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of three per centum per annum in like lawful money, at said office or agency on April 1, and October 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged, but only, in the case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached, as they severally mature. This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 3% Series, Due 1974, limited in aggregate principal amount to $8,000,000 and established by a Third Supplemental Indenture dated as of April 1, 1949, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented by all supplemental indentures is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.
     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.
     This bond shall pass by delivery unless registered as to principal in the owner's name at the office or agency of the Company in the City of Chicago, Illinois, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer and transferable by delivery. The Company and the Trustee may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name the same is registered, and the bearer of any coupon hereto appertaining, as the absolute owner for the purpose of receiving payment and for all other purposes.
     The 1974 Bonds are subject to redemption prior to the maturity thereof (otherwise than through the operation of the Sinking Fund created for the benefit of the 1974 Bonds by Section 5 of said Third Supplemental Indenture, and otherwise than by the application of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage), as a whole at any time, or in part from time to time, at the option of the Company, at the following general redemption prices (expressed as percentages of their principal amount) respectively, to wit:

         104.500% if redeemed on or before March 31, 1950,
         104.375% if redeemed thereafter to and including March 31, 1951, 104.250% if redeemed thereafter to and including March 31, 1952, 104.125% if redeemed thereafter to and including March 31, 1953, 104.000% if redeemed thereafter to and including March 31, 1954, 103.875% if redeemed thereafter to and including March 31, 1955, 103.750% if redeemed thereafter to and including March 31, 1956, 103.625% if redeemed thereafter to and including March 31, 1957, 102.750% if redeemed thereafter to and including March 31, 1958, 102.625% if redeemed thereafter to and including March 31, 1959, 102.500% if redeemed thereafter to and including March 31, 1960, 102.375% if redeemed thereafter to and including March 31, 1961, 102.250% if redeemed thereafter to and including March 31, 1962, 102.125% if redeemed thereafter to and including March 31, 1963, 102.000% if redeemed thereafter to and including March 31, 1964, 101.750% if redeemed thereafter to and including March 31, 1965, 101.250% if redeemed thereafter to and including March 31, 1966, 101.125% if redeemed thereafter to and including March 31, 1967, 101.000% if redeemed thereafter to and including March 31, 1968, 100.875% if redeemed thereafter to and including March 31, 1969, 100.750% if redeemed thereafter to and including March 31, 1970, 100.625% if redeemed thereafter to and including March 31, 1971, 100.500% if redeemed thereafter to and including March 31, 1972, 100.375% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     The 1974 Bonds are subject to redemption prior to maturity thereof through the operation of the Sinking Fund created for the benefit of the 1974 Bonds by
Section 5 of said Third Supplemental Indenture, or out of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the following special redemption prices (expressed as percentages of their principal amount) respectively, to wit:

         101.875% if redeemed on or before March 31, 1950,
         101.750% if redeemed thereafter to and including March 31, 1951, 101.750% if redeemed thereafter to and including March 31, 1952, 101.625% if redeemed thereafter to and including March 31, 1953, 101.625% if redeemed thereafter to and including March 31, 1954, 101.625% if redeemed thereafter to and including March 31, 1955, 101.500% if redeemed thereafter to and including March 31, 1956, 101.500% if redeemed thereafter to and including March 31, 1957, 101.375% if redeemed thereafter to and including March 31, 1958, 101.375% if redeemed thereafter to and including March 31, 1959, 101.250% if redeemed thereafter to and including March 31, 1960, 101.250% if redeemed thereafter to and including March 31, 1961, 101.125% if redeemed thereafter to and including March 31, 1962, 101.125% if redeemed thereafter to and including March 31, 1963, 101.000% if redeemed thereafter to and including March 31, 1964, 100.875% if redeemed thereafter to and including March 31, 1965, 100.875% if redeemed thereafter to and including March 31, 1966, 100.750% if redeemed thereafter to and including March 31, 1967, 100.750% if redeemed thereafter to and including March 31, 1968, 100.625% if redeemed thereafter to and including March 31, 1969, 100.500% if redeemed thereafter to and including March 31, 1970, 100.500% if redeemed thereafter to and including March 31, 1971, 100.375% if redeemed thereafter to and including March 31, 1972, 100.250% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

         together, in each case, with accrued interest to the redemption date

     In the manner and upon payment of the charges prescribed in the Mortgage, coupon bonds of the 3% Series, Due 1974, upon surrender thereof with all unmatured coupons and any matured coupons in default appertaining thereto at the office or agency of the Company in the City of Chicago, Illinois, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations, and in like manner any fully registered bonds of the 3% Series, Due 1974, upon surrender thereof at said office or agency of the Company, from time to time with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons and any matured coupons in default attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.
     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statue or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.
     This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto.

     Dated, April 1, 1949.

                                            INDIANAPOLIS POWER & LIGHT COMPANY,




                                            By:
                                               ---------------------------------
                                                                President

Attest:

______________________________,
                Secretary.



                            [Form of October Coupon]

                    First Mortgage Bond, 3% Series, Due 1974

$15.00
    No._________

     On October 1, ______, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer at its office or agency in the City of Chicago, Illinois, Fifteen Dollars in lawful money of the United States of America, as specified in its First Mortgage Bond, 3% Series, Due 1974, No. __________, being six months' interest then due on said bond.

     This coupon will not be payable if said bond shall have previously become payable or been called for previous redemption and payment duly provided for.



                                               ---------------------------------
                                                                Treasurer

                             [Form of April Coupon]

                    First Mortgage Bond, 3% Series, Due 1974

$15.00
    No._________

     On April 1, _____, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer at its office or agency in the City of Chicago, Illinois, Fifteen Dollars in lawful money of the United States of America, as specified in its First Mortgage Bond, 3% Series, Due 1974, No. ___________, being six months' interest then due, on said bond.

     This coupon will not be payable if said bond shall have previously become payable or been called for previous redemption and payment duly provided for.



                                                --------------------------------
                                                                     Treasurer


                         (Form of Fully Registered Bond)

                       INDIANAPOLIS POWER & LIGHT COMPANY
                    First Mortgage Bond, 3% Series, Due 1974

                                Due April 1, 1974

$__________
        No._______________

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay _________________________________________ or registered assigns, April 1, 1974, at the office or agency of the Company in the City of Chicago, Illinois, _________________________ Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of April next preceding the date of this bond, or from the first day of October next preceding the date of this bond if this bond be dated between October 1 and April 2 of any year, at the rate of Three per centum per annum in like lawful money, at said office or agency on April 1 and October 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 3% Series, Due 1974, limited in aggregate principal amount to $8,000,000 and established by a Third Supplemental Indenture dated as of April 1, 1949, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee, (which Mortgage and Deed of Trust as supplemented by all supplemental indentures is hereinafter referred to as the "Mortgage") to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

     The 1974 Bonds are subject to redemption prior to the maturity thereof (otherwise than through the operation of the Sinking Fund created for the benefit of the 1974 Bonds by Section 5 of said Third Supplemental Indenture, and otherwise than by the application of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage), as a whole at any time, or in part from time to time, at the option of the Company, at the following general redemption prices (expressed as percentages of their principal amount) respectively, to wit:

         104.500% if redeemed on or before March 31, 1950,
         104.375% if redeemed thereafter to and including March 31, 1951, 104.250% if redeemed thereafter to and including March 31, 1952, 104.125% if redeemed thereafter to and including March 31, 1953, 104.000% if redeemed thereafter to and including March 31, 1954, 103.875% if redeemed thereafter to and including March 31, 1955, 103.750% if redeemed thereafter to and including March 31, 1956, 103.625% if redeemed thereafter to and including March 31, 1957, 102.750% if redeemed thereafter to and including March 31, 1958, 102.625% if redeemed thereafter to and including March 31, 1959, 102.500% if redeemed thereafter to and including March 31, 1960, 102.375% if redeemed thereafter to and including March 31, 1961, 102.250% if redeemed thereafter to and including March 31, 1962, 102.125% if redeemed thereafter to and including March 31, 1963, 102.000% if redeemed thereafter to and including March 31, 1964, 101.750% if redeemed thereafter to and including March 31, 1965, 101.250% if redeemed thereafter to and including March 31, 1966, 101.125% if redeemed thereafter to and including March 31, 1967, 101.000% if redeemed thereafter to and including March 31, 1968, 100.875% if redeemed thereafter to and including March 31, 1969, 100.750% if redeemed thereafter to and including March 31, 1970, 100.625% if redeemed thereafter to and including March 31, 1971, 100.500% if redeemed thereafter to and including March 31, 1972, 100.375% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

together, in each case, with accrued interest to the redemption date.

     The 1974 Bonds are subject to redemption prior to maturity thereof through the operation of the Sinking Fund created for the benefit of the 1974 Bonds by
Section 5 of said Third Supplemental Indenture, or out of moneys deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the following special redemption prices (expressed as percentages of their principal amount) respectively, to wit:

         101.875% if redeemed on or before March 31, 1950,
         101.750% if redeemed thereafter to and including March 31, 1951, 101.750% if redeemed thereafter to and including March 31, 1952, 101.625% if redeemed thereafter to and including March 31, 1953, 101.625% if redeemed thereafter to and including March 31, 1954, 101.625% if redeemed thereafter to and including March 31, 1955, 101.500% if redeemed thereafter to and including March 31, 1956, 101.500% if redeemed thereafter to and including March 31, 1957, 101.375% if redeemed thereafter to and including March 31, 1958, 101.375% if redeemed thereafter to and including March 31, 1959, 101.250% if redeemed thereafter to and including March 31, 1960, 101.250% if redeemed thereafter to and including March 31, 1961, 101.125% if redeemed thereafter to and including March 31, 1962, 101.125% if redeemed thereafter to and including March 31, 1963, 101.000% if redeemed thereafter to and including March 31, 1964, 100.875% if redeemed thereafter to and including March 31, 1965, 100.875% if redeemed thereafter to and including March 31, 1966, 100.750% if redeemed thereafter to and including March 31, 1967, 100.750% if redeemed thereafter to and including March 31, 1968, 100.625% if redeemed thereafter to and including March 31, 1969, 100.500% if redeemed thereafter to and including March 31, 1970, 100.500% if redeemed thereafter to and including March 31, 1971, 100.375% if redeemed thereafter to and including March 31, 1972, 100.250% if redeemed thereafter to and including March 31, 1973,
         100   % if redeemed thereafter,

         together, in each case, with accrued interest to the redemption date

     In the manner and upon payment of the charges prescribed in the Mortgage, coupon bonds of the 3% Series, Due 1974, upon surrender thereof with all unmatured coupons and any matured coupons in default appertaining thereto at the office or agency of the Company in the City of Chicago, Illinois, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations, and in like manner any fully registered bonds of the 3% Series, Due 1974, upon surrender thereof at said office or agency of the Company, from time to time with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons and any matured coupons in default attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statue or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

     This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries.

     Dated, _______________________.

                                             INDIANAPOLIS POWER & LIGHT COMPANY,

                                             By:
                                                --------------------------------
                                                                President

Attest:

----------------------------------
                       Secretary


                  [Form of Trustee's Certificate on all Bonds]

                              Trustee's Certificate

     This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Third Supplemental Indenture.


                                                AMERICAN NATIONAL BANK AND TRUST
                                                COMPANY OF CHICAGO, Trustee,


                                                By:
                                                   -----------------------------
                                                            Authorized Officer

     SECTION 4. Until the 1974 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, 1974 Bonds in temporary form, as provided in Section 15 of the Original Mortgage, with the privilege of registration as to principal only, and with Coupons No. 1 and No. 2 maturing on October 1, 1949 and April 1, 1950, respectively. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such Bonds in definitive form, included a reference to this Third Supplemental Indenture for a statement of such redemption prices.

     SECTION 5. The Company covenants that, so long as any of the 1974 Bonds issued under this Third Supplemental Indenture shall remain outstanding, it will, on or before the first day of April of each year beginning with the year 1954, deliver to the Trustee, as and for a Sinking Fund for the benefit of the holders or the registered owners of 1974 Bonds, an amount in cash and/or principal amount of 1974 Bonds equivalent to one per centum (1%) of the greatest principal amount of 1974 Bonds theretofore at any one time outstanding.

     Such cash together with any bonds delivered to the Trustee under the provisions of this Section shall be dealt with as provided for by this Section.

     All cash deposited by the Company with the Trustee pursuant to the provisions of this Section shall be applied by the Trustee from time to time and as rapidly as may be practicable to the purchase of 1974 Bonds then outstanding, at public or private sale at the lowest prices at which such bonds can be obtained, not exceeding, however, the then special redemption price and accrued interest thereon to the date of purchase, or, if the Company shall so request, the Trustee shall apply any cash then held by it under this Section to the redemption of 1974 Bonds as soon as may be practicable after such request. In case the balance of such cash remaining with the Trustee on the twentieth day of August of any year beginning with the year 1954 shall aggregate $25,000 or more, the Trustee shall apply the same to the redemption of 1974 Bonds on the next succeeding first day of October, in which case the Trustee shall give notice of such redemption in the name of the Company in the manner and in accordance with the applicable provisions of Article XII of the Original Mortgage and Section 2 of this Third Supplemental Indenture; and the Trustee is hereby appointed the agent of the Company for such purpose. The Company covenants that whenever any redemption of 1974 Bonds shall be required under the provisions of this Section, it will at the request of the Trustee take all action necessary, and authorize the Trustee to take all action necessary, to redeem such bonds.

     The 1974 Bonds shall be subject to redemption through the operation of such Sinking Fund by the payment of an amount equal to the applicable percentage of principal amount set forth in Section 2 of this Third Supplemental Indenture, plus accrued and unpaid interest to the date fixed for redemption. The Company shall have the right to tender 1974 Bonds for sale by it to the Trustee under the provisions of this Section.

     The Company shall pay to the Trustee, on demand, the amount of accrued and unpaid interest upon all bonds purchased or redeemed pursuant to this Section.

     Any bonds deposited, purchased or redeemed pursuant to the provisions of this Section, shall forthwith be canceled by the Trustee, and upon the request of the Company, the Trustee may cremate the same and deliver to the Company a certificate of such cremation.

     The Company covenants that it will not use any bonds heretofore issued under the Mortgage (including any of the 1974 Bonds) which may be retired pursuant to the respective sinking funds provided for the bonds now outstanding or the 1974 bonds, as the basis for the authentication and delivery of bonds pursuant to Article VII of the Mortgage, or as a credit pursuant to any other provision of the Mortgage.

     SECTION 6. The Company covenants that, so long as any of the 1974 Bonds shall remain outstanding, it will continue to make to the Trustee the annual payments for a Maintenance and Improvement Fund required by Section 41 of the Original Mortgage and will comply with the provisions of said Section 41.

     SECTION 7. The Company covenants that, so long as any of the 1974 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. Section 1 of the Original Mortgage is hereby supplemented and amended by adding the following new sentence to said Section 1, as follows:

                  "Any term defined in Section 303 of the Trust
                  Indenture Act of 1939 and not defined in this Indenture shall have the meaning assigned to such term in such Section 303."

     SECTION 9. The first sentence of the next to the last paragraph of Section 2 of the Original Mortgage is hereby amended so that said sentence, as amended, shall read as follows:

                  "For the purposes of Sections 46, 72, 76, 77, 87, 98, 112, 113, 115, 119, and 124 hereof, in determining whether the holders of the required percentage of the principal amount of bonds have concurred in any direction, request, consent, or in determining a quorum under Section 123, bonds owned by the Company or by any other obligor on the bonds, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request or consent only bonds which the Trustee knows are so owned, shall be so disregarded."

     SECTION 10. Section 30 of the Original Mortgage is hereby amended by striking out the words "or more than" in the two places where such words appear in subdivision (3) of said Section 30.

     Section 30 of the Original Mortgage is hereby further amended by adding the following new sentence at the end of subdivision (10) thereof:

                  "Any such supplemental indenture shall comply with all applicable provisions of the Trust
                  Indenture Act of 1939 as then in force."

     SECTION 11. Section 53 of the Original Mortgage is hereby supplemented and amended by adding immediately after subsection (d) thereof the following new subsection (e) as follows:

                  "(e) The provisions of this Section 53, which have been made specifically applicable to the Trustee shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to the provisions of Section 114 hereof, to any separate or co-trustee."

     SECTION 12. Section 38 of the Original Mortgage is hereby amended by amending subsection (a) thereof so that said subsection (a), as amended, shall read as follows:

                  "(a) That, if the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest on the bonds and premium, if any; and
                  (2) that such paying agent shall give the Trustee notice of any default by the Company or any other obligor on the bonds in the making of any deposit with it for the payment of the principal of or interest on the bonds and premium, if any, and of any default by the Company or any other obligor on the bonds in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law."

     SECTION 13. Section 65 of the Original Mortgage is hereby amended by amending subdivision (1) thereof so that said subdivision (1), as amended, shall read as follows:

                  "(1) sell or otherwise dispose of, free from the lien of this Indenture any machinery, equipment, tools, implements or other similar property, which shall have become old, inadequate, obsolete, worn out or unfit or unadapted for use in the operations of the Company, upon replacing the same by or substituting for the same other property (not then within the term funded property) of at least equal value to that of the property sold or otherwise disposed of and subject to no liens prior hereto except liens to which the property sold or otherwise disposed of was subject;"

     SECTION 14. Section 85 of the Original Mortgage is hereby supplemented and amended by adding at the end thereof a new paragraph, as follows:

                  "For the purposes of this Section 85 the term
                  "Company" shall include any other obligor on the bonds."

     SECTION 15. Section 97 and Section 98 of the Original Mortgage are hereby supplemented and amended by adding at the end of each such Section a new paragraph, as follows:

                  "The provisions of this Section, which have been made specifically applicable to the Trustee, shall apply to the Trustee and, if a separate or co-trustee is appointed pursuant to Section 114 hereof, to any separate or co-trustee."

     SECTION 16. Section 124 of the Original Mortgage is hereby supplemented and amended by adding at the end of the first sentence of said Section 124 the following proviso:

                  "; and provided, further, that no such
                  modification or alteration shall permit the waiver of any completed default, as defined in
                  Section 72 hereof, and its consequences without the approval of at least a majority in principal amount of all bonds then outstanding hereunder."

     SECTION 17. The Trustee hereby accepts the trusts herein described, provided and created and agrees to perform the same upon the terms and conditions herein and in the Original Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to validity or adequacy of the security afforded hereby, or as to the validity of this Third Supplemental Indenture or of the bonds or coupons issued hereunder.

     SECTION 18. Whenever in this Third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 19. Nothing in this Third Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Third Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 20. The Company covenants that all of the terms, provisions and conditions of the Original Mortgage shall be applicable to the 1974 Bonds issued hereunder, except as herein otherwise provided and except in so far as the same may be inconsistent with the provisions of this Third Supplemental Indenture.

     SECTION 21. This Third Supplemental Indenture is dated as of April 1, 1949, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Assistant Secretary, all as of the day, month and year first above written.

                                            INDIANAPOLIS POWER & LIGHT COMPANY,


                                            By: /s/D. C. Hess,
                                                        Vice-President

Attest:

         /s/Ralph W. Husted,
                Assistant Secretary

(CORPORATE SEAL)


                                            AMERICAN NATIONAL BANK AND TRUST
                                            COMPANY OF CHICAGO,


                                            By: /s/L. W. Fischer,
                                                        Vice-President

Attest:

         /s/E. C. Dovale,
                Assistant Secretary.


(CORPORATE SEAL)

STATE OF INDIANA  )
                  )  SS.:
COUNTY OF MARION  )

     On this 11h day of May, in the year 1949, before me, a Notary Public in and for the County and State aforesaid, personally came D. C. Hess, Vice-President, and Ralph W. Husted, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said D. C. Hess and Ralph
W. Husted being by me  severally  duly sworn did depose and say that the said D.
C. Hess resides in the City of Indianapolis, Marion County, Indiana, and that the said Ralph W. Husted resides in the City of Indianapolis, Marion County, Indiana; that said D. C. Hess is Vice-President and said Ralph W. Husted is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 11th day of May, 1949.

                                                Harold B. Johnson,
                                                        Notary Public

My Commission Expires:
   Sept. 17, 1959.                                               (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF COOK    )

     On this 11th day of May, in the year 1949, before me, a Notary Public in and for the County and State aforesaid, personally came L. W. Fischer, Vice-President, and A. H. Morstadt, Assistant Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said
L. W. Fischer and A. H. Morstadt being by me severally duly sworn did depose and say that the said L. W. Fischer resides in the City of Chicago, State of Illinois, and that the said A. H. Morstadt resides in the Village of Elmhurst, State of Illinois; that said L. W. Fischer is Vice-President and said A. H. Morstadt is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 11th day of May, 1949.

                                                        Ruth V. Baumgartner,
                                                                Notary Public

My Commission Expires:
         December 21, 1949.


(NOTARIAL SEAL)

                                    RECORDING DATA

                             Third Supplemental Indenture
                               dated as of April 1, 1949

------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
County              Instrument                   Record                             Page          Instrument     Recording Date
                                                                                                  No.
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Marion              Real Estate Mortgage         Mortgage Record 1505               66            26946          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 99           146           26947          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Hendricks           Real Estate Mortgage         Mortgage Record 122                154           5544           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            138           5545           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Morgan              Real Estate Mortgage         Mortgage Record 92                 255           2043           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 36           306           2044           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Johnson             Real Estate Mortgage         Mortgage Record 95                 427           13231          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            214           13230          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Hamilton            Real Estate Mortgage         Mortgage Record 103                311           0846           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 3            284           0847           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Boone               Real Estate Mortgage         Mortgage Record 115                73            2868           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 12           18            2869           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Hancock             Real Estate Mortgage         Mortgage Record 84                 279           11387          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 9            ----          11388          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Pike                Real Estate Mortgage         Mortgage Record 27                 52            1443           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 4            244           1444           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Sullivan            Real Estate Mortgage         Mortgage Record 119                ----          81739          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            220           81740          5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
Gibson              Real Estate Mortgage         Mortgage Record 153                28            8373           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------
                    Chattel Mortgage             Chattel Minute Record 8            10            8374           5-12-49
------------------- ---------------------------- ---------------------------------- ------------- -------------- ---------------



                                                                   Exhibit 4.4.2

================================================================================




                       INDIANAPOLIS POWER & LIGHT COMPANY


                                       TO


                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                        TRUSTEE


                                  _____________


                          Tenth Supplemental Indenture

                                  _____________

                           Dated as of October 1, 1960


                       ESTABLISHING FIRST MORTGAGE BONDS,
                             4 5/8% SERIES, DUE 1990



================================================================================

                               TABLE OF CONTENTS*
                                       of
                          TENTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                            Page

PARTIES.....................................................................  1

RECITALS....................................................................  1

SEC. 1   Granting clauses...................................................  3

            Part I  Real property in the County of Marion...................  3

            Part II  Electric Distributing Systems..........................  7

            Part III  Steam and Hot Water Distributing Systems..............  8

            Part IV  Indeterminate Permits and Franchises...................  8

            Part V  Other Property..........................................  8

         General and after-acquired property................................  9

SEC. 2   Designation of tenth series of bonds and kinds and
            denominations thereof........................................... 10

         Designation of American National Bank and
            Trust Company of Chicago as paying agent........................ 10

         Procedure for exchanges of bonds................................... 11

         Registration and transfer of bonds................................. 12

         Series limited to $12,000,000...................................... 12

SEC. 3   Form of coupon bonds............................................... 12

         Form of April coupon............................................... 18

         Form of October coupon............................................. 18

         Form of fully registered bond...................................... 19

         Form of Trustee's certificate on all bonds......................... 24

SEC. 4   Temporary bonds.................................................... 24

SEC. 5   Sinking Fund provided for this Series.............................. 24

SEC. 6   Annual payments for Maintenance and Improvement Fund............... 26

SEC. 7   Compliance with Section 47 of Original Mortgage with respect to dividend restrictions........................................... 26

SEC. 8   Condition of redemption prior to October 1, 1965................... 26

SEC. 9   Use of facsimile signatures........................................ 26

SEC. 10  Acceptance of trusts by Trustee and conditions of acceptance....... 27

SEC. 11  Successors and assigns............................................. 27

SEC. 12  Limitation of rights hereunder..................................... 27

SEC. 13  Compliance with terms, provisions and conditions of Mortgage....... 28

SEC. 14  Execution in counterparts.......................................... 28

TESTIMONIUM................................................................. 28

SIGNATURES AND SEALS........................................................ 28

ACKNOWLEDGMENTS............................................................. 29
--------
* Table of Contents is not part of the Tenth Supplemental Indenture and should not be considered as such. it is included herein only for purposes of convenient reference.

        THIS TENTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1960, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company", party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, hereinafter sometimes called the "Trustee", party of the second part;

        WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto, and the "Mortgage" when referred to as now or heretofore supplemented) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

        WHEREAS, the Original Mortgage has been supplemented by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1, 1951, as of March 1, 1953, as of June 1, 1956 and as of March 1, 1958; and

        WHEREAS, Section 8 of the Original Mortgage provides that the form of each series of bonds (other than the 3 1/4% Series, due 1970) issued thereunder and of the coupons to be attached to the coupon bonds of such series, shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto; and

        WHEREAS, the Company now desires to provide for the creation, establishment, execution, authentication, delivery and issuance under the Mortgage of bonds of a series to be entitled and designated "First Mortgage Bonds, 4 5/8% Series, due 1990" (the bonds of said series being hereinafter sometimes referred to as "1990 Bonds"), limited to the aggregate principal amount of $12,000,000; and

        WHEREAS, all things necessary to make the 1990 Bonds hereinafter described, when duly executed and issued by the Company and authenticated by the Trustee, valid, binding and legal obligations of the Company, and to make this Tenth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

        WHEREAS, the execution and delivery by the Company of this Tenth Supplemental Indenture, and the terms of the 1990 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

        WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

        WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired the properties and franchises hereinafter described and desires by this Tenth Supplemental Indenture to specifically convey to the Trustee such property and franchises for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

        NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 1990 Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Tenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Tenth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

        SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to the property that is excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including but without otherwise limiting the generality of the foregoing, the following described properties all located within the State of Indiana:


                                     PART I.

                     REAL PROPERTY IN THE COUNTY OF MARION.

        All the right, title and interest of the Company in and to the following described and numbered parcels or tracts of land acquired by the Company after May 1, 1940, the date of the Original Mortgage, situate in the County of Marion in the State of Indiana, and not described in any prior supplemental indenture, together with all buildings, structures, improvements, machinery, and equipment of every description now or hereafter affixed thereto or stationed thereon or appertaining thereto, to wit:

                                   PARCEL #212

        Lot numbered twenty (20) in Murphy and Tinker's Corrected Addition to the City of Indianapolis, the plat of which is recorded in Flat Book 3, page 126, in the office of the Recorder of Marion County, Indiana.

                                   PARCEL #213

        Lot Number Twenty-one (21) in Murphy and Tinker's Corrected Addition to the City of Indianapolis, the plat of which is recorded in Flat Book 8, page 126, in the office of the Recorder of Marion County, Indiana.

                                   PARCEL #214

        Lots 10, 11 and 12 in Temple C. Harrisons Subdivision of Lots 92, 93, 94 and 95 of Albert E. and Ingram Fletchers Oak Hill Suburb to the City of
Indianapolis, as recorded in Plat Book 4, page 146, in the office of the Recorder of Marion County, Indiana.

                                   PARCEL #215

        Part of the  West  Half of the East  Half of the  Northwest  Quarter  of
Section 34, Township 16 North, Range 2 East, of the Second Principal Meridian in Marion County, Indiana, more particularly described as follows, to wit:

        Beginning in the North line of said Quarter Section, at a point 81.6 feet East of the Northwest corner of said Half Half Quarter Section; running thence East upon and along the North line of said Quarter Section, 81.6 feet to a point; thence South and parallel with the West line of said Half Half Quarter Section, 890.98 feet to a point; thence West 81.6 feet to a point; thence North and parallel with said Half Half Quarter Section, 390.49 feet to the place of beginning, containing 0.73 acres, more or less.

                                   PARCEL #216

        Part of the southeast quarter of Section 5, Township 16 north, Range 3 east, commencing at the southwest corner of said quarter section (said corner being in the east line of the right of way of the C.C.C. & St. L. Railroad, now the New York Central Railroad), thence north along the west line of said quarter 1400 feet; thence east parallel with the south line of said quarter 500 feet; thence south parallel with the west line of said quarter 1400 feet to the south line of said quarter; thence west along said south line 500 feet to the place of beginning, containing 16.1 acres, more or less.

                                   PARCEL #217

        Part of the southwest quarter of Section 13, Township 17 North, Range 3 East, commencing at the southwest corner of the northeast quarter of the northeast quarter of said quarter section, thence south parallel with the east line of said quarter section 710.82 feet; thence east and parallel with the north line of said quarter section 666 feet to the east line of said quarter section; thence north along the east line of said quarter section 710.82 feet to the southeast corner of the northeast quarter of the northeast quarter of said quarter section; thence west parallel with the north line of said quarter section 666 feet to the place of beginning, excepting therefrom the railroad right of way along the entire east side and containing, excluding said exception, 10.328 acres.

                                   PARCEL #218

        The northeast quarter of the northeast quarter of the southwest quarter of Section 13, Township 17 North, Range 3 East of the Second Principal Meridian in Marion County, Indiana, containing 10 acres more or less. Subject, however, to any highways, railroad rights of way or any other legal rights of way.

                                   PARCEL #219

        Part of the east hail of the northwest quarter, Section 34, Township 16 North, Range 2 East, beginning at the northwest corner of said east half of the northwest quarter; thence south on the west line of said east half of the northwest quarter 390 feet; thence east 81.6 feet; thence north parallel to the west line of said east half of the northwest quarter 390.49 feet; thence west
81.6 feet to the point of beginning.

                                   PARCEL #220

        80 feet by parallel lines off the east end of Lot 53 and 80 feet off the east end of the south 10 feet of Lot 54, all in Ruddel and Vintons Park Place Addition to the City of Indianapolis, as recorded in Plat Book 4, page 190, in the office of the Recorder of Marion County, Indiana.

                                  PARCEL #221

        80 feet by parallel lines off the east end of Lot 104 in Ruddel and Vintons Park Place Addition to the City of Indianapolis, as recorded in Plat Book 4, page 190, in the office of the Recorder of Marion County, Indiana.

                                   PARCEL #222

        A part of the Southeast Quarter of Section 13, Township 17 North, Range 3 East, Marion County, Indiana, more particularly described as follows, to-wit:

        Beginning at a point on the North line of the said Southeast Quarter Section, said point being 33.0 feet East of the Northwest corner thereof; running thence East on and along the North line of the said Southeast Quarter Section a distance of 363.45 feet to a point; thence deflecting 90 degrees 05 minutes to the right in a southward direction a distance of 375.73 feet to a point, said point being in the center of a 100.0 foot electric easement; thence deflecting 89 degrees 21 minutes to the right in a westward direction and on the center of said electric easement and also the center of said easement produced westward a distance of 359.42 feet to a point; said point being 33.0 feet East of the West line of the said Southeast Quarter Section, said point also being on the East right of way line of the Monon Railroad Company; running thence North on and along the East right of way line of said Monon Railroad Company and parallel to the West line of the said Southeast Quarter Section a distance of
379.31 feet to the point or place of beginning. Containing in all 3.132 acres, more or less.

        Also beginning at a point, said point being 375.73 feet South of the North line and 392.42 feet East of the West line of the Southeast Quarter of said Section, said point being in the center of a 100.0 feet electric easement; running thence West on and along the center of said electric easement and the center of said easement produced westward a distance of 359.42 feet to a point in the East right of way line of the Monon Railroad Company, said point also being 33.0 feet East of the West line of the said Southeast Quarter Section; running thence South and parallel to the West line of the said Southeast Quarter Section and on the East right of way line of said Monon Railroad Company a distance of 50.0 feet to a point; running thence East on the South line of the aforesaid electric easement produced westward and on the South line of said electric easement a distance of 358.86 feet to a point; thence deflecting 89 degrees 21 minutes to the left in a northward direction a distance of 50.0 feet to the point or place of beginning. Containing in all 0.412 acres, more or less.

        Both of said tracts being subject to the restriction that no electric substation shall be erected thereon.

                                    PART II.

                         ELECTRIC DISTRIBUTING SYSTEMS.

        All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Marion, Boone, Hamilton, Hancock, Hendricks, Morgan, Shelby, and Johnson, State of Indiana; and any additions to or extensions of any such plants and systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems.

                                    PART III.

                    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

        All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such plants and systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems.

                                    PART IV.

                      INDETERMINATE PERMITS AND FRANCHISES.

        All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                     PART V.

                                 OTHER PROPERTY.

        All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

        TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits and franchises and every part and parcel thereof.

        SECTION 2. There shall be and is hereby created and established a series of bonds, limited in aggregate principal amount to $12,000,000, to be issued under and secured by the Mortgage, to be designated "4 5/8% Series, due 1990", each of which shall also bear the descriptive title "First Mortgage Bond"; said bonds shall mature on October 1, 1990, and shall be issued as coupon bonds in the denomination of One thousand dollars, registrable as to principal, and as fully registered bonds in denominations of One thousand dollars or any multiple thereof; they shall bear interest from October 1, 1960, in the case of coupon bonds, and from the beginning of the current interest period during which each fully registered bond is dated in the case of fully registered bonds, at the rate per annum designated in the title thereof, payable semi-annually, on April 1, and October 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois.

        American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 1990 Bonds; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 1990 Bonds being a reference to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor paying agent or agents in the City of Chicago, Illinois, with respect to the principal of, premium, if any, and interest on the 1990 Bonds, shall be appointed by the Board of Directors of the Company.

        1990 Bonds in coupon form shall be dated October 1, 1960. Fully registered bonds of said series shall be dated as of the date of authentication, except as otherwise provided in Section 10 of the Original Mortgage.

        Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 2, the 1990 Bonds shall be redeemable prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount thereof and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Regular Redemption Premium" in the form of 1990 Bonds hereinafter recited, if redeemed otherwise than through the operation of the Sinking Fund created for the benefit of the 1990 Bonds by Section 5 of this Tenth Supplemental Indenture, or otherwise than by the application of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, provided, however, that prior to October 1, 1965, none of the 1990 Bonds may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest rate or cost to the Company, computed in accordance with generally accepted financial practice, of less than the interest rate borne by the 1990 Bonds.

        Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 2, the 1990 Bonds shall be redeemable by the Company prior to the maturity thereof, as a whole at any time or in part from time to time, through the operation of the Sinking Fund created for the benefit of the 1990 Bonds by Section 5 of this Tenth Supplemental Indenture, or out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 1990 Bonds so to be redeemed, together with a premium equal to the percentage of such principal amount set forth under the heading "Special Redemption Premium" in the form of 1990 Bonds hereinafter recited.

        The notice required for the redemption of the 1990 Bonds shall include at least thirty (80) days' published notice (such publication to be made at least once in each of four (4) successive calendar weeks upon any secular day of each such week, which need not be the same day in each week).

        At the option of the holder, any 1990 Bonds in coupon form, upon surrender thereof with all unmatured coupons and any matured coupons in default appertaining thereto at the office or agency of the Company in the City of Chicago, Illinois, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations. At the option of the registered holder, any fully registered 1990 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons and any matured coupons in default attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

        The holder of any 1990 Bond in coupon form nay have the ownership thereof registered as to principal on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, and such registration noted on such bond. After such registration no transfer of such bond shall be valid unless made at said office or agency by `the registered holder in person or by his duly authorized attorney and similarly noted on such bond; but the same may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered or transferred to bearer in accordance with the above procedure. Such registration, however, shall not affect the negotiability of the coupons appertaining to such bonds, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer. Fully registered 1990 Bonds shall also be transferable on the books of the Company at said office or agency of the Company by the registered holder thereof, in person or by his duly authorized attorney, upon surrender for cancellation thereof.

        The issue of 1990 Bonds shall be limited to an aggregate principal amount of Twelve Million Dollars ($12,000,000) and shall be made on the basis of property additions under the provisions of Article VI of the Original Mortgage.

        SECTION 3. Such coupon 1990 Bonds, coupons and fully registered 1990 Bonds, and the Trustee's certificate thereon, shall be in the following forms, respectively:

                              [FORM OF COUPON BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   First Mortgage Bond, 4 5/8% Series, due 1990

                               Due October 1, 1990
$1,000                                                            No. _________

        INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, One Thousand Dollars on October 1, 1990, at the office or agency of the Company in the City of Chicago, Illinois, in lawful money of the United States of America, and to pay interest thereon from the date hereof at the rate of Four and Five-Eighths per centum per annum in like lawful money, at said office or agency on April 1 and October 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged, but only, in the case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached, as they severally mature. This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, limited in aggregate principal amount to $12,000,000 and established by a Tenth Supplemental Indenture dated as of October 1, 1960, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented by all supplemental indentures is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

        With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected, by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

        This bond shall pass by delivery unless registered as to principal in the owner's name at the office or agency of the Company in the City of Chicago, Illinois, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer and transferable by delivery. The Company and the Trustee may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name the same is registered, and the bearer of any coupon hereto appertaining, as the absolute owner for the purpose' of receiving payment and for all other purposes.

        The 1990 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount of the 1990 Bonds to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Regular Redemption Premium" if redeemed otherwise than through the operation of the Sinking Fund created for the benefit of the 1990 Bonds by Section 5 of said Tenth Supplemental Indenture, or otherwise than by the application of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, provided, however, that prior to October 1,1965, none of the 1990 Bonds may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest rate or cost to the Company, computed in accordance with generally accepted financial practice, of less than the interest rate borne by the 1990 Bonds.

        The 1990 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, through the operation of the Sinking Fund created for the benefit of the 1990 Bonds by Section 5 of said Tenth Supplemental Indenture, or out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 1990 Bonds so to be redeemed and accrued interest to the date of redemption, together with a premium equal to the percentage of such principal amount set forth below under the heading "Special Redemption Premium":

             If Redeemed During the                    Regular         Special
              Twelve Months' Period                  Redemption      Redemption
            Ending With the Last Day                   Premium         Premium
               of September of the
                   Year Stated

    1961..........................................      5.85%           1.23%
    1962..........................................      5.65%           1.21%
    1963..........................................      5.45%           1.19%
    1964..........................................      5.25%           1.16%
    1965..........................................      5.04%           1.14%
    1966..........................................      4.84%           1.12%
    1967..........................................      4.64%           1.09%
    1968..........................................      4.44%           1.07%
    1969..........................................      4.24%           1.04%
    1970..........................................      4.04%           1.01%
    1971..........................................      3.83%           0.98%
    1972..........................................      3.63%           0.95%
    1973..........................................      3.43%           0.92%
    1974..........................................      3.23%           0.89%
    1975..........................................      3.03%           0.85%
    1976..........................................      2.83%           0.81%
    1977..........................................      2.63%           0.78%
    1978..........................................      2.42%           0.73%
    1979..........................................      2.22%           0.69%
    1980..........................................      2.02%           0.65%
    1981..........................................      1.82%           0.60%
    1982..........................................      1.62%           0.55%
    1983..........................................      1.42%           0.50%
    1984..........................................      1.21%           0.45%
    1985..........................................      1.01%           0.39%
    1986..........................................      0.81%           0.34%
    1987..........................................      0.61%           0.28%
    1988..........................................      0.41%           0.21%
    1989..........................................      0.21%           0.15%

and without premium in either case if redeemed after September 30, 1989.

        In the manner and upon payment of the charges prescribed in the Mortgage, the 1990 Bonds in coupon form, upon, surrender thereof with all unmatured coupons and any matured coupons in default appertaining thereto at the office or agency of the Company in the City of Chicago, Illinois, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations, and in like manner any fully registered 1990 Bonds, upon surrender thereof at said office or agency of the Company, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons and any matured coupons in default attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

        No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

        This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

        IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof, and interest coupons `bearing the facsimile signature of its Treasurer to be attached hereto.


     Dated, October 1, 1960.


                                            INDIANAPOLIS POWER & LIGHT COMPANY,


                                            By
                                              --------------------------------
                                                                     President


Attest:



---------------------------------
                        Secretary


                             [FORM OF APRIL COUPON]
$23.13                                                            No. _________

     This coupon will not be payable if the bond hereinafter mentioned shall have previously become payable or been called for previous redemption and payment duly provided for.

     On April 1, _________, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer upon surrender of this coupon at its office or agency in the City of Chicago, Illinois, the amount shown hereon, in lawful money of the United States of America, being six months' interest then due on its

                        FIRST MORTGAGE BOND, 4 5/8% SERIES
                              DUE OCTOBER 1, 1990.


                                                -------------------------------
                                                                       Treasurer


                            [FORM OF OCTOBER COUPON]
$23.12                                                             No. _________

     This coupon will not be payable if the bond hereinafter mentioned shall have previously become payable or been called for previous redemption and payment duly provided for.

     On October 1, ______, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer upon surrender of this coupon at its office or agency in the City of Chicago, Illinois, the amount shown hereon, in lawful money of the United States of America, being six months' interest then due on its

                        FIRST MORTGAGE BOND, 4 5/8% SERIES
                              DUE OCTOBER 1, 1990.


                                                --------------------------------
                                                                       Treasurer


                         [FORM OF FULLY REGISTERED BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   First Mortgage Bond, 4 5/8% Series, due 1990

                               Due October 1, 1990

$_________                                                         No. _________

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to __________________________ or registered assigns, on October 1, 1990, at the office or agency of the Company in the City of Chicago, Illinois ____________________ Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of April or the first day of October next preceding the date of this bond, at the rate of Four and Five-Eighths per centum per annum in like lawful money, at said office or agency on April 1 and October 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, limited in aggregate principal amount to $12,000,000 and established by a Tenth Supplemental Indenture dated as of October 1, 1960, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented by all supplemental indentures is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds dis-qualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

     The 1990 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount of the 1990 Bonds to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Regular Redemption Premium" if redeemed otherwise than through the operation of the Sinking Fund created for the benefit of the 1990 Bonds by Section 5 of said Tenth Supplemental Indenture, or otherwise than by the application of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, provided, however, that prior to October 1, 1965, none of the 1990 Bonds may be redeemed, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest rate or cost to the Company, computed in accordance with generally accepted financial practice, of less than the interest rate borne by the 1990 Bonds.

     The 1990 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, through the operation of the Sinking Fund created for the benefit of the 1990 Bonds by Section 5 of said Tenth Supplemental Indenture, or out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 1990 Bonds so to be redeemed and accrued interest to the date of redemption, together with a premium equal to the percentage of such principal amount set forth below under the heading "Special Redemption Premium":

             If Redeemed During the                    Regular         Special
              Twelve Months' Period                  Redemption      Redemption
            Ending With the Last Day                   Premium         Premium
               of September of the
                   Year Stated
    1961.........................................       5.85%           1.23%
    1962.........................................       5.65%           1.21%
    1963.........................................       5.45%           1.19%
    1964.........................................       5.25%           1.16%
    1965.........................................       5.04%           1.14%
    1966.........................................       4.84%           1.12%
    1967.........................................       4.64%           1.09%
    1968.........................................       4.44%           1.07%
    1969.........................................       4.24%           1.04%
    1970.........................................       4.04%           1.01%
    1971.........................................       3.83%           0.98%
    1972 ........................................       3.63%           0.95%
    1973.........................................       3.43%           0.92%
    1974.........................................       3.23%           0.89%
    1975.........................................       3.03%           0.85%
    1976.........................................       2.83%           0.81%
    1977.........................................       2.63%           0.78%
    1978.........................................       2.42%           0.73%
    1979.........................................       2.22%           0.69%
    1980.........................................       2.02%           0.65%
    1981.........................................       1.82%           0.60%
    1982.........................................       1.62%           0.55%
    1983.........................................       1.42%           0.50%
    1984.........................................       1.21%           0.45%
    1985.........................................       1.01%           0.39%
    1986.........................................       0.81%           0.34%
    1987.........................................       0.61%           0.28%
    1988.........................................       0.41%           0.21%
    1989.........................................       0.21%           0.15%

and without premium in either case if redeemed after September 30, 1989.

     In the manner and upon payment of the charges prescribed in the Mortgage, the 1990 Bonds in coupon form, upon surrender thereof with all unmatured coupons and any matured coupons in default appertaining thereto at the office or agency of the Company in the City of Chicago, Illinois, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations, and in like manner any fully registered 1990 Bonds, upon surrender thereof at said office or agency of the Company, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons and any matured coupons in default attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

     This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

     Dated, ___________________


                                             INDIANAPOLIS POWER & LIGHT COMPANY,


                                             By
                                               ---------------------------------
                                                                       President


Attest:


-----------------------------------
                          Secretary



                  [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS]

                              Trustee's Certificate

     This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Tenth Supplemental Indenture.

                                            AMERICAN NATIONAL BANK AND TRUST
                                              COMPANY OF CHICAGO,
                                                                       Trustee,

                                            By
                                              ----------------------------------
                                                              Authorized Officer

     SECTION 4. Until the 1990 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, 1990 Bonds in temporary form, as provided in Section 15 of the Original Mortgage, with the privilege of registration as to principal only, and with coupons No. 1 and No. 2 maturing on April 1, 1961, and October 1, 1961, respectively. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such Bonds in definitive form, include a reference to this Tenth Supplemental Indenture for a statement of such redemption prices.

     SECTION 5. The Company covenants that, so long as any of the 1990 Bonds shall remain outstanding, it will, on or before the first day of October of each year beginning with the year 1965, deliver to the Trustee, as and for a Sinking Fund for the benefit of the holders or the registered owners of 1990 Bonds, an amount in cash and/or principal amount of 1990 Bonds equivalent to one per centum (1%) of the greatest principal amount of 1990 Bonds theretofore at any one time outstanding.

     All cash deposited by the Company with the Trustee pursuant to the provisions of this Section shall be applied by the Trustee from time to time and as rapidly as may be practicable to the purchase of 1990 Bonds then outstanding, at public or private sale at the lowest prices at which such bonds can be obtained, not exceeding, however, the principal amount thereof, plus accrued interest thereon to the date of purchase, together with the special redemption premium set forth in the form of 1990 Bonds recited in Section 3 of this Tenth Supplemental Indenture, or, if the Company shall so request, the Trustee shall apply any cash then held by it under this Section to the redemption of 1990 Bonds as soon as may be practicable after such request. In case the balance of such cash remaining with the Trustee on the twentieth day of February of any year beginning with the year 1966 shall aggregate $25,000 or more, the Trustee shall apply the same to the redemption of 1990 Bonds on the next succeeding first day of April, in which case the Trustee shall give notice of such redemption in the name of the Company in the manner and in accordance with the applicable provisions of Article XII of the Original Mortgage and Section 2 of this Tenth Supplemental Indenture; and the Trustee is hereby appointed the agent of the Company for such purpose. The Company covenants that whenever any redemption of 1990 Bonds shall be required under the provisions of this Section, it will at the request of the Trustee take all action necessary, and authorize the Trustee to take all action necessary, to redeem such bonds.

     The 1990 Bonds shall be subject to redemption through the operation of such Sinking Fund at the principal amount thereof, plus accrued interest to the redemption date, together with the aforesaid special redemption premium. The Company shall have the right to tender 1990 Bonds for sale by it to the Trustee under the provisions of this Section.

     The Company shall pay to the Trustee, on demand, the amount of accrued and unpaid interest upon all bonds purchased or redeemed pursuant to this Section.

     Any bonds deposited, purchased or redeemed pursuant to the provisions of this Section, shall forthwith be cancelled by the Trustee, and upon the request of the Company, the Trustee may cremate the same and deliver to the Company a certificate of such cremation.

     The Company covenants that it will not use any bonds heretofore issued under the Mortgage (including any of the 1990 Bonds) which may be retired pursuant to the respective sinking funds provided for the bonds now outstanding or the 1990 Bonds, as the basis for the authentication and delivery of bonds pursuant to Article VII of the Mortgage, or as credit pursuant to any other provision of the Mortgage.

     SECTION 6. The Company covenants that, so long as any of the 1990 Bonds shall remain outstanding, it will continue to make to the Trustee the annual payments for a Maintenance and Improvement Fund required by Section 41 of the Original Mortgage and will comply with the provisions of said Section 41.

     SECTION 7. The Company covenants that, so long as any of the 1990 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. In the event the Company elects to redeem any of the 1990 Bonds prior to October 1, 1965, the Company shall, prior thereto, furnish to the Trustee a Treasurer's Certificate stating that such redemption is not being made, directly or indirectly, from the proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an interest rate or cost to the Company, computed in accordance with generally accepted financial practice, of less than the interest rate borne by the 1990 Bonds and that said refunding operation is in full compliance with the terms and conditions of
Section 2 of this Tenth Supplemental Indenture.

     SECTION 9. Section 14 of the Original Mortgage is hereby amended by amending the first sentence thereof to read as follows:

          All bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or one of its Vice-Presidents, whose signature, except on bonds of the 3% Series, due 1970, 3% Series, due 1974, 277/8% Series, due 1979, 277/8% Series, due 1981, 35/8% Series, due 1983,
     35/8% Series, due 1986 and 41/8% Series, due 1988, may be a facsimile and its corporate seal shall be thereunto affixed or imprinted thereon and attested by its Secretary or one of its Assistant Secretaries, whose attestation, except on bonds of the series enumerated above, may be a facsimile.

and by amending the next to the last sentence thereof to read as follows:

          In case any of the officers who shall have signed any bonds or attested the seal thereon or whose facsimile signature appears on any bonds or coupons shall cease to be such officers of the Company before the bonds so signed and/or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such bonds nevertheless may be authenticated, delivered and/or issued with the same force and effect as though the person or persons who signed such bonds or attested the seal thereon or whose facsimile signature appears on any bonds or coupons had not ceased to be such officer or officers of the Company.

     SECTION 10. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to validity or adequacy of the security afforded hereby, or as to the validity of this Tenth Supplemental Indenture or of the bonds or coupons issued hereunder.

     SECTION 11. Whenever in this Tenth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 12. Nothing in this Tenth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Tenth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, stipulations, promises and agreements in this Tenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 13. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 1990 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Tenth Supplemental Indenture.

     SECTION 14. This Tenth Supplemental Indenture is dated as of October 1, 1960, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by its Assistant Secretary, all as of the day, month and year first above written.

                                 INDIANAPOLIS POWER & LIGHT COMPANY,

[SEAL]

Attest:
                                              By  /s/O.T. Fitzwater
                                            O.T. Fitzwater, President
    Ralph W. Husted, Secretary

                                              AMERICAN NATIONAL BANK AND TRUST
                                                  COMPANY OF CHICAGO,

[SEAL]

Attest:
                                              By  /s/E. L. Andrews
                                            E. L. Andrews, Vice-President


        /s/A. H. Morstadt
A. H. Morstadt, Assistant Secretary

STATE OF INDIANA  )
                  )  SS.:
COUNTY OF MARION  )

     On this 28th day of September, in the year 1960, before me, a Notary Public in and for the County and State aforesaid, personally came O. T. Fitzwater, President, and Ralph W. Husted, Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such President and Secretary, respectively. Said O. T. Fitzwater and Ralph W. Husted being by me severally duly sworn did depose and say that the said O. T. Fitzwater resides in the City of Indianapolis, Marion County, Indiana, and that the said Ralph W. Husted resides in the City of Indianapolis, Marion County, Indiana; that said O. T. Fitzwater is President and said Ralph W. Husted is Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 28th day of September, 1960.

                                                  /s/Margaret M. Miller
                                              Margaret M. Miller, Notary Public
                                                      (Notarial Seal)

My Commission Expires
   July 29, 1961

STATE OF ILLINOIS )
                  ) SS.:
COUNTY OF COOK    )

     On this 28th day of September, in the year 1960, before me, a Notary Public. in and for the County and State aforesaid, personally came E. L. Andrews, Vice-President, and A. H. Morstadt, Assistant Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said E. L. Andrews and A. H. Morstadt, being by me severally duly sworn did depose and say that the said E. L. Andrews resides in Highland Park, State of Illinois, and that the said A. H. Morstadt resides in Elmhurst, State of Illinois; that said E. L. Andrews is Vice-President and said A. H. Morstadt is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 28th day of September, 1960.

                                                 /s/Ruth J. Baumgartner
                                              Ruth J. Baumgartner, Notary Public
                                                         (Notarial Seal)
My Commission Expires:
  December 5, 1961


                          This instrument was prepared
                               by Ralph W. Husted



                                                            RECORDING DATA

                                       TENTH SUPPLEMENTAL INDENTURE DATED AS OF OCTOBER 1, 1960


                County                Instrument                     Record              Page     Instru-          Recording
                                                                                                  ment No.           Date
         Marion                Real Estate Mortgage      Mortgage Record          2059      378       71894   September 28, 1960
                               Chattel Mortgage          Chattel Minute Record     236      149       71895   September 28, 1960
         Boone                 Real Estate Mortgage      Mortgage Record           136      487        4544   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      24      194        4545   September 29, 1960
         Gibson                Real Estate Mortgage      Mortgage Record           185       94        8035   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      17      196        8036   September 29, 1960
         Hamilton              Real Estate Mortgage      Mortgage Record           146      205        1359   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      M9      234        1360   September 29, 1960
         Hancock               Real Estate Mortgage      Mortgage Record           104      513        4191   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      19      197        4192   September 29, 1960
         Hendricks             Real Estate Mortgage      Mortgage Record           153      438        7680   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      16      193        7681   September 29, 1960
         Johnson               Real Estate Mortgage      Mortgage Record           147      441       08206   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      23       37       08207   September 29, 1960
         Morgan                Real Estate Mortgage      Mortgage Record           142       75       24360   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      42       94       24359   September 29, 1960
         Pike                  Real Estate Mortgage      Mortgage Record            37      313        2482   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record       7      130        2483   September 29, 1960
         Shelby                Real Estate Mortgage      Mortgage Record           179       13        3941   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      18      162        3942   September 29, 1960
         Sullivan              Real Estate Mortgage      Mortgage Record           161      407       33685   September 29, 1960
                               Chattel Mortgage          Chattel Minute Record      17       66       33686   September 29, 1960

                                                                   Exhibit 4.4.3

                                                                [CONFORMED COPY]
================================================================================

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       to

                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO

                                                 TRUSTEE

                              ____________________


                        Eighteenth Supplemental Indenture


                              ____________________



                          Dated as of February 15, 1974



                              ____________________



                   MODIFICATIONS OF MORTGAGE AND DEED OF TRUST
                    DATED AS OF MAY 1, 1940, AS SUPPLEMENTED


================================================================================

                               TABLE OF CONTENTS*
                                       of
                        EIGHTEENTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                            Page

PARTIES.....................................................................  1

RECITALS....................................................................  1

SEC. 1   Modification of Section 4(I) of Original Mortgage..................  3

SEC. 2   Modification of Section 6 of Original Mortgage.....................  3

SEC. 3   Modification of Section 80(7) (h) of Original Mortgage.............  3

SEC. 4   Modification of Section 39 of Original Mortgage....................  4

SEC. 5   Eighteenth Supplemental Indenture executed to embody
            modifications of Mortgage and Deed of Trust
            dated as of May 1, 1940.........................................  5

SEC. 6   Trustee assent under Section 125 of Original Mortgage..............  5

SEC. 7   Successors and assigns.............................................  5

SEC. 8   Limitation of rights hereunder.....................................  5

SEC. 9   Execution in counterparts..........................................  6

TESTIMONIUM.................................................................  6

SIGNATURES AND SEALS........................................................  6

ACKNOWLEDGMENTS.............................................................  8

-----------------------
* Table of Contents is not part of the Eighteenth Supplemental Indenture and should not be considered as such. It is included herein only for purposes of convenient reference.

     THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of February 15, 1974, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company", party of the first part and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee", party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto, and the "Mortgage" when referred to as now or heretofore supplemented) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS, the Original Mortgage has been supplemented by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, and as of March 15, 1973; and

     WHEREAS, modifications of the Original Mortgage as hereinafter set forth were made at an adjourned meeting of bondholders duly convened and held on November 30, 1973, in accordance with the provisions of Article XX of the Original Mortgage, by resolutions duly adopted by the affirmative votes of the holders of more than sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds entitled to vote at such meeting then outstanding under the Mortgage, and approved by resolutions of the Board of Directors of the Company duly adopted at a meeting thereof duly convened and held on December 14, 1973, a copy of which resolutions of approval, certified by the Secretary of the Company, was filed by the Company with the Trustee on December 17, 1973, and became binding upon. the Company, the Trustee, and the holders of all bonds and coupons issued under the Mortgage, on February 15, 1974; and

     WHEREAS, Section 126 of Article XX of the Original Mortgage provides, among other things, that instruments supplemental to the Original Mortgage embodying any modification of the Original Mortgage made at any bondholders' meeting and approved by resolution of the Board of Directors of the Company, may be executed by the Trustee and the Company; and

     WHEREAS, all things necessary to make the modifications of the Original Mortgage hereinafter set forth binding upon the Company, the Trustee and the holders of all bonds and coupons issued under the Mortgage, and to make this Eighteenth Supplemental Indenture a valid mid binding agreement supplemental to the Original Mortgage, have been done and performed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

     NOW, THEREFORE, THIS EIGHTEENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in consideration of the premises and of the sum of one dollar lawful money of the United States of America to the Company duly paid by the Trustee at or before the execution and delivery of this Eighteenth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Eighteenth Supplemental Indenture for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. Section 4(I) of the Original Mortgage has been modified so that the first sentence thereof now reads as follows:

          "SECTION 4. (I) The term `property additions' shall mean plants, lines, pipes, mains, cables, machinery, transmission lines, pipe lines, distribution systems, service systems and supply systems, property, real or personal, and improvements, extensions or additions, located within the State of Indiana, or located in any other State if such property is physically connected with any property of the Company located in Indiana by or through other property of the Company, acquired by purchase, consolidation, merger, donation or in any other way whatsoever, subsequent to April 30, 1940, or made or constructed subsequent to April 30, 1940, or in the process of construction or erection in so far as actually constructed or erected subsequent to April 30, 1940, and used or useful or to be used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity for light, heat, power or other purposes, or steam for power, heat or other purposes, including, without limitation, nuclear fuel assemblies, components and materials used in the generation of electricity."

     SECTION 2. Section 6 of the Original Mortgage has been modified by striking out the word "or" at the end of subdivision (f); by substituting a semi-colon for the period at the end of subdivision (g), and adding the word "or" after the semi-colon, and by adding immediately after subdivision (g) the following new subdivision (h) as follows:

          "(h) waivers of the right to partition property held by the Company as a tenant in common with another or others."

     SECTION 3. Section 30 of the Original Mortgage has been modified by amending clause (h) of subdivision (7) thereof so that said clause now reads as follows:

          "(h) that the Company has corporate authority and all necessary permission from governmental authorities to own the property additions in respect of which such application is made;"

     SECTION 4. Section 39 of the Original Mortgage has been modified so that said Section now reads as follows:

          "SECTION 39. That it will pay all taxes and assessments lawfully levied or assessed upon the mortgaged and pledged property, or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the mortgaged and. pledged property before the same shall become delinquent, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged and pledged property, and all covenants, terms and conditions upon or under which any of the mortgaged and pledged property is held; that it will not suffer any lien to be hereafter created upon the mortgaged and pledged property, or any part thereof, or the income therefrom, prior to the lien of these presents, other than excepted encumbrances, and, in the case of property hereafter acquired, vendors' liens, purchase money mortgages and any lien thereon at the time of the acquisition thereof, and that within four months after the accruing of any lawful claims or demands for labor, materials, supplies or other objects, which if unpaid might by law be given precedence over the lien of this Indenture as a lien or charge upon any of the mortgaged and pledged property or the income thereof, it will pay or cause to be discharged or make adequate provision to satisfy and discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform
          (1) to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, or (2) to observe or conform to any requirement of governmental authority arising under any federal, state or local environmental law or regulation if the Company is in good faith doing all things technologically and economically feasible and prudent on its part to observe or conform to such requirement, and if the Company shall have filed an engineer's certificate with the Trustee to such effect specifying such requirement and the good faith efforts it is making to comply therewith; and provided that such security for the payment of such lien, charge or tax shall be given as the Trustee may require; and that, save as aforesaid, it will not suffer any matter or thing whereby the lien hereof might or could be impaired."

     SECTION 5. This Eighteenth Supplemental Indenture is executed and delivered by the Company and the Trustee for the purpose of embodying the modifications of the Original Mortgage set forth in Sections 1, 2, 8 and 4 hereof, made at the adjourned meeting of bondholders referred to in the recitals contained herein, and approved by resolutions of the Board of Directors of the Company, as therein stated, which modifications became binding upon the Company, the Trustee and the holders of all bonds and coupons issued under the Mortgage, on February 15, 1974.

     SECTION 6. To the extent required by Section 125 of Article XX of the Original Mortgage, the Trustee, by its execution of this Eighteenth Supplemental Indenture, evidences its written assent to the modifications of the Original Mortgage set forth in Sections 1, 2, 8 and 4 hereof.

     SECTION 7. Whenever in this Eighteenth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Eighteenth Supplemental Indenture contained by or on behalf of the Company shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 8. Nothing in this Eighteenth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons issued under the Mortgage, any right, remedy, or claim under or by reason of this Eighteenth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Eighteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons issued under the Mortgage.

     SECTION 9. This Eighteenth Supplemental Indenture is dated as of February 15, 1974, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                                   INDIANAPOLIS POWER & LIGHT COMPANY



                                            By  /s/E. L. CASSADY
                                                   E.L. CASSADY, President

Attest:

        /s/M.E. Woods
        M.E. Woods, Secretary


                                            AMERICAN NATIONAL BANK AND TRUST
                                              COMPANY OF CHICAGO



                                            By /s/P. G. CALLAS
                                               PERRY G. CALLAS, Vice President


Attest:

    /s/RICHARD Y. GUTHRIE
    RICHARD Y. GUTHRIE, Assistant Secretary

STATE OF INDIANA  )
COUNTY OF MARION  ) SS:


     On this 15th day of February, in the year 1974, before me, a Notary Public in and for the County and State aforesaid, personally came E. L. CASSADY, President, and M. E. WOODS, Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such President and Secretary, respectively. Said E. L. Cassady and M. E. Woods, being by me severally duly sworn did depose and say that said E. L. Cassady resides in Marion County, Indiana, and that said M. E. Woods resides in Hendricks County, Indiana; that said E. L. Cassady is President and said M. E. Woods is Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 15th day of February, 1974.

                                              /s/L. ANGELA CRAWFORD
                                              L. ANGELA CRAWFORD, Notary Public


My Commission Expires:
May 2, 1977

(Notarial Seal)

STATE OF ILLINOIS )
COUNTY OF COOK    ) SS:

     On this 15th day of February, in the year 1974, before me, a Notary Public in and for the County and State aforesaid, personally came PERRY G. CALLAS, Vice President, and RICHARD Y. GUTHRIE, Assistant Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice President and Assistant Secretary, respectively. Said PERRY G. CALLAS, AND RICHARD Y. GUTHRIE, being by me severally duly sworn did depose and say that said PERRY G. CALLAS resides in Chicago, State of Illinois, and that said RICHARD Y. GUTHRIE resides in Evanston, State of Illinois; that said PERRY G. CALLAS, Vice President and said RICHARD Y. GUTHRIE is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 15th day of February, 1974.

                                              /s/SANDRA GURGONE
                                              SANDRA GURGONE, Notary Public

My Commission Expires:
January 15, 1978

                                                                 (Notarial Seal)

                          This instrument was prepared
                                 by M. E. Woods


                                 RECORDING DATA
         Eighteenth Supplemental Indenture Dates As Of February 15, 1974


                                                                      Recording
   County             Record            Page           Instr. No.        Date
   ------             ------            ----           ----------     ---------
Boone ........     Mtg. Rec. 169         85               610         2/19/74

Daviess ......     Mtg. Rec. 181        743             10439         2/19/74

Gibson .......     Drawer No. 2         ---             37234         2/19/74
                   Card No. 5259

Greene .......     Mtg. Rec. H-7         65               862         2/19/74

Hamilton .....     Mtg. Rec. 294        429              1261         2/19/74

Hancock ......         ---              ---           74-0714         2/19/74

Hendricks ....     Mtg. Rec. 214      241-6             11721         2/19/74

Johnson ......     Mtg. Rec. 221        765            011890         2/19/74

Knox .........     Mtg. Rec. 240        365               593         2/19/74

Madison ......     Mtg. Rec. 600        407              9299         2/19/74

Marion .......         ---              ---            74-8625        2/19/74

Monroe .......     Mtg. Rec. A227       451             56636         2/19/74

Morgan .......     Mtg. Rec. 227         33               778         2/19/74

Owen .........     Mtg. Rec. AAV        397             32784         2/19/74

Pike .........     Mtg. Rec. 54         163               338         2/19/74

Putnam .......     Mtg. Rec. 139        443             13542         2/19/74

Shelby .......     Mtg. Rec. 220        671               705         2/19/74

Sullivan .....     Mtg. Rec. 202        484             16908         2/19/74



                                                                   Exhibit 4.4.4

                     INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                              TRUSTEE

                                ---------------

                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 15, 1991

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            8% SERIES, DUE 2006




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-FOURTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                 PAGE
                                                                 ----
Parties..................................................          1
Recitals.................................................          1
Section 1   Granting clauses..............................         3
               Part I Electric Distributing Systems.......         3
               Part II Steam and Hot Water Distributing
                         Systems..........................         4
               Part III Indeterminate Permits and
                         Franchises.......................         4
               Part IV Other Property.....................         5
            General and after-acquired title..............         6
Section 2   Designation of Thirty-Second series of bonds
              and kind and denominations thereof..........         6
            Record date for payment of interest...........         6
            Designation of American National Bank and Trust
              Company of Chicago as paying agent..........         7
            Exchange of bonds.............................         7
            Transfer of bonds.............................         8
            Series limited to $58,800,000.................         8
Section 3   Form of fully registered bond.................         8
            Form of Trustee's certificate on bonds........        10
Section 4   Temporary bonds...............................        13
Section 5   Annual Payments for Maintenance and
              Improvement Fund............................        13
Section 6   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions................................        14
Section 7   Acceptance of trusts by Trustee and
              conditions of acceptance....................        14
Section 8   Successors and assigns........................        14
Section 9   Limitation of rights hereunder................        14
_________________________
*Table of Contents is not part of the Thirty-Fourth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and
              conditions of Mortgage......................        15
Section 11  Execution in counterparts.....................        15
Testimonium...............................................        16
Signatures and Seals......................................        16
Acknowledgements..........................................        17

                                       ii


THIS THIRTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of
October 15, 1991, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, and as of August 1,
1989; and

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 8% Series, due 2006" (the bonds of said series being hereinafter sometimes referred to as the "2006 Bonds"), limited to the aggregate principal amount of Fifty-Eight Million Eight Hundred
Thousand Dollars ($58,800,000); and

WHEREAS, all things necessary to make the 2006 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Fourth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Fourth Supplemental Indenture, and the terms of the 2006 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Fourth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2006 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Fourth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Fourth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                        PART I.

              ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                      PART II.

      STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                    PART III.

    INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                    PART IV.

                OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Fifty-Eight Million Eight Hundred Thousand Dollars
($58,800,000) to be issued under and secured by the Mortgage, to be designated "8% Series, due 2006", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on October 15, 2006, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on October 15 and April 15 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date
(as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2006 Bonds not less than ten
(10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2006 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2006 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2006 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2006 Bonds shall not be subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2006 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

At the option of the holder, any 2006 Bonds, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2006 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

The Company shall not be required to make transfers or exchanges of any of the 2006 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

No charge shall be made upon any transfer or exchange of any of the 2006 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2006 Bonds shall be limited to an aggregate principal amount of Fifty-Eight Million Eight Hundred Thousand
Dollars ($58,800,000) and shall be issued under the provisions of Article VI and Article VII of the Original
Mortgage.

Section 3. The 2006 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form of Face of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 8% Series, Due 2006
     Due October 15, 2006

No.                                       $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to or registered
assigns, on October 15, 2006, at the office or agency of the Company in the City of Chicago, Illinois,
                             Dollars in lawful money of
the United States of America, and to pay to the registered owner hereof interest thereon from the fifteenth day of October or the fifteenth day of April next preceding the date of this bond, at the rate of 8 per centum per annum in like lawful money, at said office or agency on October 15 and April 15 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on October 15 or April 15 will, subject to the exception provided in Section 2 of the Thirty-
Fourth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND
SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS
SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH
FULLY SET FORTH IN THIS PLACE.

This bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                     INDIANAPOLIS POWER & LIGHT COMPANY



Dated:               By_______________________________________
                                   President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on Bonds]


     Trustee's Certificate

This Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Fourth Supplemental Indenture.

                                   AMERICAN NATIONAL BANK AND
                                     TRUST COMPANY OF CHICAGO
                                                  Trustee



By______________________________________

Authorized Signature

[Form of Reverse Side of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 8% Series, due 2006
     Due October 15, 2006

This Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 8% Series, due 2006 (herein sometimes called the "2006 Bonds") limited in aggregate principal amount to Fifty-Eight Million Eight Hundred
Thousand Dollars ($58,800,000) and established by a Thirty-Fourth Supplemental Indenture, dated as of October
15, 1991, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as Trustee
(which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The 2006 Bonds are issued only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2006 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

No charge shall be made upon any transfer or exchange of any of the 2006 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The Company shall not be required to make transfers or exchanges of any of the 2006 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

The 2006 Bonds are not subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2006 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

Section 4. Until the 2006 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2006 Bonds in temporary form, as provided in Section 15 of the Original
Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-Fourth Supplemental Indenture for a statement of such redemption prices.

Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of the 2006 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2006 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2006
Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

Section 6. The Company covenants that, so long as any of the 2006 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Fourth Supplemental
Indenture or of the bonds issued hereunder.

Section 8. Whenever in this Thirty-Fourth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Fourth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 9. Nothing in this Thirty-Fourth Supplemental
Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Fourth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 10. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2006 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-
Fourth Supplemental Indenture.

Section 11. This Thirty-Fourth Supplemental Indenture is dated as of October 15, 1991, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                       Indianapolis Power & Light Company

(SEAL)

                       By    /s/ Marcus E. Woods
                             Marcus E. Woods, Vice-President.

Attest:


/s/ Clark L. Snyder,
Clark L. Snyder, Assistant Secretary.


                        American National Bank and Trust
                          Company of Chicago,
(SEAL)

                        By  /s/ Ronald B. Bremen
                            Ronald B. Bremen, Vice-President.



Attest:


/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.




State of Indiana     )
                     )  ss.:
County of Marion     )

On this 16th day of October, in the year 1991, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-
President, and Clark L. Snyder, Assistant Secretary, of
Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant
Secretary, respectively. Said Marcus E. Woods, and Clark
L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks
County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-
President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 16th day of October, 1991.


                          /s/ Gloria K. Bryant
                          Gloria K. Bryant, Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 16th day of October, in the year 1991, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 16th day of October, 1991.


                          /s/ Bernadette G. Janairo
                              Bernadette G. Janairo,
                              Notary Public.
(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook


                    This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                                                                   Exhibit 4.4.5

                     INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF AUGUST 1, 1992

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            7-3/8% SERIES, DUE 2007




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-FIFTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties.....................................................      1
Recitals....................................................      1
Section 1    Granting clauses...............................      3
               Part I Electric Distributing Systems.........      3
               Part II Steam and Hot Water Distributing
                         Systems............................      4
               Part III Indeterminate Permits and Franchises      4
               Part IV Other Property.......................      5
             General and after-acquired title...............      6
Section 2    Designation of Thirty-Third series of bonds and
               kind and denominations thereof...............      6
             Record date for payment of interest............      7
             Designation of American National Bank and Trust
               Company of Chicago as paying agent...........      7
             Exchange of bonds..............................      7
             Transfer of bonds..............................      8
             Series limited to $80,000,000..................      8
Section 3    Form of fully registered bond..................      8
             Form of Trustee's certificate on bonds.........      8
Section 4    Temporary bonds................................     13
Section 5    Annual Payments for Maintenance and Improvement
               Fund.........................................     13
Section 6    Compliance with Section 47 of Original Mortgage
               with respect to dividend restrictions........     14
Section 7    Acceptance of trusts by Trustee and conditions
              of acceptance.................................     14
Section 8    Successors and assigns.........................     14
Section 9    Limitation of rights hereunder.................     14
_________________________
*Table of Contents is not part of the Thirty-Fifth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

PAGE

- ----
Section 10   Compliance with terms, provisions and
               conditions of Mortgage.......................     15
Section 11   Execution in counterparts......................     15
Testimonium.................................................     16
Signatures and Seals........................................     16
Acknowledgements............................................     17

                                       ii


THIS THIRTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of
August 1, 1992, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, and as of October 15, 1991;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 7-3/8% Series, due 2007" (the bonds of said series being hereinafter sometimes referred to as the "2007 Bonds"), limited to the aggregate principal amount of Eighty Million Dollars ($80,000,000);
and

WHEREAS, all things necessary to make the 2007 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Fifth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Fifth Supplemental Indenture, and the terms of the 2007 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Fifth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2007 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Fifth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Fifth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                      PART I.

          ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                       PART II.

    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                     PART III.

      INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                   PART IV.

               OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Eighty Million Dollars ($80,000,000) to be issued under and secured by the Mortgage, to be designated "7-3/8%
Series, due 2007", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on August 1, 2007, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a whole multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on August 1 and February
1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois.
The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2007 Bonds not less than ten
(10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2007 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2007 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2007 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2007 Bonds shall not be subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2007 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

At the option of the holder, any 2007 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2007 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

The Company shall not be required to make transfers or exchanges of any of the 2007 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

No charge shall be made upon any transfer or exchange of any of the 2007 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2007 Bonds shall be limited to an aggregate principal amount of Eighty Million Dollars ($80,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3. The 2007 Bonds and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

[Form of Face of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7-3/8% Series, Due 2007
     Due August 1, 2007

No.                                          $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, on August 1, 2007, at the office or agency of the Company in the City of Chicago, Illinois,
                             Dollars in lawful money of
the United States of America, and to pay to the registered owner hereof interest thereon from the first day of August or the first day of February next preceding the date of this bond, at the rate of 7-3/8 per centum per annum in like lawful money, at said office or agency on August 1 and February 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on August 1 or February 1 will, subject to the exception provided in Section 2 of the Thirty-
Fifth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND
SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS
SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH
FULLY SET FORTH IN THIS PLACE.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                      INDIANAPOLIS POWER & LIGHT COMPANY



Dated:                By_______________________________________
                                      President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on Bonds]


     Trustee's Certificate

This Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Fifth Supplemental Indenture.

                        AMERICAN NATIONAL BANK AND
                          TRUST COMPANY OF CHICAGO
                                             Trustee



By______________________________________

Authorized Signature

[Form of Reverse Side of Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 7-3/8% Series, due 2007
     Due August 1, 2007

This Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 7-3/8% Series, due 2007 (herein sometimes called the "2007 Bonds") limited in aggregate principal amount to Eighty Million Dollars ($80,000,000) and established by a Thirty-Fifth Supplemental Indenture, dated as of August 1, 1992, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of
Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The 2007 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2007 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

No charge shall be made upon any transfer or exchange of any of the 2007 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

The Company shall not be require to make transfers or exchanges of any of the 2007 Bonds for a period of ten
(10) days next preceding any interest payment date of said bonds.

The 2007 Bonds are not subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2007 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage.

Section 4. Until the 2007 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2007 Bonds in temporary form, as provided in Section 15 of the Original
Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-Fifth Supplemental Indenture for a statement of such redemption prices.

Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of the 2007 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2007 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2007
Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

Section 6. The Company covenants that, so long as any of the 2007 Bonds shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Fifth Supplemental
Indenture or of the bonds issued hereunder.

Section 8. Whenever in this Thirty-Fifth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Fifth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 9. Nothing in this Thirty-Fifth Supplemental
Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Fifth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 10. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2007 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-
Fifth Supplemental Indenture.

Section 11. This Thirty-Fifth Supplemental Indenture is dated as of August 1, 1992, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                           Indianapolis Power & Light Company

(SEAL)

Attest:                    By    /s/ Marcus E. Woods
                                 Marcus E. Woods,
                                 Vice-President
/s/ Clark L. Snyder,
Clark L. Snyder,
Assistant Secretary


                            American National Bank and Trust
                              Company of Chicago,
(SEAL)

Attest:                     By  /s/ Ronald B. Bremen
                                Ronald B. Bremen,
                                Vice-President

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.




State of Indiana     )
                     )  ss.:
County of Marion     )

On this 31st day of July, in the year 1992, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively.
Said Marcus E. Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said
Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County,
Indiana; that said Marcus E. Woods is Vice-President and said Clark L. Snyder is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 31st day of July, 1992.


                           /s/ Gloria K. Bryant
                           Gloria K. Bryant
                           Notary Public

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 31st day of July, in the year 1992, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and
Robert M. Selangowski, Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant
Secretary, respectively. Said Ronald B. Bremen and Robert
M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 31st day of July, 1992.


                            /s/ Bernadette G. Janairo
                            Bernadette G. Janairo,
                            Notary Public
(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

                         This instrument was prepared by
                                Marcus E. Woods,
                                 Attorney at Law

                                                                   Exhibit 4.4.6

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                 TRUSTEE

                                ---------------

                      THIRTY-SIXTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF APRIL 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            6.10% SERIES, DUE 2016




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-SIXTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
              Part I Electric Distributing Systems.......         4
              Part II Steam and Hot Water Distributing
                        Systems..........................         4
              Part III Indeterminate Permits and
                        Franchises.......................         5
              Part IV Other Property.....................         5
            General and after-acquired title.............         6
Section 2   Designation of Thirty-Fourth series of bonds
              and kind and denominations thereof.........         6
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying
              agent......................................         7
            Purpose of bonds.............................         7
            Redemption of bonds..........................         8
            Exchange of bonds............................        12
            Transfer of bonds............................        13
            Series limited to $41,850,000................        13
Section 3   Form of fully registered bond................        13
            Form of Trustee's certificate on bonds.......        16
Section 4   Temporary bonds..............................        19
Section 5   Payment of principal and interest; credits...        19
Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
_________________________
*Table of Contents is not part of the Thirty-Sixth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 9   Successors and assigns.......................        20
Section 10  Limitation of rights hereunder...............        21
Section 11  Compliance with terms, provisions and
              conditions of Mortgage.....................        21
Section 12  Execution in counterparts....................        21
Testimonium..............................................        22
Signatures and Seals.....................................        22
Acknowledgements.........................................        23

                                       ii


THIS THIRTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of
April 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991 and as of August 1, 1992;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds
(other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement, dated as of April 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of the aggregate principal amount of Forty One Million Eight
Hundred Fifty Thousand Dollars ($41,850,000) of the
City's Pollution Control Revenue Bonds, Series 1976 and
Series 1978 (Indianapolis Power & Light Company Project) issued by the City pursuant to a related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the
"Facilities"), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Thirty-Sixth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.10% Series, due 2016" (the bonds of said series being hereinafter sometimes referred to as the "2016 PC Bond"), limited to the aggregate principal amount of Forty One Million Eight Hundred Fifty
Thousnd Dollars ($41,850,000); and

WHEREAS, all things necessary to make the 2016 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Thirty-Sixth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Sixth Supplemental Indenture, and the terms of the 2016 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Sixth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2016 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Sixth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Sixth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                       PART I.

            ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                         PART II.

          STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                         PART III.

        INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                      PART IV.

                  OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty One Million Eight Hundred Fifty Thousand Dollars
($41,850,000) to be issued under and secured by the Mortgage, to be designated "6.10% Series, due 2016", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on January 1, 2016, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on January 1 and July 1 of each year (except that the first interest payment thereon shall be made
July 1, 1993 for the three-month period from April 1, 1993 through June 30, 1993); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American
National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2016 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2016 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American
National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2016 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2016 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1993A
(Indianapolis Power & Light Company Project)(the "Series
1993A Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of April 1, 1993 (hereinafter called the "City Indenture"), by and between the City and National City Bank, Indiana, as
Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2016 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1993A Bonds will be used for the refunding of the aggregate principal amount of Forty One
Million Eight Hundred Fifty Thousand Dollars
($41,850,000) of the City's Pollution Control Revenue
Bonds, Series 1976 and Series 1978 (Indianapolis Power &
Light Company Project) issued by the City pursuant to applicable loan agreements.

Upon the notice and in the manner and with the effect provided in this Section 2, the 2016 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or Unit 3 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Unit 3 of the Petersburg Generation Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Unit 3 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body
(whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Unit 3 of the Petersburg
Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Unit 3 uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

(f) In whole, at any time on or after January 1, 2003, or in part on any interest payment date on or after January 1, 2003, at the option of the Company at a price equal to the principal amount of the 2016 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2016 PC
Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2016 PC Bond.

(g) the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2016 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original
Mortgage.

(h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series
1993A Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2016 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2016 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2016 PC Bond.

(i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series
1993A Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2016 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2016 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2016 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1993A Bonds shall still be taxable as described above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2016 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2016 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993A Bonds in part, which redemption would have the result that the interest payable on the Series 1993A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2016 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (f), (g), (h) or (i) above, the amounts payable upon redemption of 2016 PC
Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2016 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City
Trustee accrued and to accrue through final payment of the 2016 PC Bond.

In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Thirty-Sixth Supplemental Indenture, the Loan Agreement and the 2016 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2016 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1993A Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

The 2016 PC Bond and the Series 1993A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2016
PC Bond in whole or in part or to comply with any obligations to redeem the 2016 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2016
PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2016 PC Bond.

At the option of the holder, the 2016 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2016 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Thirty-
Sixth Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2016 PC Bond for a period of ten (10) days next preceding any interest payment date of such bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2016 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2016 PC Bond shall be limited to an aggregate principal amount of Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3.  The 2016 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

[form of face of 2016 PC Bond]

This First Mortgage Bond, 6.10% Series, due 2016
(hereinafter called the "2016 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of April 1, 1993, between the City of Petersburg, Indiana and National City Bank,
Indiana, as the Trustee, or to Indianapolis Power & Light
Company.



     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 6.10% Series, Due 2016
     Due January 1, 2016

No.                                              $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to National City
Bank, Indiana, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of April 1, 1993, (the "City
Indenture") or registered assigns, on January 1, 2016, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of January or the first day of July next preceding the date of this 2016 PC Bond (except that the first interest payment hereunder shall be made July 1, 1993 for the three-month period from April 1, 1993 through June 30,
1993), at the rate of six and one-tenth per centum
(6.10%) per annum in like lawful money at said office or agency, on January 1 and July 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on January 1 or July 1 will be paid to the registered owner of this 2016 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2016
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2016 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2016 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2016 PC Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                      INDIANAPOLIS POWER & LIGHT COMPANY



Dated:                By_______________________________________
                           Treasurer

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on 2016 PC Bond]


     Trustee's Certificate

This 2016 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned
Mortgage and Thirty-Sixth Supplemental Indenture thereto.

                        AMERICAN NATIONAL BANK AND
                          TRUST COMPANY OF CHICAGO
                                                  Trustee


                        By______________________________________
                                Authorized Signature

[Form of Reverse Side of 2016 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 6.10% Series, due 2016
     Due January 1, 2016

This 2016 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.10% Series, due 2016
(herein called the "2016 PC Bond") limited in aggregate principal amount to Forty One Million Eight Hundred Fifty
Thousand Dollars ($41,850,000) and established by a Thirty-Sixth Supplemental Indenture dated as of April 1,
1993, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

This 2016 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of April 1, 1993, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2016 PC Bond, will issue Forty One Million Eight
Hundred Fifty Thousand Dollars ($41,850,000) principal amount of its Pollution Control Refunding Revenue Bonds,
Series 1993A (Indianapolis Power & Light Company Project)
(the "City Bonds") under and pursuant to the City
Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2016 PC Bond and from moneys in the Bond
Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2016 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Thirty-Sixth Supplemental Indenture.

This 2016 PC Bond is not subject to redemption prior to January 1, 2003, except as provided in Section 2 of the Thirty-Sixth Supplemental Indenture, to which reference is made for full description of redemption provisions.

This 2016 PC Bond is subject to redemption in whole at any time on or after January 1, 2003, or in part on any interest payment date on or after January 1, 2003, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Thirty-Sixth
Supplemental Indenture, at a price equal to the principal amount of the 2016 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption
Premium":

If Redeemed During the Twelve Months
Ending With the Thirty-First Day                Redemption
of December of the Year Stated                  Premium

      2003...................                    2.0%
      2004...................                    1.0%

and without premium if redeemed after December 31, 2004.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2016
PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2016 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Thirty-Sixth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2016 PC
Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2016 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2016 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2016 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Thirty-
Sixth Supplemental Indenture.

[End of 2016 PC Bond Form]

Section 4. Until the 2016 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2016 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Thirty-Sixth Supplemental Indenture for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2016 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2016 PC Bond shall be discharged to the extent that any moneys in the Series 1993A Bond Account within the Bond
Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1993A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2016 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1993A Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2016 PC Bond.

As the principal of, premium, if any, and interest on the 2016 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2016 PC
Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2016 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2016 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2016 PC Bond, any such certificate shall be controlling and conclusive.

Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2016 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2016 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2016 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

Section 7. The Company covenants that, so long as the 2016 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Sixth Supplemental
Indenture or of the 2016 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Sixth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Sixth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 10. Nothing in this Thirty-Sixth Supplemental
Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Sixth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2016 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Sixth Supplemental Indenture.

Section 12. This Thirty-Sixth Supplemental Indenture is dated as of April 1, 1993, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                      Indianapolis Power & Light Company


Attest:               By    /s/ Marcus E. Woods
                            Marcus E. Woods,
                            Vice-President


/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                      American National Bank and Trust
                        Company of Chicago


Attest:               By  /s/ Richard Y. Guthrie
                          Richard Y. Guthrie,
                          Senior Vice-President


/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

(Seal)



State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of April, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis
Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively.
Said Marcus E. Woods and Clark L. Snyder being by me severally duly sworn did depose and say that the said
Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County,
Indiana; that said Marcus E. Woods is Vice-President and said Clark L. Snyder is Assistant Secretary of said
Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 5th day of April, 1993.


                              /s/ Gloria K. Bryant
                              Gloria K. Bryant,
                              Notary Public

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 2nd day of April, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Richard Y. Guthrie, Senior Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-
President and Assistant Secretary, respectively. Said
Richard Y. Guthrie and Robert M. Selangowski, being by me severally sworn did depose and say that the said Richard
Y. Guthrie resides in Evanston, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois;
that said Richard Y. Guthrie is Senior Vice-President and said Robert M. Selangowski is Assistant Secretary of said
American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 2nd day of April, 1993.


                           /s/ Bernadette G. Janairo
                           Bernadette G. Janairo,
                           Notary Public

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                                                                   Exhibit 4.4.7

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                  TRUSTEE

                                ---------------

                      THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            5.40% SERIES, DUE 2017




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-SEVENTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
              Part I   Electric Distributing Systems.....         4
              Part II  Steam and Hot Water Distributing
                         Systems.........................         5
              Part III Indeterminate Permits and
                         Franchises......................         5
              Part IV  Other Property....................         5
            General and after-acquired title.............         6
Section 2   Designation of Thirty-Fifth series of bonds
              and kind and denominations thereof.........         7
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying
              agent......................................         7
            Purpose of bonds.............................         7
            Redemption of bonds..........................         8
            Exchange of bonds............................        12
            Transfer of bonds............................        13
            Series limited to $24,650,000................        13
Section 3   Form of fully registered bond................        13
            Form of Trustee's certificate on bonds.......        16
Section 4   Temporary bonds..............................        19
Section 5   Payment of principal and interest; credits...        19
Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
_________________________
*Table of Contents is not part of the Thirty-Seventh
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 9   Successors and assigns.......................        20
Section 10  Limitation of rights hereunder...............        21
Section 11  Compliance with terms, provisions and
              conditions of Mortgage.....................        21
Section 12  Execution in counterparts....................        21
Testimonium..............................................        22
Signatures and Seals.....................................        22
Acknowledgements.........................................        23

                                       ii


THIS THIRTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of
October 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991, as of August 1, 1992 and as of April 1, 1993;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement, dated as of October 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of the aggregate principal amount of Twenty Four Million Six
Hundred Fifty Thousand Dollars ($24,650,000) of the
City's Pollution Control Revenue Bonds, Series 1977
(Indianapolis Power & Light Company Project) issued by the City pursuant to a related loan agreement to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the "Facilities"), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Thirty-Seventh Supplemental Indenture in order to evidence and secure its indebtedness under the Loan
Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.40% Series, due 2017" (the bonds of said series being hereinafter sometimes referred to as the "2017 PC Bond"), limited to the aggregate principal amount of Twenty Four Million Six Hundred Fifty
Thousnd Dollars ($24,650,000); and

WHEREAS, all things necessary to make the 2017 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Thirty-Seventh Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Seventh Supplemental Indenture, and the terms of the 2017 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Seventh Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2017 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Seventh Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Seventh Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                        PART I.

            ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                    PART II.

      STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                       PART III.

         INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                       PART IV.

                   OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Twenty Four Million Six Hundred Fifty Thousand Dollars
($24,650,000) to be issued under and secured by the Mortgage, to be designated "5.40% Series, due 2017", each of which shall also bear the descriptive title "First
Mortgage Bonds"; said bonds shall mature on August 1, 2017, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year (except that the first interest payment thereon shall be made
February 1, 1994 for the four-month period from October
1, 1993 through January 31, 1994); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American
National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2017 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2017 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American
National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2017 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2017 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1993B
(Indianapolis Power & Light Company Project)(the "Series
1993B Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of October 1, 1993 (hereinafter called the "City Indenture"), by and between the City and National City Bank, Indiana, as
Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2017 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1993B Bonds will be used for the refunding of the aggregate principal amount of Twenty
Four Million Six Hundred Fifty Thousand Dollars
($24,650,000) of the City's Pollution Control Revenue
Bonds, Series 1977 (Indianapolis Power & Light Company
Project) issued by the City pursuant to applicable loan agreement.

Upon the notice and in the manner and with the effect provided in this Section 2, the 2017 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or Unit 3 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Unit 3 of the Petersburg Generation Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Unit 3 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body
(whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Unit 3 of the Petersburg
Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Unit 3 uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

(f) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2017 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original
Mortgage.

(g) In the event that the Company is notified by the City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series
1993B Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2017 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2017 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2017 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(g), the Company shall have the same obligation (subject to the same proviso) to redeem the 2017 PC Bond.

(h) In the event the City Trustee notifies the Company and the City that the interest payable on the Series
1993B Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2017 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2017 PC Bond pursuant to this Section 2(h), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2017 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1993B Bonds shall still be taxable as described above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2017 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2017 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993B Bonds in part, which redemption would have the result that the interest payable on the Series 1993B Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2017 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d), (f), (g), or (h) above, the amounts payable upon redemption of 2017 PC
Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of and interest on the 2017
PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2017 PC Bond.

In case of redemption in part pursuant to (e) or (h) above, the amount payable by the Company under this Thirty-Seventh Supplemental Indenture, the Loan Agreement and the 2017 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of and interest on the 2017 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series
1993B Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

The 2017 PC Bond and the Series 1993B Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2017
PC Bond in whole or in part or to comply with any obligations to redeem the 2017 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2017
PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2017 PC Bond.

At the option of the holder, the 2017 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2017 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2017 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Thirty-
Seventh Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2017 PC Bond for a period of ten (10) days next preceding any interest payment date of such bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2017 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2017 PC Bond shall be limited to an aggregate principal amount of Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3.  The 2017 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

[form of face of 2017 PC Bond]

This First Mortgage Bond, 5.40% Series, due 2017
(hereinafter called the "2017 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of October 1, 1993, between the City of Petersburg, Indiana and National City Bank,
Indiana, as the Trustee, or to Indianapolis Power & Light
Company.



     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.40% Series, Due 2017
     Due August 1, 2017

No.                                              $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to National City
Bank, Indiana, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of October 1, 1993, (the "City
Indenture") or registered assigns, on August 1, 2017, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this 2017 PC Bond (except that the first interest payment hereunder shall be made February 1, 1994 for the four-month period from October 1, 1993 through January
31, 1994), at the rate of five and forty hundredths per centum (5.40%) per annum in like lawful money at said office or agency, on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.
The interest payable hereunder on February 1 or August 1 will be paid to the registered owner of this 2017 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2017
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2017 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2017 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2017 PC Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                     INDIANAPOLIS POWER & LIGHT COMPANY



Dated:               By_______________________________________
                              Vice-President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on 2017 PC Bond]


     Trustee's Certificate

This 2017 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned
Mortgage and Thirty-Seventh Supplemental Indenture thereto.

                    AMERICAN NATIONAL BANK AND
                      TRUST COMPANY OF CHICAGO
                                            Trustee


                    By______________________________________
                             Authorized Signature

[Form of Reverse Side of 2017 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.40% Series, due 2017
     Due August 1, 2017

This 2017 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.40% Series, due 2017
(herein called the "2017 PC Bond") limited in aggregate principal amount to Twenty Four Million Six Hundred Fifty
Thousand Dollars ($24,650,000) and established by a Thirty-Seventh Supplemental Indenture dated as of October
1, 1993, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American
National Bank and Trust Company of Chicago, as the
Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

This 2017 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of October 1, 1993, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2017 PC Bond, will issue Twenty Four Million Six
Hundred Fifty Thousand Dollars ($24,650,000) principal amount of its Pollution Control Refunding Revenue Bonds,
Series 1993B (Indianapolis Power & Light Company Project)
(the "City Bonds") under and pursuant to the City
Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2017 PC Bond and from moneys in the Bond
Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2017 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Thirty-Seventh Supplemental Indenture.

This 2017 PC Bond is not subject to redemption except as provided in Section 2 of the Thirty-Seventh Supplemental
Indenture, to which reference is made for full description of redemption provisions.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2017
PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2017 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Thirty-Seventh Supplemental Indenture, the principal of, and premium, if any, and interest on this 2017 PC
Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2017 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2017 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2017 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Thirty-
Seventh Supplemental Indenture.

[End of 2017 PC Bond Form]

Section 4. Until the 2017 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2017 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Thirty-Seventh Supplemental Indenture for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2017 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2017 PC Bond shall be discharged to the extent that any moneys in the Series 1993B Bond Account within the Bond
Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1993B Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2017 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1993B Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2017 PC Bond.

As the principal of, premium, if any, and interest on the 2017 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2017 PC
Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2017 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2017 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2017 PC Bond, any such certificate shall be controlling and conclusive.

Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2017 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2017 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2017 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

Section 7. The Company covenants that, so long as the 2017 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Seventh Supplemental
Indenture or of the 2017 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Seventh Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Seventh
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 10. Nothing in this Thirty-Seventh Supplemental
Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Seventh Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2017 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Seventh Supplemental Indenture.

Section 12. This Thirty-Seventh Supplemental Indenture is dated as of October 1, 1993, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of
Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                        Indianapolis Power & Light Company


Attest:                 By    /s/ Marcus E. Woods
                              Marcus E. Woods,
                              Vice-President
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                         American National Bank and Trust
                           Company of Chicago


Attest:                  By  /s/ Ronald B. Bremen
                             Ronald B. Bremen,
                             Vice-President
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary



(Seal)



State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E.
Woods and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said
Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said Clark L.
Snyder is Assistant Secretary of said Indianapolis Power
& Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 5th day of October, 1993.


                                /s/ Dinah L. Kirkham
                                Dinah L. Kirkham,
                                Notary Public

My Commission Expires:
  June 23, 1996

My County of Residence is:
  Johnson


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


On this 4th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of
Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing,Illinois; that said Ronald
B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 4th day of October, 1993.


                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo,
                                Notary Public

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                                                                   Exhibit 4.4.8

                      INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF OCTOBER 1, 1993

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            5.50% SERIES, DUE 2023




                               TABLE OF CONTENTS*

                                       of

                      THIRTY-EIGHTH SUPPLEMENTAL INDENTURE

                                       of

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
               Part I   Electric Distributing Systems....         4
               Part II  Steam and Hot Water Distributing
                          Systems........................         4
               Part III Indeterminate Permits and
                          Franchises.....................         5
               Part IV  Other Property...................         5
            General and after-acquired title.............         6
Section 2   Designation of Thirty-Sixth series of bonds
              and kind and denominations thereof.........         6
            Designation of Company or American National
              Bank and Trust Company of Chicago as paying
              agent......................................         7
            Purpose of bonds.............................         7
            Redemption of bonds..........................         8
            Exchange of bonds............................        12
            Transfer of bonds............................        13
            Series limited to $30,000,000................        13
Section 3   Form of fully registered bond................        13
            Form of Trustee's certificate on bonds.......        16
Section 4   Temporary bonds..............................        19
Section 5   Payment of principal and interest; credits...        19
Section 6   Annual Payments for Maintenance and Improvement
              Fund.......................................        20
Section 7   Compliance with Section 47 of Original Mortgage
              with respect to dividend restrictions......        20
Section 8   Acceptance of trusts by Trustee and conditions
              of acceptance..............................        20
Section 9   Successors and assigns.......................        21
Section 10  Limitation of rights hereunder...............        21
_________________________
*Table of Contents is not part of the Thirty-Eighth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 11  Compliance with terms, provisions and
              conditions of Mortgage.....................        21
Section 12  Execution in counterparts....................        21
Testimonium..............................................        22
Signatures and Seals.....................................        22
Acknowledgements.........................................        23

                                       ii


THIS THIRTY-EIGHTH SUPPLEMENTAL INDENTURE, dated as of
October 1, 1993, between INDIANAPOLIS POWER & LIGHT
COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY
OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

WHEREAS, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American
National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of
October 1, 1949, as of February 1, 1951, as of March 1,
1953, as of June 1, 1956, as of March 1, 1958, as of
October 1, 1960, as of August 1, 1964, as of April 1,
1966, as of May 1, 1967, as of May 1, 1968, as of October
1, 1970, as of March 1, 1972, as of March 15, 1973, as of
February 15, 1974, as of August 15, 1974, as of September
15, 1975, as of June 1, 1976, as of July 1, 1976, as of
August 1, 1977, as of September 1, 1978, as of August 1,
1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of
October 1, 1986, as of June 1, 1989, as of August 1,
1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993 and as of October 1, 1993;

WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

WHEREAS, the Company has entered into a Loan Agreement, dated as of October 1, 1993 (hereinafter called the "Loan
Agreement") with the City of Petersburg, Indiana (the
"City"), in order to obtain funds for the refunding of the aggregate principal amount of Thirty Million Dollars
($30,000,000) of the City's Pollution Control Revenue
Bonds, Series 1983 (Indianapolis Power & Light Company
Project) issued by the City pursuant to a related loan agreement to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the
"Facilities"), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Thirty-Eighth Supplemental
Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.50% Series, due 2023" (the bonds of said series being hereinafter sometimes referred to as the "2023 PC Bond"), limited to the aggregate principal amount of Thirty Million Dollars ($30,000,000);
and

WHEREAS, all things necessary to make the 2023 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Thirty-Eighth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

WHEREAS, the execution and delivery by the Company of this Thirty-Eighth Supplemental Indenture, and the terms of the 2023 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Eighth Supplemental
Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original
Mortgage, or any indenture supplemental thereto;

NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2023 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Eighth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Eighth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm
(subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National
Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting
Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                      PART I.

          ELECTRIC DISTRIBUTING SYSTEMS.

All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original
Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks,
Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen,
Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof;
together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                        PART II.

        STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                     PART III.

         INDETERMINATE PERMITS AND FRANCHISES.

All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part
VII of the Granting Clauses of the Original Mortgage.

                     PART IV.

                 OTHER PROPERTY.

All other property, whether real, personal or mixed
(except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including
(without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors;
all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds;
all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) to be issued under and secured by the Mortgage, to be designated "5.50%
Series, due 2023", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on October 1, 2023, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on April 1 and October 1 of each year; and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust
Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2023
PC Bond, if necessary, and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2023 PC Bond, or the registration, transfer or exchange thereof, being to American National
Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

The 2023 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in
Section 10 of the Original Mortgage.

The 2023 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan
Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1993C
(Indianapolis Power & Light Company Project)(the "Series
1993C Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of October 1, 1993 (hereinafter called the "City Indenture"), by and between the City and Bank One, Indianapolis, NA, as
Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2023 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1993C Bonds will be used for the refunding of the aggregate principal amount of Thirty
Million Dollars ($30,000,000) of the City's Pollution
Control Revenue Bonds, Series 1983 (Indianapolis Power &
Light Company Project) issued by the City pursuant to applicable loan agreements.

Upon the notice and in the manner and with the effect provided in this Section 2, the 2023 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or Unit 4 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Unit 4 of the Petersburg Generation Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Unit 4 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United
States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body
(whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Unit 4 of the Petersburg
Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Unit 4 uneconomic for use in the reasonable opinion of the company.

(e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to pruchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

(f) In whole, at any time on or after October 1, 2003, or in part on any interest payment date on or after October 1, 2003, at the option of the Company at a price equal to the principal amount of the 2023 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2023 PC
Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2023 PC Bond.

(g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2023 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original
Mortgage.

(h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City
Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series
1993C Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2023 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2023 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or
(y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2023 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2023 PC Bond.

(i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series
1993C Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in
Section 147(a)(2) of the Internal Revenue code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue
Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2023 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2023 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2023 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1993C Bonds shall still be taxable as described above, the Company shall have the same obligation
(subject to the same proviso) to redeem the 2023 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2023 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City
Trustee to redeem the Series 1993C Bonds in part, which redemption would have the result that the interest payable on the Series 1993C Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal
Revenue Code of 1986, as amended.

In case of redemption of 2023 PC Bond in whole for the purpose of repayment under the Loan Agreement pursuant to subsection (a), (b), (c), (d), (f), (g), (h) or (i)
above, the amounts payable upon redemption of 2023 PC
Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above, and interest on the 2023 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City
Trustee accrued and to accrue through final payment of the 203 PC Bond.

In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Thirty-Eighth Supplemental Indenture, the Loan Agreement and the 2023 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2023 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1993C Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

The 2023 PC Bond and the Series 1993C Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

To exercise any of the options granted to redeem the 2023
PC Bond in whole or in part or to comply with any obligations to redeem the 2023 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. NO further notice, by publication or otherwise, shall be required for redemption of the 2023
PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2023 PC Bond.

At the option of the holder, the 2023 PC Bond, upon surrender thereof at the office or agency of the company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

The 2023 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is tranferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Thirty-
Eighth Supplemental Indenture.

The Company shall not be required to transfer or exchange the 2023 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2023 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

The 2023 PC Bond shall be limited to an aggregate principal amount of Thirty Million Dollars ($30,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

Section 3.  The 2023 PC Bond, and the Trustee's
Certificate to be endorsed thereon, shall be in the following forms, respectively:

[form of face of 2023 PC Bond]

This First Mortgage Bond, 5.50% Series, due 2023
(hereinafter called the "2023 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of October 1, 1993, between the City of Petersburg, Indiana and Bank One,
Indianapolis, NA, as the Trustee, or to Indianapolis
Power & Light Company.



     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.50% Series, Due 2023
     Due October 1, 2023

No.                                     $

INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the
State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay to Bank One, Indianapolis, NA, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City
Trustee, dated as of October 1, 1993, (the "City
Indenture") or registered assigns, on October 1, 2023, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Thirty Million Dollars ($30,000,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of October or the first day of April next preceding the date of this 2023 PC Bond, at the rate of five and fifty hundredths per centum (5.50%) per annum in like lawful money at said office or agency, on October 1 and April 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on October 1 or April 1 will be paid to the registered owner of this 2023 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2023
PC BOND SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER
PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT
AS THOUGH FULLY SET FORTH IN THIS PLACE.

No recourse shall be had for the payment of the principal of or interest on this 2023 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

This 2023 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the
Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this 2023 PC Bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                   INDIANAPOLIS POWER & LIGHT COMPANY



Dated:             By_______________________________________
                           Vice-President

Attest:

By_____________________________
           Secretary


[Form of Trustee's Certificate on 2023 PC Bond]


     Trustee's Certificate

This 2023 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned
Mortgage and Thirty-Eighth Supplemental Indenture thereto.

                       AMERICAN NATIONAL BANK AND
                         TRUST COMPANY OF CHICAGO
                                               Trustee


                       By______________________________________
                                   Authorized Signature

[Form of Reverse Side of 2023 PC Bond]

     INDIANAPOLIS POWER & LIGHT COMPANY
     First Mortgage Bond, 5.50% Series, due 2023
     Due October 1, 2023

This 2023 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.50% Series, due 2023
(herein called the "2023 PC Bond") limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) and established by a Thirty-Eighth Supplemental Indenture dated as of October 1, 1993, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of
Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and terms and conditions upon which the bonds are secured.

This 2023 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of October 1, 1993, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2023 PC Bond, will issue Thirty Million Dollars
($30,000,000) principal amount of its Pollution Control
Refunding Revenue Bonds, Series 1993C (Indianapolis Power
& Light Company Project) (the "City Bonds") under and pursuant to the City Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2023 PC Bond and from moneys in the Bond Fund created under the City
Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2023
PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City
Bonds and are directed by the Company to be applied thereto, all as provided in the Thirty-Eighth
Supplemental Indenture.

This 2023 PC Bond is not subject to redemption prior to October 1, 2003, except as provided in Section 2 of the Thirty-Eighth Supplemental Indenture, to which reference is made for full description of redemption provisions.

This 2023 PC Bond is subject to redemption in whole at any time on or after October 1, 2003, or in part on any interest payment date on or after October 1, 2003, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Thirty-Eighth
Supplemental Indenture, at a price equal to the principal amount of the 2023 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption
Premium":

If Redeemed During the Twelve Months
Ending With the Thirtieth Day               Redemption
of September of the Year Stated             Premium

     2004................................      2.0%
     2005................................      1.0%

and without premium if redeemed after September 30, 2005.

With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2023
PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

No reference herein to the Mortgage, and no provision of this 2023 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Thirty-Eighth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2023 PC
Bond at the place, at the respective times and at the rate and the manner herein prescribed.

This 2023 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand
Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

This 2023 PC Bond will be nontransferable except to the City Trustee and successor thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Thirty-
Eighth Supplemental Indenture.

[End of 2023 PC Bond Form]

Section 4. Until the 2023 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2023 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Thirty-Eighth Supplemental Indenture for a statement of such redemption prices.

Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2023 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2023 PC Bond shall be discharged to the extent that any moneys in the Series 1993C Bond Account within the Bond
Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, of interest on the Series 1993C Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City
Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2023 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1993C Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2023 PC Bond.

As the principal of, premium, if any, and interest on the 2023 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2023 PC
Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2023 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2023 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2023 PC Bond, any such certificate shall be controlling and conclusive.

Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement
Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures in the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2023 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2023 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2023 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with repsect thereto.

Section 7. The Company covenants that, so long as the 2023 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original
Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The recitals contained herein and in the bonds shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Eighth Supplemental
Indenture or of the 2023 PC Bond issued hereunder.

Section 9. Whenever in this Thirty-Eighth Supplemental
Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of
Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Eighth
Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.


Section 10. Nothing in this Thirty-Eighth Supplemental
Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Eighth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2023 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Eighth Supplemental Indenture.

Section 12. This Thirty-Eighth Supplemental Indenture is dated as of October 1, 1993, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by one of its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust
Company of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                      Indianapolis Power & Light Company


Attest:               By  /s/ Marcus E. Woods
                          Marcus E. Woods,
                          Vice-President
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

(Seal)

                       American National Bank and Trust
                          Company of Chicago,

Attest:                By  /s/ Ronald B. Bremen
                           Ronald B. Bremen,
                           Vice-President
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

(Seal)



State of Indiana     )
                     )  ss.:
County of Marion     )

On this 5th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and
Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E.
Woods and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said
Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said Clark L.
Snyder is Assistant Secretary of said Indianapolis Power
& Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 5th day of October, 1993.


                         /s/ Dinah L. Kirkham
                         Dinah L. Kirkham,
                         Notary Public

My Commission Expires:
  June 23, 1996

My County of Residence is:
  Johnson


(Notarial Seal)



State of Illinois    )
                     )  ss.:
County of Cook       )


  On this 4th day of October, in the year 1993, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-
President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust
Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M.
Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M.
Selangowski resides in Lansing, Illinois; that said
Ronald B. Bremen is Vice-President and said Robert M.
Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corpora-tion; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

In Witness Whereof, I have hereunto set my hand and affixed my official seal this 4th day of October, 1993.



                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo,
                                Notary Public

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

(Notarial Seal)

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                                                                   Exhibit 4.4.9

                    INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                      THIRTY-NINTH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF FEBRUARY 1, 1994

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            6.05% SERIES, DUE 2004


                               TABLE OF CONTENTS*

                                       OF

                      THIRTY-NINTH SUPPLEMENTAL INDENTURE

                                       OF

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                                                PAGE
                                                                ----

Parties..................................................         1
Recitals.................................................         1
Section 1  Granting clauses..............................         3
             Part I   Electric Distributing Systems......         3
             Part II  Steam and Hot Water Distributing
                        Systems..........................         4
             Part III Indeterminate Permits and
                        Franchises.......................         4
             Part IV   Other Property....................         5
           General and after-acquired title..............         6
Section 2  Designation of thirty-seventh series of bonds
             and kind and denominations thereof..........         6
           Record date for payment of interest...........         7
           Designation of American National Bank and
             Trust Company of Chicago as paying agent....         7
           Bonds issued in book-entry form...............         7
           Exchange of bonds.............................         9
           Transfer of bonds.............................         9
           Series limited to $80,000,000.................        10
Section 3  Form of fully registered bond.................        10
           Form of Trustee's certificate on bonds........        12
Section 4  Temporary bonds...............................        14
Section 5  Annual Payments for Maintenance and Improvement
             Fund........................................        14
Section 6  Compliance with Section 47 of Original Mortgage
             with respect to dividend restrictions.......        15
Section 7  Acceptance of trusts by Trustee and conditions
             of acceptance...............................        15
Section 8  Successors and assigns........................        15
Section 9  Limitation of rights hereunder................        15

- ---------
  *Table of Contents is not part of the Thirty-Ninth
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.


                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and
              conditions of Mortgage.....................        16
Section 11  Execution in counterparts....................        16
Testimonium..............................................        17
Signatures and Seals.....................................        17
Acknowledgements.........................................        18


                                       ii

  THIS THIRTY-NINTH SUPPLEMENTAL INDENTURE, dated as of February 1, 1994, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

  Whereas, the Company by a Mortgage and Deed of Trust
(hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and
Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

  Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April
1, 1949, two as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of
March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15,
1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, two as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993 and two as of October 1, 1993;

  Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

  Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 6.05% Series, due
2004" (the bonds of said series being hereinafter sometimes referred to as the "2004 Bonds"), limited to the aggregate principal amount of Eighty Million
Dollars ($80,000,000); and

  Whereas, all things necessary to make the 2004 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Thirty-Ninth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

  Whereas, the execution and delivery by the Company of this Thirty-Ninth Supplemental Indenture, and the terms of the 2004 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

  Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

  Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Thirty-Ninth
Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

  Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2004 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Thirty-Ninth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Thirty-Ninth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

  Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                           PART I.

              ELECTRIC DISTRIBUTING SYSTEMS.

  All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                           PART II.

        STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

  All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                           PART III.

          INDETERMINATE PERMITS AND FRANCHISES.

  All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                            PART IV.

                        OTHER PROPERTY.

  All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

  Together with all and singular the tenements, hereditaments and appurte-nances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

  Section 2. There shall be and is hereby established a series of bonds, lim-ited in aggregate principal amount to Eighty Million Dollars ($80,000,000) to be issued under and secured by the Mortgage, to be designated "6.05% Series, due 2004", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on February 1, 2004, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2004 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are autho-rized to close.

  American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2004 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2004 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

  The 2004 Bonds shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

  The 2004 Bonds shall initially be issued and held in book-entry form on the books of the central depository system, The Depository Trust Company, its successors, or any successor central depository system appointed by the Company from time to time (the "Clearing Agency"). The Company and the Trustee may, in connection herewith, do or perform or cause to be done or performed any acts or things not adverse to the rights of the holders of the 2004 Bonds, as are necessary or appropriate to accomplish or recognize such book-entry form 2004 Bonds.

  So long as the 2004 Bonds remain and are held in book-entry form on the books of a Clearing Agency, then (a) any such 2004 Bond may be registered upon the books kept by the Trustee in the name of such Clearing Agency, or any nominee thereof, including Cede & Co., as nominee of The Depository
Trust Company; (b) the Clearing Agency in whose names such 2004 Bond is so registered shall be, and the Company and the Trustee may deem and treat such Clearing Agency as, the absolute owner and holder of such 2004 Bond for all purposes of the Indenture, including, without limitation, the receiving of payment of the principal of, premium, if any, and interest on such 2004 Bond, the receiving of notice and giving of consent; (c) neither the Company nor the Trustee shall have any responsibility or obligation hereunder to any direct or indirect participant, within the meaning of
Section 17A of the Securities Exchange Act of 1934, as amended, of such Clearing Agency, or any person on behalf of which, or otherwise in respect of which, any such participant holds any interest in any 2004 Bond, including, without limitation, any responsibility or obligation hereunder to maintain accurate records of any beneficial interests in any 2004 Bond or any responsibility or obligation hereunder with respect to the receiv-ing by such participants or the beneficial owners of payment of principal, premium, if any, or interest on any 2004 Bonds, the receiving by such participants or the beneficial owners of notice or the giving of consent by such participants or the beneficial owners; and (d) the Clearing
Agency is not required to present any 2004 Bond called for partial redemption prior to receiving payment so long as the Trustee and the Clearing Agency have agreed to the method for noting such partial redemption.

  If (a) the Company receives notice from the Clearing Agency which is cur-rently the registered owner of the 2004 Bonds to the effect that such Clearing Agency is unable or unwilling to discharge its responsibility as a Clearing Agency for the 2004 Bonds or (b) the Company elects to discontinue its use of such Clearing Agency as a Clearing Agency for the 2004 Bonds, then the Company and Trustee each shall do or perform or cause to be done or performed all acts or things, not adverse to the rights of the holders of the 2004 Bonds, as are necessary or appropriate to discontinue use of such Clearing Agency as a Clearing Agency for the 2004 Bonds and to transfer the ownership of each of the 2004 Bonds to such person or persons, including any other Clearing Agency, as the holder of the 2004 Bonds may direct in accordance with the Indenture. Any expenses of such discontinuance and transfer, including expenses of printing new certificates to evidence the 2024 Bonds, shall be paid by the Company.

  So long as the 2004 Bonds remain and are held in book-entry form on the books of a Clearing Agency, the Trustee shall be entitled to request and rely upon a certificate or other written representation from the Clearing Agency or any participant or indirect participant with respect to the identity of any beneficial owners of the 2004 Bonds as of a record date selected by the Trustee. For purposes of determining whether the consent, advice, direction or demand of a Bondholder has been obtained, the Trustee shall be entitled to treat the beneficial owners of the 2004 Bonds as the Bondholders and any consent, request, direction, approval, objection or other instrument of such beneficial owner may be obtained in the same fashion described in the Indenture.

  The 2004 Bonds shall not be subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee repre-senting the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of
Section 69 of the Mortgage, in which event the redemption price of the 2004 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

  At the option of the holder, any 2004 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  The 2004 Bonds shall be transferable on the books of the Company at said office or agency of the Company in the City of Chicago, Illinois, by the registered holder thereof, in person or by his duly authorized attorney, upon surrender thereof for cancellation.

 The Company shall not be required to make transfers or exchanges of any of the 2004 Bonds for a period of ten (10) days next preceding any interest payment date of said bonds.

  No charge shall be made upon any transfer or exchange of any of the 2004 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The 2004 Bonds shall be limited to an aggregate principal amount of Eighty Million Dollars ($80,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

  Section 3. The 2004 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                            [form of face of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 6.05% Series, Due 2004
                             Due February 1, 2004

No.......                                                $......

  Indianapolis Power & Light Company, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay
to           or registered assigns, on February 1, 2004, at the office or agency of the Company in the City of Chicago, Illinois, Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this bond, at the rate of 6.05 per centum per annum in like lawful money, at said office or agency on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will, subject to the exception provided in Section 2 of the Thirty-Ninth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

  This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

  In Witness Whereof, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                                Indianapolis Power & Light Company


Dated                           By______________________________________
                                   President.

Attest:

  By________________________
               Secretary.

                 [form of trustee's certificate on bonds]

                        Trustee's Certificate

  This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Thirty-Ninth Supplemental Indenture.


                                   American National Bank and
                                   Trust Company of Chicago,
                                                    Trustee


                                   By_____________________________________
                                        Authorized Signature

                        [form of reverse side of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 6.05% Series, Due 2004
                             Due February 1, 2004

  This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6.05% Series, due 2004 (herein sometimes called the "2004 Bonds") limited in aggregate principal amount to Eighty Million Dollars ($80,000,000) and established by a Thirty-Ninth Supplemental Indenture, dated as of February 1, 1994, all bonds of all series issued and to be issued under and equally secured
(except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

  With the consent of the Company and to the extent permitted by and as pro-vided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

  The 2004 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2004 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

  No charge shall be made upon any transfer or exchange of any of the 2004 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The Company shall not be required to make transfers or exchanges of any of the 2004 Bonds for a period of ten (10) days next preceding any interest pay-ment date of said bonds.

  The 2004 Bonds are not subject to redemption by the Company prior to the maturity thereof except out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, in which event the redemption price of the 2004 Bonds so to be redeemed shall be the principal amount of such bonds plus accrued interest thereon to the date of redemption.

  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or other-wise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mort-gage.

  Section 4. Until the 2004 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall au-thenticate and deliver, in lieu thereof, fully registered 2004 Bonds in tempo-rary form, as provided in Section 15 of the Original Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Thirty-Ninth Supplemental Indenture for a statement of such redemption prices.

  Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Inden-tures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of, the 2004 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2004 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2004 Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

  Section 6. The Company covenants that, so long as any of the 2004 Bonds shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

  Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

  The recitals contained herein and in the bonds shall be taken as the state-ments of the Company, and the Trustee assumes no responsibility for the cor-rectness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Thirty-Ninth Supplemental Indenture or of the bonds issued hereunder.

  Section 8. Whenever in this Thirty-Ninth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Thirty-Ninth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

  Section 9. Nothing in this Thirty-Ninth Supplemental Indenture, expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Thirty-Ninth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Thirty-Ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

  Section 10. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2004 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Thirty-Ninth Supplemental Indenture.

  Section 11. This Thirty-Ninth Supplemental Indenture is dated as of February 1, 1994, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                               Indianapolis Power & Light Company

(Seal)


Attest:                        By  /s/ Marcus E. Woods
                                   Marcus E. Woods,
                                   Vice-President.

/s/ Clark L. Snyder
      Clark L. Snyder,
    Assistant Secretary.

                                American National Bank and Trust
                                          Company of Chicago,

(Seal)


Attest:                         By  /s/ Ronald B. Bremen
                                    Ronald B. Bremen,
                                    Vice-President.
/s/ Robert M. Selangowski
    Robert M. Selangowski,
    Assistant Secretary.


State of Indiana     )
                     )  ss.:
County of Marion     )

  On this 28th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E. Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said
Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation;
that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 28th day of January, 1994.



                                        /s/ Gloria K. Bryant
                                        Gloria K. Bryant
                                        Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )


  On this 27th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant Secretary, of Ameri-can National Bank and Trust Company of Chicago, one of the corporations de-scribed in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen, and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald
B. Bremen, resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 27th day of January, 1994.


                                /s/ Bernadette G. Janairo
                                Bernadette G. Janairo
                                Notary Public.

(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                                                                  Exhibit 4.4.10

                      INDIANAPOLIS POWER & LIGHT COMPANY

                                      TO

                       AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO
                                                TRUSTEE

                                ---------------

                        FORTIETH SUPPLEMENTAL INDENTURE

                                ---------------

                         DATED AS OF FEBRUARY 1, 1994

                      ESTABLISHING FIRST MORTGAGE BONDS,

                            7.05% SERIES, DUE 2024


                               TABLE OF CONTENTS*

                                       OF

                      FORTIETH SUPPLEMENTAL INDENTURE

                                       OF

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                PAGE
                                                                ----
Parties..................................................         1
Recitals.................................................         1
Section 1   Granting clauses.............................         3
              Part I   Electric Distributing Systems.....         3
              Part II  Steam and Hot Water Distributing
                         Systems.........................         4
              Part III Indeterminate Permits and
                         Franchises......................         4
              Part IV  Other Property....................         5
              General and after-acquired title...........         6
Section 2   Designation of thirty-eighth series of bonds
              and kind and denominations thereof.........         6
            Record date for payment of interest..........         7
            Designation of American National Bank and
              Trust Company of Chicago as paying
              agent......................................         7
            Bonds issued in book-entry form..............         7
            Exchange of bonds............................        10
            Transfer of bonds............................        10
            Series limited to $100,000,000...............        10
Section 3   Form of fully registered bond................        10
            Form of Trustee's certificate on bonds.......        12
Section 4   Temporary bonds..............................        15
Section 5   Annual Payments for Maintenance and
              Improvement Fund...........................        16
Section 6   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions...............................        16
Section 7   Acceptance of trusts by Trustee and
              conditions of acceptance...................        16
Section 8   Successors and assigns.......................        16
Section 9   Limitation of rights hereunder...............        17

______________________________
  *Table of Contents is not part of the Fortieth Supplemental
Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

                                                                PAGE
                                                                ----
Section 10  Compliance with terms, provisions and
              conditions of Mortgage.....................        17
Section 11  Execution in counterparts....................        17
Testimonium..............................................        18
Signatures and Seals.....................................        18
Acknowledgements.........................................        19

                                       ii

  THIS FORTIETH SUPPLEMENTAL INDENTURE, dated as of February 1, 1994, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

  Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

  Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, two as of October 1, 1949, as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, two as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, two as of October 1, 1993 and as of February 1, 1994.

  Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

  Whereas, the Company now desires to provide for the establishment, execu-tion, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 7.05% Series, due 2024" (the bonds of said series being hereinafter sometimes referred to as the "2024 Bonds"), lim-ited to the aggregate principal amount of One Hundred Million Dollars ($100,000,000); and

  Whereas, all things necessary to make the 2024 Bonds hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, valid, binding and legal obligations of the Company, and to make this Fortieth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

  Whereas, the execution and delivery by the Company of this Fortieth Supple-mental Indenture, and the terms of the 2024 Bonds, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

  Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter ac-quired and intended to be subject to the lien thereof; and

  Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forti-eth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

  Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2024 Bonds by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Fortieth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Fortieth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

  Section 1. The Company has granted, bargained, sold, released, conveyed, as-signed, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mort-gage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American
National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the state of Indiana:

                                    PART I.

                         ELECTRIC DISTRIBUTING SYSTEMS.

  All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bar-tholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, John-son, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                                    PART II.

                   STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

  All the steam and hot water distributing systems acquired by the Company af-ter May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                   PART III.

                     INDETERMINATE PERMITS AND FRANCHISES.

  All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                    PART IV.

                                OTHER PROPERTY.

  All other property, whether real, personal or mixed (except any in the Mort-gage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description con-tained in the Mortgages) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as here-inafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

  Together with all and singular the tenements, hereditaments and appurte-nances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tools, rent, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

  Section 2. There shall be and is hereby established a series of bonds, lim-ited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) to be issued under and secured by the Mortgage, to be desig-nated "7.05% Series, due 2024", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on February 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year; and the principal of, premium, if any, and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company in the City of Chicago, Illinois. The person in whose name any such bond is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date with respect to payment of interest in default may be established by or in behalf of the Company by notice mailed to the holders of the 2024 Bonds not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the tenth day next preceding such interest payment date, or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of, premium, if any, and interest on the 2024 Bonds and for the registration, transfer and exchange of such bonds as hereinafter provided; all reference herein to the office or agency of the Company for the payment of the principal of, premium, if any, and interest on the 2024 Bonds, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

  The 2024 Bonds shall be dated as of the date of authentication thereof, ex-cept as otherwise provided in Section 10 of the Original Mortgage.

  The 2024 Bonds shall initially be issued and held in book-entry form on the books of the central depository system, The Depository Trust Company, its suc-cessors, or any successor central depository system appointed by the Company from time to time (the "Clearing Agency"). The Company and the Trustee may, in connection herewith, do or perform or cause to be done or performed any acts or things not adverse to the rights of the holders of the 2024 Bonds, as are necessary or appropriate to accomplish or recognize such book-entry form 2024 Bonds.

  So long as the 2024 Bonds remain and are held in book-entry form on the books of a Clearing Agency, then (a) any such 2024 Bond may be registered upon the books kept by the Trustee in the name of such Clearing Agency, or any nominee thereof, including Cede & Co., as nominee of The Depository
Trust Company; (b) the Clearing Agency in whose names such 2024 Bond is so registered shall be, and the Company and the Trustee may deem and treat such Clearing Agency as, the absolute owner and holder of such 2024 Bond for all purposes of the Indenture, including, without limitation, the receiving of payment of the principal of, premium, if any, and interest on such 2024
Bond, the receiving of notice and giving of consent; (c) neither the Company nor the Trustee shall have any responsibility or obligation hereunder to any direct or indirect participant, within the meaning of Section 17A of the Securities Exchange Act of 1934, as amended, of such Clearing Agency, or any person on behalf of which, or otherwise in respect of which, any such participant holds any interest in any 2024 Bond, including, without limitation, any responsibility or obligation hereunder to maintain accurate records of any beneficial interests in any 2024 Bond or any responsibility or obligation hereunder with respect to the receiving by such participants or the beneficial owners of payment of principal, premium, if any, or interest on any 2024 Bonds, the receiving by such participants or the beneficial owners of notice or the giving of consent by such participants or the beneficial owners; and (d) the Clearing Agency is not required to present any 2024 Bond called for partial redemption prior to receiving payment so long as the Trustee and the Clearing Agency have agreed to the method for noting such partial redemption.

  If (a) the Company receives notice from the Clearing Agency which is cur-rently the registered owner of the 2024 Bonds to the effect that such Clearing Agency is unable or unwilling to discharge its responsibility as a Clearing Agency for the 2024 Bonds or (b) the Company elects to discontinue its use of such Clearing Agency as a Clearing Agency for the 2024 Bonds, then the Company and Trustee each shall do or perform or cause to be done or performed all acts or things, not adverse to the rights of the holders of the 2024 Bonds, as are necessary or appropriate to discontinue use of such Clearing Agency as a Clearing Agency for the 2024 Bonds and to transfer the ownership of each of the 2024 Bonds to such person or persons, including any other Clearing Agency, as the holder of the 2024 Bonds may direct in accordance with the Indenture. Any expenses of such discontinuance and transfer, including expenses of printing new certificates to evidence the 2024 Bonds, shall be paid by the Company.

  So long as the 2024 Bonds remain and are held in book-entry form on the books of a Clearing Agency, the Trustee shall be entitled to request and rely upon a certificate or other written representation from the Clearing Agency or any participant or indirect participant with respect to the identity of any beneficial owners of the 2024 Bonds as of a record date selected by the Trustee. For purposes of determining whether the consent, advice, direction or demand of a Bondholder has been obtained, the Trustee shall be entitled to treat the beneficial owners of the 2024 Bonds as the Bondholders and any consent, request, direction, approval, objection or other instrument of such beneficial owner may be obtained in the same fashion described in the Indenture.

  Upon the notice and in the manner and with the effect provided in the Mort-gage and in this Section 2, the 2024 Bonds shall be redeemable prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the principal amount thereof and accrued interest to the date of redemption, and at the redemption prices set forth under the head-ing "Redemption Price" in the form of 2024 Bonds hereinafter recited, if re-deemed otherwise than in the manner provided in the next paragraph, provided, however, that none of the 2024 Bonds may be redeemed prior to February 1, 2004.

  Upon the notice and in the manner and with the effect provided in the Mort-gage and in this Section 2, the 2024 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee repre-senting the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Sec-tion 69 of the Mortgage, at the principal amount of the 2024 Bonds as to be redeemed and accrued interest to the date of redemption.

  The notice required for the redemption of the 2024 Bonds shall be as pro-vided in Section 59 of the Mortgage.

  At the option of the holder, any 2024 Bond, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  The 2024 Bonds shall be transferable on the books of the Company at said of-fice or agency of the Company in the City of Chicago, Illinois, by the regis-tered holder thereof, in person or by his duly authorized attorney, upon sur-render thereof for cancellation.

  The Company shall not be required to make transfers or exchanges of any of the 2024 Bonds for a period of ten (10) days next preceding any interest payment date of said bonds.

  No charge shall be made upon any transfer or exchange of any of the 2024 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The 2024 Bonds shall be limited to an aggregate principal amount of One Hun-dred Million Dollars ($100,000,000) and shall be issued under the provisions of Article VI of the Original Mortgage.

  Section 3. The 2024 Bonds, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                            [form of face of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 7.05% Series, Due 2024
                             Due February 1, 2024
No.......                                                $......

  Indianapolis Power & Light Company, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay
to           or registered assigns, on February 1, 2024, at the office or agency of the Company in the City of Chicago, Illinois, Dollars in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this bond, at the rate of 7.05 per centum per annum in like lawful money, at said office or agency on February
1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will, subject to the exception provided in Section 2 of the Fortieth Supplemental Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the tenth day next preceding such interest payment date or, if such tenth day shall be a legal holiday or a day on which banking institutions in the City of Chicago, Illinois, are authorized by law to close, the day next succeeding such tenth day which shall not be a legal holiday or a day on which such institutions are authorized to close.

  REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

  This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereun-der, shall have signed the form of certificate endorsed hereon.

  In Witness Whereof, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents, by his signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                             Indianapolis Power & Light Company


Dated.....................   By......................................
                                          President.

Attest:

By......................................
Secretary.

                    [form of trustee's certificate on bonds]

                             Trustee's Certificate

  This bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Fortieth Supplemental Indenture.


                                American National Bank and Trust
                                  Company of Chicago, Trustee



                                By......................................
                                          Authorized Signature

                        [form of reverse side of bond]

                      INDIANAPOLIS POWER & LIGHT COMPANY

                  First Mortgage Bond, 7.05% Series, Due 2024
                             Due February 1, 2024

  This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 7.05% Series, due 2024 (herein sometimes called the "2024 Bonds") limited in aggregate principal amount to One Hundred Million Dollars ($100,000,000) and established by a For-tieth Supplemental Indenture, dated as of February 1, 1994, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Com-pany of Chicago, as Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions Upon which the bonds are secured.

  With the consent of the Company and to the extent permitted by and as pro-vided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or al-tered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modifi-cation or alteration then outstanding under the Mortgage (excluding bonds dis-qualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall per-mit the extension of the maturity of the principal of this bond or the reduc-tion in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

  The 2024 Bonds are issuable only in fully registered form without coupons in the denomination of one thousand dollars and any larger denomination which is a multiple of one thousand dollars. In the manner and upon payment of the charges hereinafter mentioned, the 2024 Bonds, upon surrender thereof at the office or agency of the Company in the City of Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

  This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the City of Chicago, Illinois, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed and upon payment of the charges hereinafter mentioned, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

  No charge shall be made upon any transfer or exchange of any of the 2024 Bonds other than for any tax or taxes or other governmental charge required to be paid by the Company.

  The Company shall not be required to make transfers or exchanges of any of the 2024 Bonds for a period of ten (10) days next preceding any interest pay-ment date of said bonds.

  The 2024 Bonds are subject to redemption prior to the maturity thereof, as a whole at any time or in part from time to time, at the option of the Company, at the redemption prices set forth below under the heading "Redemp-tion Price" plus accrued interest to the date of redemption if redeemed other-wise than in the manner provided in the next paragraph, provided, however, that none of the 2024 Bonds may be redeemed prior to February 1, 2004.


   IF REDEEMED
DURING THE TWELVE
 MONTHS' PERIOD
 ENDING WITH THE
THIRTY-FIRST DAY
OF JANUARY OF THE               REDEMPTION
   YEAR STATED                  PRICE
- -------------------             ----------
   2005.........                103.31%
   2006.........                102.98%
   2007.........                102.65%
   2008.........                102.32%
   2009.........                101.99%


   IF REDEEMED
DURING THE TWELVE
 MONTHS' PERIOD
 ENDING WITH THE
THIRTY-FIRST DAY
OF JANUARY OF THE               REDEMPTION
   YEAR STATED                  PRICE
- -------------------             ----------
   2010.........                101.66%
   2011.........                101.32%
   2012.........                100.99%
   2013.........                100.66%
   2014.........                100.33%

and 100% if redeemed after January 31, 2014.

  Upon the notice and in the manner and with the effect provided in the Mortgage and in this Section 2, the 2024 Bonds shall be redeemable by the Company prior to the maturity thereof out of monies deposited with the Trustee representing the proceeds of mortgaged and pledged property taken by the exercise of the power of eminent domain or otherwise as provided in paragraph B of Section 69 of the Mortgage, at the principal amount of the 2024 Bonds as to be redeemed and accrued interest to the date of redemption.

  No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or other-wise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mort-gage.

  Section 4. Until the 2024 Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, fully registered 2024 Bonds in tem-porary form, as provided in Section 15 of the Original Mortgage. Such bonds may, in lieu of the statement of the specific redemption prices required to be set forth in such bonds in definitive form, include a reference to this Forti-eth Supplemental Indenture for a statement of such redemption prices.

  Section 5. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to, or be for the benefit of, the 2024 Bonds, and the Company reserves the right, without any consent of, or other action by, the holders of the 2024 Bonds, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund, and by acceptance of the 2024 Bonds, the holders thereof waive any right or privilege so to consent or take any other action with respect thereto.

  Section 6. The Company covenants that, so long as any of the 2024 Bonds shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

  Section 7. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

  The recitals contained herein and in the bonds shall be taken as the state-ments of the Company, and the Trustee assumes no responsibility for the cor-rectness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Fortieth Supplemental Indenture or of the bonds issued hereunder.

  Section 8. Whenever in this Fortieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Fortieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

  Section 9. Nothing in this Fortieth Supplemental Indenture, expressed or im-plied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Fortieth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Fortieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

  Section 10. The Company covenants that all of the terms, provisions and con-ditions of the Mortgage shall be applicable to the 2024 Bonds issued hereunder, except as herein otherwise provided and except insofar as the same may be in-consistent with the provisions of this Fortieth Supplemental Indenture.

  Section 11. This Fortieth Supplemental Indenture is dated as of February 1, 1994, although executed and delivered on the date of the acknowledgment hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank and Trust Company of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                               Indianapolis Power & Light Company

(Seal)


Attest:                        By /s/ Marcus E. Woods
                                    Marcus E. Woods,
                                    Vice-President.
/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary.

                                American National Bank and Trust
                                          Company of Chicago,

(Seal)


Attest:                         By /s/ Ronald B. Bremen
                                    Ronald B. Bremen,
                                    Vice-President.
/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary.

State of Indiana     )
                     )  ss.:
County of Marion     )

  On this 28th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Marcus E. Woods, Vice-President, and Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President, and Assistant Secretary, respectively. Said Marcus E. Woods, and Clark L. Snyder being by me severally duly sworn did depose and say that the said Marcus E. Woods resides in Hendricks County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Marcus E. Woods is Vice-President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 28th day of January, 1994.



                                        /s/ Gloria K. Bryant
                                            Gloria K. Bryant
                                            Notary Public.

My Commission Expires:
  June 11, 1995

My County of Residence is:
  Marion


(Notarial Seal)

State of Illinois    )
                     )  ss.:
County of Cook       )


  On this 27th day of January, in the year 1994, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant Secretary, of American
National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen, and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B.
Bremen, resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American
National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

  In Witness Whereof, I have hereunto set my hand and affixed my official seal this 27th day of January, 1994.



                                        /s/ Bernadette G. Janairo
                                        Bernadette G. Janairo
                                        Notary Public.

(Notarial Seal)

My Commission Expires: May 22, 1994


My County of Residence is:
  Cook

                        This instrument was prepared by
                                Marcus E. Woods,
                                Attorney at Law

                                                                  Exhibit 4.4.11

                       INDIANAPOLIS POWER & LIGHT COMPANY

                                       TO

                       AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                TRUSTEE



                        FORTY-FIRST SUPPLEMENTAL INDENTURE



                        Dated as of January 15, 1995


                        ESTABLISHING FIRST MORTGAGE BONDS,

                            6-5.8% Series, Due 2024







                        TABLE OF CONTENTS*

                                of

                FORTY-FIRST SUPPLEMENTAL INDENTURE

                                of

                INDIANAPOLIS POWER & LIGHT COMPANY

                                                                Page
Parties                                                          1
Recitals                                                         1
Section 1  Granting clauses                                      3

             Part I   Electric Distributing Systems              4
             Part II  Steam and Hot Water
                      Distributing Systems                       4
             Part III Indeterminate Permits and
                      Franchises                                 5
             Part IV  Other Property                             5
             General and after-acquired title                    6

Section 2  Designation of Thirty-Ninth series of
             bonds and kind and denominations thereof            6
           Designation of Company or American
           National Bank and Trust Company of
           Chicago as paying agent                               7
           Purpose of bonds                                      7
           Redemption of bonds                                   8
           Exchange of bonds                                    12
           Transfer of bonds                                    13
           Series limited to $40,000,000                        13

Section 3  Form of fully registered bond                        13
           Form of Trustee's certificate on bonds               16

Section 4  Temporary bonds                                      19

Section 5  Payment of principal and interest;
             credits                                            19

Section 6  Annual Payments for Maintenance and
             Improvement Fund                                   20

Section 7  Compliance with Section 47 of Original
             Mortgage with respect to dividend
             restrictions                                       20

Section 8  Acceptance of trusts by Trustee and
             conditions of acceptance                           20

     *Table of Contents is not part of the Forty-First
Supplemental Indenture and should not be considered such.
It is included herein only for purposes of convenient reference.


                                                               Page

Section 9   Successors and assigns                              20

Section 10  Limitation of rights hereunder                      21

Section 11  Compliance with terms, provisions and
                conditions of Mortgage                          21

Section 12  Execution in counterparts                           21

Testimonium                                                     22

Signatures and Seals                                            22

Acknowledgements                                                23

THIS FORTY-FIRST SUPPLEMENTAL INDENTURE, dated as of January 15,
1995, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the ''Company,'' party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the ''Trustee,'' party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the ''Original Mortgage'' when referred to as existing prior to any supplement thereto or modification thereof, and the ''Mortgage'' when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of
May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993, as of October 1, 1993 and as of February 1, 1994.

     Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     Whereas, the Company has entered into a Loan Agreement, dated as of January 15, 1995 (hereinafter called the Loan Agreement'') with the
City of Petersburg, Indiana (the ''City''), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City's Pollution Control Revenue Bonds, Series 1984 (Indianapolis Power & Light Company Project) issued by the City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the ''Facilities''), and pursuant to the Loan Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-First Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its ''First Mortgage Bonds, 6-5/8% Series, due 2024'' (the bonds of said series being hereinafter sometimes referred to as the ''2024 PC Bond''), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

     Whereas, all things necessary to make the 2024 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-First Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     Whereas, the execution and delivery by the Company of this Forty-First Supplemental Indenture, and the terms of the 2024 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-First Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2024 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-First Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-First Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:


                         PART I.

             ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.



                            PART II.

            STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                               PART III.

               INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.


                             PART IV.

                          OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated '' 6-5/8% Series, due 2024'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on December 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on June 1 and December 1 of each year (except that the first interest payment thereon shall be made June 1, 1995 for the period from January 15, 1995 through May 31, 1995); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2024 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2024 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan Agreement of certain funds to be acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1995A (Indianapolis Power & Light Company Project) (the ''Series 1995A Bonds''), authenticated and delivered under and pursuant to an Indenture of Trust dated as of January 15, 1995 (hereinafter called the ''City Indenture''), by and between the City and Bank One Indianapolis, NA, as Trustee (the ''City Trustee''). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City
Indenture, the 2024 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1995A Bonds will be used for the refunding of the aggregate principal amount of Forty
Million Dollars ($40,000,000) of the City's Pollution Control Revenue Bonds, Series 1984 (Indianapolis Power & Light Company Project) issued by the City pursuant to applicable loan agreements.

     Upon the notice and in the manner and with the effect provided in this Section 2, the 2024 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:


     (a) In whole, at the option of the Company, if the Facilities or Units 3 or 4 of the Petersburg Generating Station serviced by the Facilities shall have been damaged or destroyed (i) to such extent that they cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

     (b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or Units 3 or 4 of the Petersburg Generating Station serviced by the Facilities, shall have been taken, under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or such Units 3 or 4 for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

     (c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) entered after the contest thereof by the Company in good faith or the decision of the Company not to contest the same, the Loan Agreement shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

     (d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the operation of Units 3 or 4 of the Petersburg Generating Station serviced by the Facilities shall have occurred or technological or other changes shall have occurred which render the Facilities or said Units 3 or 4 uneconomic for use in the reasonable opinion of the Company.

     (e) In part, at the option of the Company, to the extent of net proceeds received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities.

     (f) In whole, at any time on or after December 1, 2004, or in part on any interest payment date on or after December 1, 2004, at the option of the Company at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading ''Redemption Premium'' in the form of the 2024 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2024 PC Bond.

     (g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2024 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

     (h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series 1995A Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2024 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2024 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 PC Bond.


     (i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series 1995A Bonds held by persons other than a ''substantial user'' or a ''related person'' as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2024 PC Bond then outstanding to be redeemed on the next succeeding interest payment date within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2024 PC Bond pursuant to this
Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1995A Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 PC Bond on the next succeeding interest payment date within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2024 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City Trustee to redeem the Series 1995A Bonds in part, which redemption would have the result that the interest payable on the Series 1995A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a ''substantial user'' or a ''related person'' as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended.

     In case of redemption of 2024 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b),
(c), (d), (f), (g), (h) or (i) above, the amounts payable upon redemption of 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2024 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2024 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-First Supplemental Indenture, the Loan Agreement and the 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2024 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1995A Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

     The 2024 PC Bond and the Series 1995A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b), (c), (d) or (e) above.

     To exercise any of the options granted to redeem the 2024 PC Bond in whole or in part or to comply with any obligations to redeem the 2024 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City
Trustee, which date shall be not less than thirty (30) days nor more than ninety (90) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2024 PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2024 PC Bond.

     At the option of the holder, the 2024 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.


     The 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-First Supplemental Indenture.

     The Company shall not be required to transfer or exchange the 2024 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2024 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2024 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

     Section 3. The 2024 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:


[form of face of 2024 pc bond]

     This First Mortgage Bond, 6-5/8% Series, due 2024 (hereinafter called the ''2024 PC Bond'') is not transferable except to a successor trustee under the Indenture of Trust dated as of January 15, 1995, between the City of Petersburg, Indiana and Bank One Indianapolis, N.A., Indiana, as the Trustee, or to Indianapolis Power & Light Company.


INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 6-5/8% Series, Due 2024
Due December 1, 2024

No. 1                                       $40,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay to BankOne Indianapolis, N.A., Indiana, as the Trustee (hereinafter called the ''City Trustee'') under the Indenture of Trust between the City of Petersburg, Indiana (the ''City'') and the City Trustee, dated as of January 15, 1995 (the ''City Indenture'') or registered assigns, on December 1, 2024, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Forty Million Dollars ($40,000,000) in lawful money of the United
States of America, and to pay to the registered owner hereof interest thereon from the first day of June or the first day of December next preceding the date of this 2024 PC Bond (except that the first interest payment hereunder shall be made June 1, 1995 for the period from January 15, 1995 through May 31, 1995), at the rate of six and five-eighths percent (6-5/8%) per annum in like lawful money at said office or agency, on June 1 and December 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.
The interest payable hereunder on June 1 or December 1 will be paid to the registered owner of this 2024 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.


REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2024 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.


     No recourse shall be had for the payment of the principal of or interest on this 2024 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2024 PC Bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the
Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In Witness Whereof, Indianapolis Power & Light Company has caused this 2024 PC Bond to be signed in its name by its President or its Treasurer, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                                Indianapolis Power & Light Company


Dated                           By
                                        Treasurer
Attest:

By
Secretary


[form of trustee's certificate on 2024 pc bond]

                        Trustee's Certificate

     This 2024 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-First Supplemental Indenture thereto.


                        American National Bank and Trust Company of
                                Chicago       Trustee

                        By
                                Authorized Signature


[form of reverse side of 2024 pc bond]

                INDIANAPOLIS POWER & LIGHT COMPANY

           First Mortgage Bond, 6-5/8% Series, due 2024
                Due January 1, 2024

     This 2024 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 6-5/8% Series, due 2024 (herein called the ''2024 PC Bond'') limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Forty-First Supplemental Indenture dated as of January 15, 1995, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2024 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of January 15, 1995, between the City and the Company (the ''Loan Agreement''). In order to obtain funds for such loan, the City, contemporaneously with the issue of this 2024 PC Bond, will issue Forty Million Dollars ($40,000,000) principal amount of its Pollution Control Refunding Revenue Bonds, Series 1995A (Indianapolis Power & Light Company Project) (the ''City Bonds'') under and pursuant to the City Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2024 PC Bond and from moneys in the Bond Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2024 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Forty-First Supplemental Indenture.

     This 2024 PC Bond is not subject to redemption prior to December 1, 2004, except as provided in Section 2 of the Forty-First Supplemental Indenture, to which reference is made for full description of redemption provisions.

     This 2024 PC Bond is subject to redemption in whole at any time on or after December 1, 2004, or in part on any interest payment date on or after December 1, 2004, at the option of the Company, upon at least thirty (30) days prior notice, all as provided in the Forty-First Supplemental Indenture, at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading ''Redemption
Premium'':

If Redeemed During the Twelve Months
Ending With the Thirtieth Day
Redemption
of November of the Year Stated                  Premium

2005                                            2.0%
2006                                            1.0%

and without premium if redeemed after November 30, 2006.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2024 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2024 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-First Supplemental Indenture, the principal of, and premium, if any, and interest on this 2024 PC Bond at the place, at the respective times and at the rate and the manner herein prescribed.


     This 2024 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

     This 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-First Supplemental Indenture.

[end of 2024 pc bond form]

     Section 4. Until the 2024 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2024 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-First Supplemental Indenture for a statement of such redemption prices.

     Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2024 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) The obligation of the Company to pay the principal of, and premium, if any, and interest on the 2024 PC Bond shall be discharged to the extent that any moneys in the Series 1995A Bond Account within the Bond Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1995A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2024 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1995A Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2024 PC Bond.

As the principal of, premium, if any, and interest on the 2024 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2024 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2024 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2024 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2024 PC Bond, any such certificate shall be controlling and conclusive.

     Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in
Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2024 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2024 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2024 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     Section 7. The Company covenants that, so long as the 2024 PC Bond shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-First Supplemental Indenture or of the 2024 PC Bond issued hereunder.

     Section 9. Whenever in this Forty-First Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 10. Nothing in this Forty-First Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-First Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2024 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-First Supplemental Indenture.

     Section 12. This Forty-First Supplemental Indenture is dated as of January 15, 1995, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank And Trust Company Of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


Indianapolis Power & Light Company,



By /s/ Bryan G. Tabler
Bryan G. Tabler,
Senior Vice-President

Attest:


/s/ Clark L. Snyder
Clark L. Snyder,
Assistant Secretary

American National Bank And Trust Company of
Chicago



By /s/ Ronald B. Bremen
Ronald B. Bremen,
Vice-President

Attest:
(Seal)

/s/ Robert M. Selangowski
Robert M. Selangowski,
Assistant Secretary

State of Indiana
County of Marion


     On this 2nd day of February, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came Bryan
G. Tabler, Senior Vice-President, and Clark L. Snyder, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said Bryan G. Tabler and Clark L. Snyder being by me severally duly sworn did depose and say that the said Bryan G. Tabler resides in Marion County, Indiana and the said Clark L. Snyder resides in Marion County, Indiana; that said Bryan G. Tabler is Senior Vice-President and said Clark L. Snyder is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.


     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 2nd day of February 1995.




/s/ Gloria K. Bryant
Gloria K. Bryant,
Notary Public

My Commission Expires:
     June 11, 1995

My County of Residence is:
     Marion

(Notarial Seal)
State of Illinois
County of Cook

     On this 1st day of February, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 1st day of February, 1995.





/s/ Bernadette G. Janairo
Bernadette G. Janairo
Notary Public

My Commission Expires:
     May 22, 1998

My County of Residence is:
     Cook

(Notarial Seal)

This instrument was prepared by
Bryan G. Tabler

                                                                  Exhibit 4.4.12

             INDIANAPOLIS POWER & LIGHT COMPANY

                             TO

             AMERICAN NATIONAL BANK AND TRUST

                   COMPANY OF CHICAGO

                                      Trustee





            Forty-Second Supplemental Indenture





              Dated as of October 1, 1995


            ESTABLISHING FIRST MORTGAGE BONDS,

                 5.21% Series, Due 2023









                   TABLE OF CONTENTS*

                         of

         FORTY-SECOND SUPPLEMENTAL INDENTURE

                         of

         INDIANAPOLIS POWER & LIGHT COMPANY

                                                           Page
Parties                                                      1
Recitals                                                     1
Section 1   Granting clauses                                 4
              Part I   Electric Distributing Systems         5
              Part II  Steam and Hot Water Distributing
                         Systems                             5
              Part III Indeterminate Permits and Franchises  6
              Part IV  Other Property                        6
            General and after-acquired title                 6
Section 2   Designation of Fortieth series of bonds
              and kind and denominations thereof             7
            Designation of Company or American National
              Bank and Trust Company of Chicago as
              paying agent                                   8
            Purpose of bonds                                 8
            Redemption of bonds                              8
            Exchange of bonds                                9
            Transfer of bonds                                9
            Series limited to $40,000,000                    9
Section 3   Form of fully registered bond                   10
            Form of Trustee's certificate on bonds          12
Section 4   Temporary bonds                                 14
Section 5   Payments made hereunder; discharge of
              obligation; credits                           14
Section 6   Annual Payments for Maintenance and
              Improvement Fund                              15
Section 7   Compliance with Section 47 of Original
              Mortgage with respect to dividend
              restrictions                                  15
Section 8   Acceptance of trusts by Trustee and
              conditions of acceptance                      15

*Table of Contents is not part of the Forty-Second
Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.


                                                          Page
Section 9   Successors and assigns                         16
Section 10  Limitation of rights hereunder                 16
Section 11  Compliance with terms, provisions and
              conditions of Mortgage                       16
Section 12  Execution in counterparts                      16
Testimonium                                                17
Signatures and Seals                                       17
Acknowledgements                                           18

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 1,
1995, between Indianapolis Power & Light Company, a corporation of the State of Indiana, hereinafter sometimes called the ''Company,'' party of the first part, and American National Bank and Trust Company of Chicago, a national banking association, as Trustee, hereinafter sometimes called the ''Trustee,'' party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the ''Original Mortgage'' when referred to as existing prior to any supplement thereto or modification thereof, and the ''Mortgage'' when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     Whereas, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949, as of February 1,
1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of
May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981, as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of
April 1, 1993, as of October 1, 1993, as of February 1, 1994 and as of January 15, 1995.

     Whereas, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     Whereas, the Company has entered into a Loan Agreement, dated as of October 1, 1995 (hereinafter called the ''Loan Agreement'') with the
City of Petersburg, Indiana (the ''City''), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City's Pollution Control Refunding Revenue Bonds, Series 1985 (Indianapolis Power & Light Company Project) issued by the City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities (the ''Facilities''); and

     Whereas, the Company has secured a Municipal Bond Insurance Policy issued by AMBAC Indemnity Corporation (''AMBAC'') to secure the timely payment of principal and interest on the City of Petersburg Pollution Control Refunding Revenue Bonds, Adjustable Rate Tender Securities
(ARTS)SM, Series 1995B (Indianapolis Power & Light Company Project), due January 1, 2023 (the ''Series 1995B Bonds''); and

     Whereas, the Company will enter into an Insurance Agreement dated as of October 18, 1995 with AMBAC (the ''Insurance Agreement'') to evidence the reimbursement obligations of the Company to AMBAC for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy issued by AMBAC (the ''Bond Obligations''); and

     Whereas, the Company has entered into an Interest Rate Swap Agreement, dated as of October 11, 1995 with AMBAC Financial Services Limited Partnership (hereinafter ''AFSLP''), (the ''Swap Agreement'') under which AFSLP will have an obligation to make payments to the Company equal to the variable rate interest payments on the Series 1995B Bonds, subject to adjustment in accordance with the terms of the Swap Agreement, and the Company will have an obligation to make payments to AFSLP equal to the fixed rate interest payment on the Company's 2023 PC Bond, as defined below, and such payments subject to a netting of those obligations in accordance with the terms of the Swap Agreement (to the extent amounts are owing by the Company after such netting, the ''Swap Obligations''); and

     Whereas, the Company has secured a Financial Guaranty Insurance Policy pursuant to which AMBAC insures the payment obligations of the Company pursuant to the Swap Agreement (the ''Swap Policy''); and

     Whereas, the Insurance Agreement also evidences the reimbursement obligations of the Company to AMBAC for any payments made pursuant to the Swap Policy; and

     Whereas, pursuant to the terms of the Swap Agreement and the Insurance Agreement the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Second Supplemental Indenture in order to evidence and secure amounts owing under the terms of the Swap Agreement and the Insurance Agreement; and

     Whereas, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its ''First Mortgage Bonds, 5.21% Series, due 2023'' (the bonds of said series being hereinafter sometimes referred to as the ''2023 PC Bond''), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

     Whereas, all things necessary to make the 2023 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Second Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     Whereas, the execution and delivery by the Company of this Forty-Second Supplemental Indenture, and the terms of the 2023 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     Whereas, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     Whereas, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Second Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereto;

     Now, Therefore, This Indenture Witnesseth that, in consideration of the premises and of the acceptance or purchase of the 2023 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Second Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     Section 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:


                             PART I.

                 ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby and Sullivan, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                              PART II.

             STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems acquired by the Company after May 1, 1940, the date of the Original Mortgage, and located in the City of Indianapolis, Marion County, Indiana, and any additions to or extensions of any such systems; together with the buildings, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                              PART III.

                 INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.


                                 PART IV.

                               OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     Section 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated ''5.21% Series, due 2023'', each of which shall also bear the descriptive title ''First Mortgage Bonds''; said bonds shall mature on January 1, 2023, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall be payable on the dates, at the times and in the amounts required by the Swap Agreement and the Insurance Agreement; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of 5.21% and shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of amounts due hereunder, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2023 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2023 PC Bond will be issued to evidence and secure the reimbursement obligations of the Company to AMBAC under the Insurance Agreement for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure payments made by the Company to AFSLP under the Swap Agreement.

     Upon the notice and in the manner and with the effect provided in this Section 2, the 2023 PC Bond shall be redeemable prior to the maturity thereof in whole or in part at the times, and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

     The Company shall provide notice to the Trustee of a reduction, in whole or in part, in the notional amounts owing under the Swap Agreement and a corresponding reduction, in whole or in part, in the outstanding principal amount of the Series 1995B Bonds, and the Trustee shall thereafter notify the holders of such event and request the holders to surrender their 2023 PC Bonds for cancellation; or, in the case of a partial reduction, surrender of the bonds in connection with the issuance of replacement bonds in denominations equal to the remaining notional amount owing under the Swap Agreement and the outstanding principal amount of the Series 1995B Bonds.

     At the option of the holder, the 2023 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Second Supplemental Indenture.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2023 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2023 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000), together with interest at the per annum rate of 5.21% from the date of authentication to maturity, (such total obligation hereinafter referred to as the ''Stated Amount'') and shall be issued under the provisions of Article VII of the Original Mortgage.

     Section 3. The 2023 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:


[form of face of 2023 pc bond]

     This First Mortgage Bond, 5.21% Series, due 2023 (hereinafter called the ''2023 PC Bond'') is not transferable except with the prior written consent of the Company, or to Indianapolis Power & Light Company.


INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, Due 2023
Due January 1, 2023

No. 1                                           $40,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the ''Company''), for value received, hereby promises to pay to AMBAC Indemnity Corporation the Bond Obligations (as defined in the hereinafter defined Indenture) and to AMBAC Financial Services, Limited Partnership the Swap Obligations (as defined in the hereinafter defined Indenture) payable on the dates and at the times required by the Insurance Agreement and the Swap Agreement (both as defined in the hereinafter defined Indenture) in lawful money of the United States of America; provided, however, that the amount payable hereunder shall not exceed the principal amount of $40,000,000 plus interest at the per annum rate of 5.21%. The amounts payable hereunder are subject to reduction in the manner described in the Indenture in the event of reductions in the Bond Obligations and the Swap Obligations. The amounts payable hereunder will be paid to the registered owner of this 2023 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.


     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2023 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.


     No recourse shall be had for any amounts payable on this 2023 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2023 PC Bond shall not become obligatory until American
National Bank and Trust Company of Chicago, the Trustee under the
Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     In Witness Whereof, Indianapolis Power & Light Company has caused this 2023 PC Bond to be signed in its name by its President or its Treasurer, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.


                           Indianapolis Power & Light Company


Dated                      By
                                Treasurer
Attest:

By
Secretary


[form of trustee's certificate on 2023 pc bond]

Trustee's Certificate

     This 2023 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Second Supplemental Indenture thereto.


                  American National Bank and Trust
                  Company of Chicago
                                        Trustee


                  By
                        Authorized Signature


[form of reverse side of 2023 pc bond]

INDIANAPOLIS POWER & LIGHT COMPANY

First Mortgage Bond, 5.21% Series, due 2023
Due January 1, 2023

     This 2023 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.21% Series, due 2023 (herein called the ''2023 PC Bond'') limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Forty-Second Supplemental Indenture dated as of October 1, 1995 (the ''Indenture''), all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the ''Mortgage''), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2023 PC Bond evidences and secures the reimbursement obligations of the Company to AMBAC under the Insurance Agreement for the payment by AMBAC of the principal of and interest on the Series 1995B Bonds pursuant to the Municipal Bond Insurance Policy, and to secure certain payments made by the Company to AFSLP under the Swap Agreement. Anything herein to the contrary notwithstanding, all amounts constituting Settlement Amounts, as defined in the Swap Agreement, shall not be payable hereunder or secured hereby.

     This 2023 PC Bond is subject to redemption in whole or in part at the times and in the amounts that corresponding redemptions are made on the Series 1995B Bonds and to the extent that a corresponding reduction occurs in the notional amount under the Swap Agreement.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (662/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2023 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of amounts owing hereunder without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2023 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, to pay, subject to the provisions of the Forty-Second Supplemental Indenture, all amounts owing under the Swap Agreement and the Insurance Agreement at the place, at the respective times and in the manner herein prescribed.

     This 2023 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars and any larger denomination which is a whole multiple of Five Thousand Dollars.

     This 2023 PC Bond will be nontransferable except with the prior written consent of the Company and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2023 PC Bond or Bonds, in authorized denominations, of equal aggregate principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Second Supplemental Indenture.


[end of 2023 pc bond form]

     Section 4. Until the 2023 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2023 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Second Supplemental Indenture for a statement of such redemption prices.

     Section 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2023 PC Bond all amounts due and owing under the Swap Agreement or the Insurance Agreement up to the Stated Amount, at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) the obligation of the Company hereunder to AFSLP shall be discharged upon termination of the Swap Agreement and payment of all amount owing thereunder; and

     (b) the obligation of the Company hereunder to AMBAC shall be discharged upon termination of the Swap Agreement together with the delivery to the Trustee under the Indenture of Trust dated as of October 1, 1995 between the City and Bank One, Indianapolis, NA, as Trustee, of a new First Mortgage Bond in the principal amount of the Series 1995B Bonds then outstanding.

Upon payment of all amounts owing hereunder, the 2023 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2023 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2023 PC Bond unless it has received (a) the bond for cancellation by it, or (b) certificates signed by duly authorized officers of AMBAC Indemnity or AFSLP specifying the amount of such payment or credit. In the absence of receipt by the Trustee of any 2023 PC Bond, any such certificates shall be controlling and conclusive.

     Section 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in
Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2023 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2023 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2023 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     Section 7. The Company covenants that, so long as the 2023 PC Bond shall remain outstanding, it will comply with all of the provisions of
Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     Section 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Second Supplemental Indenture or of the 2023 PC Bond issued hereunder.

     Section 9. Whenever in this Forty-Second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 10. Nothing in this Forty-Second Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Second Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     Section 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2023 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Second Supplemental Indenture.

     Section 12. This Forty-Second Supplemental Indenture is dated as of October 1, 1995, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.



     In Witness Whereof, Indianapolis Power & Light Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its Vice-President or Treasurer, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and American National Bank And Trust Company Of Chicago, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Vice-Presidents, and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, all as of the day, month and year first above written.


                        Indianapolis Power & Light Company,


                        /s/   Steven L. Meyer
                        By    Steven L. Meyer,
                                Treasurer

Attest:

/s/   Wendy V. Yerkes
Wendy V. Yerkes,
Assistant Secretary

                        American National Bank And Trust Company of
                                Chicago


                        /s/   Ronald B. Bremen
                        By    Ronald B. Bremen,
                                Vice-President

Attest:
(Seal)
/s/   Robert M. Selangowski

Robert M. Selangowski,
Assistant Secretary



State of Indiana )
                 ) ss:
County of Marion )



     On this 12th day of October, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came
Steven L. Meyer, Treasurer, and Wendy V. Yerkes, Assistant Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Treasurer and Assistant
Secretary, respectively. Said Steven L. Meyer and Wendy V. Yerkes being by me severally duly sworn did depose and say that the said Steven L. Meyer resides in Marion County, Indiana and the said Wendy V. Yerkes resides in Marion County, Indiana; that said Steven L. Meyer is Treasurer and said Wendy V. Yerkes is Assistant Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.



                        /s/   Sandra L. Stewart

                              Sandra L. Stewart
                              Notary Public

My Commission Expires:
     July 24, 1998

My County of Residence is:
     Johnson

(Notarial Seal)

State of Illinois  )
                   ) ss:
County of Cook     )

     On this 12th day of October, in the year 1995, before me, a Notary Public in and for the County and State aforesaid, personally came Ronald B. Bremen, Vice-President, and Robert M. Selangowski, Assistant
Secretary, of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Senior Vice-President and Assistant Secretary, respectively. Said Ronald B. Bremen and Robert M. Selangowski, being by me severally sworn did depose and say that the said Ronald B. Bremen resides in Glencoe, Illinois, and that the said Robert M. Selangowski resides in Lansing, Illinois; that said Ronald B. Bremen is Vice-President and said Robert M. Selangowski is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     In Witness Whereof, I have hereunto set my hand and affixed my official seal this 12th day of October, 1995.



                                /s/   Bernadette G. Janairo
                                      Bernadette G. Janairo
                                      Notary Public

My Commission Expires:
     May 22, 1998

My County of Residence is:
     Cook

(Notarial Seal)

This instrument was prepared by
Bryan G. Tabler

                                                                  Exhibit 4.4.13

                                                                [CONFORMED COPY]
================================================================================



                       INDIANAPOLIS POWER & LIGHT COMPANY
                                       TO
                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                Trustee



                                  -------------

                       Forty-Third Supplemental Indenture
                                  -------------



                           Dated as of August 1, 2001


                       ESTABLISHING FIRST MORTGAGE BONDS,
                             5.75% Series, Due 2021




================================================================================

                               TABLE OF CONTENTS*

                                       of
                       FORTY-THIRD SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY
                                                                            Page

PARTIES........................................................................1
RECITALS ......................................................................1
SECTION 1       Granting clauses...............................................3
                    Part I   Electric Distributing Systems.....................4
                    Part II Reserved...........................................4
                    Part III Indeterminate Permits and Franchises..............4
                    Part IV  Other Property....................................5
                    General and after-acquired title...........................6
SECTION 2       Designation of Forty-Third series of bonds and kind and
                    denominations thereof .....................................6
                Designation of Company or American National Bank and Trust
                    Company of Chicago as paying agent.........................6
                Purpose of bonds...............................................7
                Redemption of bonds............................................7
                Exchange of bonds.............................................12
                Transfer of bonds.............................................12
                Series limited to $40,000,000.................................13
SECTION 3       Form of fully registered bond.................................13
                Form of Trustee's certificate on bonds........................15
SECTION 4       Temporary bonds...............................................19
SECTION 5       Payment of principal and interest; credits....................19
SECTION 6       Annual Payments for Maintenance and Improvement Fund..........20
SECTION 7       Compliance with Section 47 of Original Mortgage with
                   respect to dividend restrictions...........................20
SECTION 8       Acceptance of trusts by Trustee and conditions of
                   Acceptance.................................................20
-------------------
* Table of Contents is not part of the Forty-Third Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

                                                                            Page

SECTION 9         Successors and assigns......................................20
SECTION 10        Limitation of rights hereunder..............................21
SECTION 11        Compliance with terms, provisions and
                        conditions of Mortgage................................21
SECTION 12        Execution in counterparts...................................21

TESTIMONIUM...................................................................22
SIGNATURES AND SEALS..........................................................22
ACKNOWLEDGEMENTS..............................................................22

     THIS FORTY-THIRD SUPPLEMENTAL INDENTURE, dated as of August 1, 2001, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, and as of October 1, 1995; and

     WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS, the Company entered into a Loan Agreement, dated as of May 1, 1991 (hereinafter called the "Loan Agreement") with the City of Petersburg, Indiana (the "City"), in order to obtain funds for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City's Pollution Control Revenue Bonds, Series 1981 (Indianapolis Power & Light Company Project) issued by the City pursuant to related loan agreements to pay a portion of the cost of acquisition, construction, installation and equipping by the Company of certain pollution control facilities, sewage facilities and solid waste disposal facilities (the "Facilities") at the Petersburg Generating Station Units 1, 2, 3 and 4 (the "Plant") and the issuance of $40,000,000 aggregate principal amount of the City's Pollution Control Refunding Revenue Bonds, Series 1991 (Indianapolis Power & Light Company Project) (the "Bonds"); and

     WHEREAS, the Company has elected to convert the applicable interest rate on the Bonds to the Long Term Rate effective as of August 1, 2001, and pursuant to the Loan Agreement, the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Third Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.75% Series, due 2021" (the bonds of said series being hereinafter sometimes referred to as the "2021 PC Bond"), limited to the aggregate principal amount of Forty Million Dollars ($40,000,000); and

     WHEREAS, all things necessary to make the 2021 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Third Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS, the execution and delivery by the Company of this Forty-Third Supplemental Indenture, and the terms of the 2021 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Third Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2021 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Third Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Third Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                                     PART I.

                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                    PART II.
                                   [Reserved ]

                                    PART III.
                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.


                                    PART IV.

                                 OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Forty Million Dollars ($40,000,000) to be issued under and secured by the Mortgage, to be designated "5.75% Series, due 2021", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on AUGUST 1, 2021, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year (except that the first interest payment thereon shall be made February 1, 2002 for the period from August 1, 2001 through January 31, 2002); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2021 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2021 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2021 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2021 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan Agreement of certain funds previously acquired by the City through the issuance of City of Petersburg, Indiana, Pollution Control Refunding Revenue Bonds, Series 1991 (Indianapolis Power & Light Company Project) (the "Series 1991 Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of May 1, 1991 (hereinafter called the "City Indenture"), by and between the City and National City Bank of Indiana, as successor to Merchants National Bank & Trust Company of Indianapolis, as Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2021 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1991 Bonds were used for the refunding of the aggregate principal amount of Forty Million Dollars ($40,000,000) of the City's Pollution Control Revenue Bonds, Series 1981 (Indianapolis Power & Light Company Project) issued by the City pursuant to applicable loan agreements.

     Upon the notice and in the  manner  and with the  effect  provided  in this
Section 2, the 2021 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or the Plant shall have been damaged or destroyed to such extent that (i) it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or the Plant, shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser for the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or the Plant for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or
     (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) the Loan Agreement or the Note shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the Plant shall have occurred or technological or other changes shall have occurred which render the Facilities uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds, received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities as a qualified exempt facility.

(f) In whole or in part, at the option of the Company at any time on or after August 1, 2011, at a price equal to the principal amount of the 2021 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2021 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2021 PC Bond.

(g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2021 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

(h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series 1991 Bonds then outstanding immediately due and payable pursuant to the City
     Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2021 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2021 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2021 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and
     (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2021 PC Bond.

(i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series 1991 Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2021 PC Bond then outstanding to be redeemed within ninety (90) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2021 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2021 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1991 Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2021 PC Bond within ninety (90) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2021 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City Trustee to redeem the Series 1991 Bonds in part, which redemption would have the result that the interest payable on the Series 1991 Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended.

     In case of redemption of the 2021 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d),
(f), (g), (h) or (i) above, the amounts payable upon redemption of the 2021 PC Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2021 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2021 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-Third Supplemental Indenture, the Loan Agreement and the 2021 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2021 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1991 Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

     The 2021 PC Bond and the Series 1991 Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b),
(c), (d) or (e) above.

     To exercise any of the options granted to redeem the 2021 PC Bond in whole or in part or to comply with any obligations to redeem the 2021 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City Trustee, which date shall be not less than thirty (30) days nor more than sixty (60) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2021 PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2021 PC Bond.

     At the option of the holder, the 2021 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2021 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2021 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Third Supplemental Indenture.

     The Company shall not be required to transfer or exchange the 2021 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2021 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2021 PC Bond shall be limited to an aggregate principal amount of Forty Million Dollars ($40,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

     SECTION 3. The 2021 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                         [FORM OF FACE OF 2021 PC BOND]

     This First Mortgage Bond, 5.75% Series, due 2021 (hereinafter called the "2021 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of May 1, 1991, between the City of Petersburg, Indiana and National City Bank of Indiana, as successor to Merchants National Bank & Trust Company of Indianapolis, as the Trustee, or to Indianapolis Power & Light Company.


                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.75% Series, Due 2021
                               Due August 1, 2021

No. 1                                                                $40,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay National City Bank of Indiana, as successor to Merchants National Bank & Trust Company of Indianapolis, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City Trustee, dated as of May 1, 1991 (the "City Indenture") or registered assigns, on August 1, 2021, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Forty Million Dollars ($40,000,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this 2021 PC Bond (except that the first interest payment hereunder shall be made on February 1, 2002 for the period from August 1, 2001 through January 31, 2002), at the rate of five and seventy-five hundreths percent (5.75%) per annum in like lawful money at said office or agency on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will be paid to the registered owner of this 2021 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2021 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this 2021 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2021 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this 2021 PC Bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                                            INDIANAPOLIS POWER & LIGHT
                                                     COMPANY


Dated_______________                        By_______________________________
                                                                       President

Attest:

By_____________________________
                  Secretary


                 [FORM OF TRUSTEE'S CERTIFICATE ON 2021 PC BOND]

                              Trustee's Certificate

     This 2021 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Third Supplemental Indenture thereto.

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO
                                                        Trustee



                                            By________________________________
                                                     Authorized Signature


                     [FORM OF REVERSE SIDE OF 2021 PC BOND]
                       INDIANAPOLIS POWER & LIGHT COMPANY
                   FIRST MORTGAGE BOND, 5.75% Series, due 2021
                               Due August 1, 2021

     This 2021 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.75% Series, due 2021 (herein called the "2021 PC Bond") limited in aggregate principal amount to Forty Million Dollars ($40,000,000) and established by a Forty-Third Supplemental Indenture dated as of August 1, 2001, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2021 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of May 1, 1991, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City issued Forty Million Dollars ($40,000,000) principal amount of its Pollution Control Refunding Revenue Bonds, Series 1991 (Indianapolis Power & Light Company Project) (the "City Bonds") under and pursuant to the City Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2021 PC Bond and from moneys in the Bond Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2021 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Forty-Third Supplemental Indenture.

     This 2021 PC Bond is not subject to redemption prior to August 1, 2011, except as provided in Section 2 of the Forty-Third Supplemental Indenture, to which reference is made for full description of redemption provisions.

     This 2021 PC Bond is subject to redemption in whole or in part at any time on or after August 1, 2011, at the option of the Company, upon at least thirty
(30) days prior notice, all as provided in the Forty-Third Supplemental Indenture, at a price equal to the principal amount of the 2021 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption Premium":

         If Redeemed During the Twelve Months
         Ending With the Thirty-first Day                     Redemption
         Of July of the Year Stated                           Premium
         ---------------------------------------------------------------
         2012                                                 2.0%
         2013                                                 1.5%
         2014                                                 1.0%
         2015                                                 0.5%

and without premium if redeemed after July 31, 2015.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2021 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2021 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-Third Supplemental Indenture, the principal of, and premium, if any, and interest on this 2021 PC Bond at the place, at the respective times and at the rate and the manner herein prescribed.

     This 2021 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars ($5,000) and any larger denomination which is a whole multiple of Five Thousand Dollars ($5,000).

     This 2021 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2021 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Third Supplemental Indenture.

     Upon redemption of this 2021 PC Bond in part and surrender thereof at the office or agency of the Company in Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2021 PC Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

                           [END OF 2021 PC BOND FORM]


     SECTION 4. Until the 2021 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2021 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Third Supplemental Indenture for a statement of such redemption prices.

     SECTION 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2021 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

          (a) the obligation of the Company to pay the principal of, and premium, if any, and interest on the 2021 PC Bond shall be discharged to the extent that any moneys in the Bond Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1991 Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2021 PC Bond.

          (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1991 Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2021 PC Bond.

As the principal of, premium, if any, and interest on the 2021 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2021 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2021 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2021 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2021 PC Bond, any such certificate shall be controlling and conclusive.

     SECTION 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2021 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2021 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2021 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     SECTION 7. The Company covenants that, so long as the 2021 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Third Supplemental Indenture or of the 2021 PC Bond issued hereunder.

     SECTION 9. Whenever in this Forty-Third Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 10. Nothing in this Forty-Third Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Third Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2021 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Third Supplemental Indenture.

     SECTION 12. This Forty-Third Supplemental Indenture is dated as of August 1, 2001, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.


                                            INDIANAPOLIS POWER & LIGHT
                                            COMPANY,


                                            By /s/WILLIAM H. HENLEY
                                              ---------------------------------
(SEAL)                                         WILLIAM H. HENLEY,
                                               President
Attest:

By: /s/WILLIAM R. DODDS
   -----------------------------
    WILLIAM R. DODDS,
    Secretary
                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO


                                            By /s/ROBERT M. SELANGOWSKI
                                              ---------------------------------
                                               ROBERT M. SELANGOWSKI,
                                               Authorized Officer

Attest:
                                                                        (SEAL)

By: /s/F. HENRY KLESCHEN
   -------------------------------
    F. HENRY KLESCHEN,
    Authorized Officer

STATE OF INDIANA  )
                  )  SS:
COUNTY OF MARION  )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came WILLIAM H. HENLEY, President and WILLIAM R. DODDS, Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such President and Secretary, respectively. Said WILLIAM H. HENLEY and WILLIAM R. DODDS being by me severally duly sworn did depose and say that the said WILLIAM
H. HENLEY resides in Marion County, Indiana and the said WILLIAM R. DODDS resides in Fulton County, Illinois; that said WILLIAM H. HENLEY is President and said WILLIAM R. DODDS is Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.


                                                     /s/DINAH L. KIRKHAM
                                                     ---------------------------
                                                     DINAH L. KIRKHAM,
                                                              Notary Public

My Commission Expires:
         June 23, 2008

My County of Residence is:
         Johnson
                                                              (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, Authorized Officers of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, being by me severally sworn did depose and say that the said ROBERT M. SELANGOWSKI resides in Lansing, Illinois, and that the said F. HENRY KLESCHEN resides in Evanston, Illinois; that said ROBERT M. SELANGOWSKI and said F. HENRY KLESCHEN, are Authorized Officers of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.


                                                     /s/KATHLEEN A. WHITE
                                                     -------------------------
                                                     KATHLEEN A. WHITE,
                                                      Notary Public

My Commission Expires:
         February 9, 2002
My County of Residence is:
         Cook

(NOTARIAL SEAL)


                         This instrument was prepared by
                                 BRIANE M. HOUSE

                                 RECORDING DATA

          Forty-Third Supplemental Indenture Dated as of August 1, 2001

                                                     Instrument      Recording
County            Record            Page             No.               Date
--------------------------------------------------------------------------------

Bartholomew       ---               ---              200100009896      7/27/2001
Boone             ---               ---              0109135           7/27/2001
Daviess           ---               ---              01-3596           7/27/2001
Gibson            ---               ---              200100005588      7/27/2001
Greene            Inden. Bk. 27     17-43            200100004074      7/27/2001
Hamilton          ---               ---              200100046495      7/27/2001
Hancock           ---               ---              0110422           7/27/2001
Hendricks         Mtg. Rec. 261     708-734          200100021807      7/27/2001
Johnson           ---               ---              2001-022709       7/27/2001
Knox              Mtg. Rec. 554     516-542          5735              7/27/2001
Madison           ---               ---              200117484         7/27/2001
Marion            ---               ---              2001-0130008      7/27/2001
Monroe            ---               ---              2001015471        7/27/2001
Morgan            ---               ---              20111809          7/27/2001
Owen              Mtg. Rec. IC      464-522          138714            7/27/2001
Pike              Mtg. Rec. 306     242-268          01-1783           7/27/2001
Putnam            ---               ---              2001005421        7/27/2001
Shelby            ---               ---              0106330           7/27/2001
Sullivan          Mtg. Rec. 258     977              012791            7/27/2001
Switzerland       Mtg. Rec. 133     25               8806              7/27/2001

                                                                  Exhibit 4.4.14

                                                                [CONFORMED COPY]
================================================================================





                          INDIANAPOLIS POWER & LIGHT COMPANY
                                          TO
                           AMERICAN NATIONAL BANK AND TRUST
                                  COMPANY OF CHICAGO
                                                   Trustee


                                      ----------

                          Forty-Fourth Supplemental Indenture

                                      ----------



                              Dated as of August 1, 2001


                          ESTABLISHING FIRST MORTGAGE BONDS,
                                5.90% Series, Due 2024



================================================================================

                                  TABLE OF CONTENTS*

                                          of
                          FORTY-FOURTH SUPPLEMENTAL INDENTURE
                                          of
                          INDIANAPOLIS POWER & LIGHT COMPANY

                                                                            Page

PARTIES........................................................................1
RECITALS ......................................................................1
SECTION 1       Granting clauses...............................................3
                    Part I   Electric Distributing Systems.....................4
                    Part II Reserved...........................................4
                    Part III Indeterminate Permits and Franchises..............4
                    Part IV  Other Property....................................5
                    General and after-acquired title...........................6
SECTION 2       Designation of Forty-Fourth series of bonds and kind and
                    denominations thereof .....................................6
                Designation of Company or American National Bank and Trust
                    Company of Chicago as paying agent.........................6
                Purpose of bonds...............................................7
                Redemption of bonds............................................7
                Exchange of bonds.............................................12
                Transfer of bonds.............................................12
                Series limited to $20,000,000.................................13
SECTION 3       Form of fully registered bond.................................13
                Form of Trustees certificate on bonds........................15
SECTION 4       Temporary bonds...............................................19
SECTION 5       Payment of principal and interest; credits....................19
SECTION 6       Annual Payments for Maintenance and Improvement Fund..........20
SECTION 7       Compliance with Section 47 of Original Mortgage with
                   respect to dividend restrictions...........................20
SECTION 8       Acceptance of trusts by Trustee and conditions of
                   Acceptance.................................................20
-------------------
* Table of Contents is not part of the Forty-Fourth Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

                                                                            Page

SECTION 9         Successors and assigns......................................20
SECTION 10        Limitation of rights hereunder..............................21
SECTION 11        Compliance with terms, provisions and
                        conditions of Mortgage................................21
SECTION 12        Execution in counterparts...................................21

TESTIMONIUM...................................................................22
SIGNATURES AND SEALS..........................................................22
ACKNOWLEDGEMENTS..............................................................22

     THIS FORTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2001, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995 and as of August 1, 2001; and

     WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS, the Company entered into a Loan Agreement, dated as of December 1, 1994 (hereinafter called the "Loan Agreement") with the City of Petersburg, Indiana (the "City"), in order to obtain funds for the financing of solid waste disposal facilities acquired, constructed, installed and equipped by the Company (the "Facilities") at the Petersburg Generating Station Units 1 and 2 (the "Plant") and the issuance of $20,000,000 aggregate principal amount of the City's Solid Waste Disposal Revenue Bonds, Series 1994A (Indianapolis Power & Light Company Project) (the "Bonds"); and

     WHEREAS, the Company has elected to convert the applicable interest rate on the Bonds to the Long Term Rate effective as of August 1, 2001, and pursuant to the Loan Agreement, the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Fourth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.90% Series, due 2024" (the bonds of said series being hereinafter sometimes referred to as the "2024 PC Bond"), limited to the aggregate principal amount of Twenty Million Dollars ($20,000,000); and

     WHEREAS, all things necessary to make the 2024 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Fourth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS, the execution and delivery by the Company of this Forty-Fourth Supplemental Indenture, and the terms of the 2024 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Fourth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2024 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Fourth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Fourth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                                     PART I.
                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                    PART II.
                                   [Reserved]


                                    PART III.
                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                    PART IV.
                                 OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Twenty Million Dollars ($20,000,000) to be issued under and secured by the Mortgage, to be designated "5.90% Series, due 2024", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on DECEMBER 1, 2024, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on June 1 and December 1 of each year (except that the first interest payment thereon shall be made December 1, 2001 for the period from August 1, 2001 through November 30, 2001); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2024 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2024 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2024 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan Agreement of certain funds previously acquired by the City through the issuance of City of Petersburg, Indiana, Solid Waste Disposal Revenue Bonds, Series 1994A (Indianapolis Power & Light Company Project) (the "Series 1994A Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of December 1, 1994 (hereinafter called the "City Indenture"), by and between the City and Chase Manhattan Trust Company, National Association, as successor to Society National Bank, Indiana, as Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2024 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1994A Bonds were used for the financing of the Facilities at the Plant.

     Upon the notice and in the  manner  and with the  effect  provided  in this
Section 2, the 2024 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or the Plant shall have been damaged or destroyed to such extent that (i) it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or the Plant, shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or the Plant for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or
     (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) the Loan Agreement or the Note shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the Plant shall have occurred or technological or other changes shall have occurred which render the Facilities uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds, received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities as a qualified exempt facility.

(f) In whole or in part, at the option of the Company at any time on or after August 1, 2011, at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2024 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2024 PC Bond.

(g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2024 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

(h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series 1994A Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2024 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2024 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and
     (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 PC Bond.

(i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series 1994A Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2024 PC Bond then outstanding to be redeemed within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2024 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2024 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1994A Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2024 PC Bond within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2024 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City Trustee to redeem the Series 1994A Bonds in part, which redemption would have the result that the interest payable on the Series 1994A Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended.

     In case of redemption of the 2024 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d),
(f), (g), (h) or (i) above, the amounts payable upon redemption of the 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2024 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2024 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-Fourth Supplemental Indenture, the Loan Agreement and the 2024 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2024 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1994A Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

     The 2024 PC Bond and the Series 1994A Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b),
(c), (d) or (e) above.

     To exercise any of the options granted to redeem the 2024 PC Bond in whole or in part or to comply with any obligations to redeem the 2024 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City Trustee, which date shall be not less than thirty (30) days nor more than sixty (60) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2024 PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2024 PC Bond.

     At the option of the holder, the 2024 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Fourth Supplemental Indenture.

     The Company shall not be required to transfer or exchange the 2024 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2024 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2024 PC Bond shall be limited to an aggregate principal amount of Twenty Million Dollars ($20,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

     SECTION 3. The 2024 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                         [FORM OF FACE OF 2024 PC BOND]

     This First Mortgage Bond, 5.90% Series, due 2024 (hereinafter called the "2024 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of December 1, 1994, between the City of Petersburg, Indiana and Chase Manhattan Trust Company, National Association, as successor to Society National Bank, Indiana, as the Trustee, or to Indianapolis Power & Light Company.

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.90% Series, Due 2024
                              Due December 1, 2024

No. 1                                                                $20,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay Chase Manhattan Trust Company, National Association, as successor to Society National Bank, Indiana, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City Trustee, dated as of December 1, 1994 (the "City Indenture") or registered assigns, on December 1, 2024, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Twenty Million Dollars ($20,000,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of June or the first day of December next preceding the date of this 2024 PC Bond (except that the first interest payment hereunder shall be made on December 1, 2001 for the period from August 1, 2001 through November 30, 2001), at the rate of five and ninety hundreths percent (5.90%) per annum in like lawful money at said office or agency on June 1 and December 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on June 1 or December 1 will be paid to the registered owner of this 2024 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2024 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this 2024 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2024 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this 2024 PC Bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                                            INDIANAPOLIS POWER & LIGHT
                                                     COMPANY

Dated_______________                       By_______________________________
                                                                       President

Attest:

By_____________________________
                  Secretary

                 [FORM OF TRUSTEE'S CERTIFICATE ON 2024 PC BOND]

                              Trustee's Certificate

     This 2024 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Fourth Supplemental Indenture thereto.


                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO
                                                                Trustee

                                            By________________________________
                                            Authorized Signature


                     [FORM OF REVERSE SIDE OF 2024 PC BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.90% Series, due 2024
                              Due December 1, 2024

     This 2024 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.90% Series, due 2024 (herein called the "2024 PC Bond") limited in aggregate principal amount to Twenty Million Dollars ($20,000,000) and established by a Forty-Fourth Supplemental Indenture dated as of August 1, 2001, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2024 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of December 1, 1994, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City issued Twenty Million Dollars ($20,000,000) principal amount of its Solid Waste Disposal Revenue Bonds, Series 1994A (Indianapolis Power & Light Company Project) (the "City Bonds") under and pursuant to the City Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2024 PC Bond and from moneys in the Bond Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2024 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Forty-Fourth Supplemental Indenture.

     This 2024 PC Bond is not subject to redemption prior to August 1, 2011, except as provided in Section 2 of the Forty-Fourth Supplemental Indenture, to which reference is made for full description of redemption provisions.

     This 2024 PC Bond is subject to redemption in whole or in part at any time on or after August 1, 2011, at the option of the Company, upon at least thirty
(30) days prior notice, all as provided in the Forty-Fourth Supplemental Indenture, at a price equal to the principal amount of the 2024 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption Premium":

         If Redeemed During the Twelve Months
         Ending With the Thirty-first Day                     Redemption
         Of July of the Year Stated                           Premium
         ---------------------------------------------------------------
         2012                                                 2.0%
         2013                                                 1.5%
         2014                                                 1.0%
         2015                                                 0.5%

and without premium if redeemed after July 31, 2015.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2024 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2024 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-Fourth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2024 PC Bond at the place, at the respective times and at the rate and the manner herein prescribed.

     This 2024 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars ($5,000) and any larger denomination which is a whole multiple of Five Thousand Dollars ($5,000).

     This 2024 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2024 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Fourth Supplemental Indenture.

     Upon redemption of this 2024 PC Bond in part and surrender thereof at the office or agency of the Company in Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2024 PC Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

                           [END OF 2024 PC BOND FORM]

     SECTION 4. Until the 2024 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2024 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Fourth Supplemental Indenture for a statement of such redemption prices.

     SECTION 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2024 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) the obligation of the Company to pay the principal of, and premium, if any, and interest on the 2024 PC Bond shall be discharged to the extent that any moneys in the Bond Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1994A Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2024 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1994A Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2024 PC Bond.

As the principal of, premium, if any, and interest on the 2024 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2024 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2024 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2024 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2024 PC Bond, any such certificate shall be controlling and conclusive.

     SECTION 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2024 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2024 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2024 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     SECTION 7. The Company covenants that, so long as the 2024 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Fourth Supplemental Indenture or of the 2024 PC Bond issued hereunder.

     SECTION 9. Whenever in this Forty-Fourth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Fourth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 10. Nothing in this Forty-Fourth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Fourth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Fourth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2024 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Fourth Supplemental Indenture.

     SECTION 12. This Forty-Fourth Supplemental Indenture is dated as of August 1, 2001, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.


                                            INDIANAPOLIS POWER & LIGHT
                                            COMPANY,


                                            By /s/WILLIAM H. HENLEY
                                              ----------------------------------
(SEAL)                                         WILLIAM H. HENLEY,
                                               President
Attest:

By: /s/WILLIAM R. DODDS
   ------------------------------
    WILLIAM R. DODDS,
    Secretary
                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO


                                            By /s/ROBERT M. SELANGOWSKI
                                              ---------------------------------
                                               ROBERT M. SELANGOWSKI,
                                               Authorized Officer
Attest:
(SEAL)

By: /s/F. HENRY KLESCHEN
   ---------------------------------
    F. HENRY KLESCHEN,
    Authorized Officer

STATE OF INDIANA  )
                  )  SS:
COUNTY OF MARION  )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came WILLIAM H. HENLEY, President and WILLIAM R. DODDS, Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such President and Secretary, respectively. Said WILLIAM H. HENLEY and WILLIAM R. DODDS being by me severally duly sworn did depose and say that the said WILLIAM
H. HENLEY resides in Marion County, Indiana and the said WILLIAM R. DODDS resides in Fulton County, Illinois; that said WILLIAM H. HENLEY is President and said WILLIAM R. DODDS is Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.


                                                /s/DINAH L. KIRKHAM
                                                --------------------------------
                                                DINAH L. KIRKHAM,
                                                Notary Public

My Commission Expires:
         June 23, 2008

My County of Residence is:
         Johnson
                                                                 (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, Authorized Officers of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, being by me severally sworn did depose and say that the said ROBERT M. SELANGOWSKI resides in Lansing, Illinois, and that the said F. HENRY KLESCHEN resides in Evanston, Illinois; that said ROBERT M. SELANGOWSKI and said F. HENRY KLESCHEN, are Authorized Officers of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/KATHLEEN A. WHITE
                                                --------------------------------
                                                KATHLEEN A. WHITE,
                                                      Notary Public

My Commission Expires:
         February 9, 2002
My County of Residence is:
         Cook

(NOTARIAL SEAL)


                         This instrument was prepared by
                                 BRIANE M. HOUSE

                                    RECORDING DATA

            Forty-Fourth Supplemental Indenture Dated as of August 1, 2001

                                                     Instrument        Recording
County            Record            Page             No.               Date
--------------------------------------------------------------------------------


Bartholomew       ---               ---              200100009897      7/27/2001
Boone             ---               ---              0109136           7/27/2001
Daviess           ---               ---              01-3597           7/27/2001
Gibson            ---               ---              200100005589      7/27/2001
Greene            Inden. Bk. 27     44-70            200100004075      7/27/2001
Hamilton          ---               ---              200100046496      7/27/2001
Hancock           ---               ---              0110423           7/27/2001
Hendricks         Mtg. Rec. 261     789-815          200100021810      7/27/2001
Johnson           ---               ---              2001-022710       7/27/2001
Knox              Mtg. Rec. 554     543-569          5736              7/27/2001
Madison           ---               ---              200117485         7/27/2001
Marion            ---               ---              2001-0130009      7/27/2001
Monroe            ---               ---              2001015472        7/27/2001
Morgan            ---               ---              20111810          7/27/2001
Owen              Mtg. Rec. IC      523-549          138715            7/27/2001
Pike              Mtg. Rec. 306     269-295          01-1784           7/27/2001
Putnam            ---               ---              2001005422        7/27/2001
Shelby            ---               ---              0106331           7/27/2001
Sullivan          Mtg. Rec. 258     978              012792            7/27/2001
Switzerland       Mtg. Rec. 133     26               8807              7/27/2001

                                                                  Exhibit 4.4.15

                                                                [CONFORMED COPY]
================================================================================






                       INDIANAPOLIS POWER & LIGHT COMPANY
                                       TO
                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                Trustee


                                   ----------

                       Forty-Fifth Supplemental Indenture

                                   ----------



                           Dated as of August 1, 2001


                       ESTABLISHING FIRST MORTGAGE BONDS,
                             5.95% Series, Due 2029




================================================================================

                               TABLE OF CONTENTS*

                                       of
                       FORTY-FIFTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                            Page


PARTIES........................................................................1
RECITALS ......................................................................1
SECTION 1       Granting clauses...............................................3
                    Part I   Electric Distributing Systems.....................4
                    Part II Reserved...........................................4
                    Part III Indeterminate Permits and Franchises..............4
                    Part IV  Other Property....................................5
                    General and after-acquired title...........................6
SECTION 2       Designation of Forty-Fifth series of bonds and kind and
                    denominations thereof .....................................6
                Designation of Company or American National Bank and Trust
                    Company of Chicago as paying agent.........................6
                Purpose of bonds...............................................7
                Redemption of bonds............................................7
                Exchange of bonds.............................................12
                Transfer of bonds.............................................12
                Series limited to $30,000,000.................................13
SECTION 3       Form of fully registered bond.................................13
                Form of Trustee's certificate on bonds........................15
SECTION 4       Temporary bonds...............................................19
SECTION 5       Payment of principal and interest; credits....................19
SECTION 6       Annual Payments for Maintenance and Improvement Fund..........20
SECTION 7       Compliance with Section 47 of Original Mortgage with
                   respect to dividend restrictions...........................20
SECTION 8       Acceptance of trusts by Trustee and conditions of
                   Acceptance.................................................20
-------------------
* Table of Contents is not part of the Forty-Fifth Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

                                                                            Page

SECTION 9         Successors and assigns......................................20
SECTION 10        Limitation of rights hereunder..............................21
SECTION 11        Compliance with terms, provisions
                        and conditions of Mortgage............................21
SECTION 12        Execution in counterparts...................................21

TESTIMONIUM...................................................................22
SIGNATURES AND SEALS..........................................................22
ACKNOWLEDGEMENTS..............................................................22

     THIS FORTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2001, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

     WHEREAS, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995 and as of August 1, 2001 (two); and


     WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS, the Company entered into a Loan Agreement, dated as of December 1, 1995 (hereinafter called the "Loan Agreement") with the City of Petersburg, Indiana (the "City"), in order to obtain funds for the financing of certain facilities and equipment collectively comprising solid waste disposal facilities (the "Facilities") located at the Petersburg Generating Station Units 1 and 2 (the "Plant") and the issuance of $30,000,000 aggregate principal amount of the City's Solid Waste Disposal Revenue Bonds, Series 1995C (Indianapolis Power & Light Company Project) (the "Bonds"); and

     WHEREAS, the Company has elected to convert the applicable interest rate on the Bonds to the Long Term Rate effective as of August 1, 2001, and pursuant to the Loan Agreement, the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Fifth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.95% Series, due 2029" (the bonds of said series being hereinafter sometimes referred to as the "2029 PC Bond"), limited to the aggregate principal amount of Thirty Million Dollars ($30,000,000); and

     WHEREAS, all things necessary to make the 2029 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Fifth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS, the execution and delivery by the Company of this Forty-Fifth Supplemental Indenture, and the terms of the 2029 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Fifth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2029 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Fifth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Fifth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                                     PART I.
                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.

                                    PART II.
                                   [Reserved]


                                    PART III.
                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                    PART IV.
                                 OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) to be issued under and secured by the Mortgage, to be designated "5.95% Series, due 2029", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on DECEMBER 1, 2029, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on June 1 and December 1 of each year (except that the first interest payment thereon shall be made December 1, 2001 for the period from August 1, 2001 through November 30, 2001); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2029 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2029 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2029 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2029 PC Bond will be issued to evidence and secure a loan to the Company by the City pursuant to the Loan Agreement of certain funds previously acquired by the City through the issuance of City of Petersburg, Indiana, Solid Waste Disposal Revenue Bonds, Series 1995C (Indianapolis Power & Light Company Project) (the "Series 1995C Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of December 1, 1995 (hereinafter called the "City Indenture"), by and between the City and Bank One Trust Company, National Association, formerly Bank One, Indianapolis, NA, as Trustee (the "City Trustee"). Pursuant to the City's pledge and assignment of the Loan Agreement, as set forth in the City Indenture, the 2029 PC Bond shall be issued to the City and assigned to the City Trustee. All of the proceeds of the Series 1995C Bonds were used for the financing of the Facilities at the Plant.

     Upon the notice and in the  manner  and with the  effect  provided  in this
Section 2, the 2029 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In whole, at the option of the Company, if the Facilities or the Plant shall have been damaged or destroyed to such extent that (i) it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In whole, at the option of the Company, if title to, or the temporary use of, all or substantially all of the Facilities or the Plant, shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations of either the Facilities or the Plant for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or
     (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) the Loan Agreement, the Note or the 2029 PC Bond shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the City or the Company, with respect to the Facilities or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Facilities.

(d) In whole, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Facilities or the Plant shall have occurred or technological or other changes shall have occurred which render the Facilities uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds, received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Facilities shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the City and the City Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating (i) that the property forming the part of the Facilities that was taken by such condemnation, taking or sale is not essential to the character or significance of the Facilities, or (ii) that the Facilities have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Facilities as a qualified exempt facility.

(f) In whole or in part, at the option of the Company at any time on or after August 1, 2011, at a price equal to the principal amount of the 2029 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2029 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2029 PC Bond.

(g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2029 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

(h) In the event that the Company is notified by the City Trustee that (i) an event of default under the City Indenture has occurred and is continuing, and (ii) the City Trustee has declared the principal of all the Series 1995C Bonds then outstanding immediately due and payable pursuant to the City Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2029 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2029 PC Bond (x) such event of default is waived or cured as set forth in the City Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2029 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and
     (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2029 PC Bond.

(i) In the event the City Trustee notifies the Company and the City that the interest payable on the Series 1995C Bonds held by persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended, has been determined by a court of competent jurisdiction or a formal ruling of the Internal Revenue Service to be subject to federal income taxation by reason of a breach by the Company of any covenant, agreement or representation in the Loan Agreement, the Company shall call the 2029 PC Bond then outstanding to be redeemed within one hundred eighty (180) days after the date of such notice; provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2029 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2029 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1995C Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2029 PC Bond within one hundred eighty (180) days after the curing and making good of such completed default; provided further, that the Company may call for redemption such portion of the 2029 PC Bond, which in the written opinion of an attorney or firm of attorneys of nationally recognized standing on the subject of municipal bonds, would allow the City Trustee to redeem the Series 1995C Bonds in part, which redemption would have the result that the interest payable on the Series 1995C Bonds remaining outstanding after such redemption in part would not be subject to federal income taxation in the hands of persons other than a "substantial user" or a "related person" as those terms are used in Section 147(a)(2) of the Internal Revenue Code of 1986, as amended.

     In case of redemption of the 2029 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d),
(f), (g), (h) or (i) above, the amounts payable upon redemption of the 2029 PC Bond shall be a sum sufficient, together with other funds deposited with the City Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2029 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through final payment of the 2029 PC Bond.

     In case of redemption in part pursuant to (e), (f) or (i) above, the amount payable by the Company under this Forty-Fifth Supplemental Indenture, the Loan Agreement and the 2029 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2029 PC Bond so to be redeemed, which sum together with other funds deposited with the City Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1995C Bonds and to pay all reasonable and necessary fees and expenses of the City Trustee accrued and to accrue through such partial prepayment.

     The 2029 PC Bond and the Series 1995C Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b),
(c), (d) or (e) above.

     To exercise any of the options granted to redeem the 2029 PC Bond in whole or in part or to comply with any obligations to redeem the 2029 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the City Trustee, which date shall be not less than thirty (30) days nor more than sixty (60) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2029 PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2029 PC Bond.

     At the option of the holder, the 2029 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2029 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2029 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Fifth Supplemental Indenture.

     The Company shall not be required to transfer or exchange the 2029 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2029 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2029 PC Bond shall be limited to an aggregate principal amount of Thirty Million Dollars ($30,000,000) and shall be issued under the provisions of
Article VII of the Original Mortgage.

     SECTION 3. The 2029 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                         [FORM OF FACE OF 2029 PC BOND]

     This First Mortgage Bond, 5.95% Series, due 2029 (hereinafter called the "2029 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of December 1, 1995, between the City of Petersburg, Indiana and Bank One Trust Company, National Association, formerly Bank One, Indianapolis, NA, as the Trustee, or to Indianapolis Power & Light Company.

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.95% Series, Due 2029
                              Due December 1, 2029
No. 1                                                                $30,000,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay Bank One Trust Company, National Association, formerly Bank One, Indianapolis, NA, as the Trustee (hereinafter called the "City Trustee") under the Indenture of Trust between the City of Petersburg, Indiana (the "City") and the City Trustee, dated as of December 1, 1995 (the "City Indenture") or registered assigns, on December 1, 2029, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Thirty Million Dollars ($30,000,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of June or the first day of December next preceding the date of this 2029 PC Bond (except that the first interest payment hereunder shall be made on December 1, 2001 for the period from August 1, 2001 through November 30, 2001), at the rate of five and ninety-five hundreths percent (5.95%) per annum in like lawful money at said office or agency on June 1 and December 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on June 1 or December 1 will be paid to the registered owner of this 2029 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or the city of any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2029 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this 2029 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2029 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this 2029 PC Bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                                            INDIANAPOLIS POWER & LIGHT COMPANY

Dated_______________                        By_______________________________
                                                                       President

Attest:
By_____________________________
                  Secretary


                 [FORM OF TRUSTEE'S CERTIFICATE ON 2029 PC BOND]

                              Trustee's Certificate

     This 2029 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Fifth Supplemental Indenture thereto.

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO
                                                              Trustee

                                            By_______________________________
                                                     Authorized Signature

                     [FORM OF REVERSE SIDE OF 2029 PC BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.95% Series, due 2029
                              Due December 1, 2029

     This 2029 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.95% Series, due 2029 (herein called the "2029 PC Bond") limited in aggregate principal amount to Thirty Million Dollars ($30,000,000) and established by a Forty-Fifth Supplemental Indenture dated as of August 1, 2001, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2029 PC Bond evidences and secures a loan made by the City to the Company, pursuant to a Loan Agreement, dated as of December 1, 1995, between the City and the Company (the "Loan Agreement"). In order to obtain funds for such loan, the City issued Thirty Million Dollars ($30,000,000) principal amount of its Solid Waste Disposal Revenue Bonds, Series 1995C (Indianapolis Power & Light Company Project) (the "City Bonds") under and pursuant to the City Indenture. The City Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2029 PC Bond and from moneys in the Bond Fund created under the City Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2029 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the City Bonds and are directed by the Company to be applied thereto, all as provided in the Forty-Fifth Supplemental Indenture.

     This 2029 PC Bond is not subject to redemption prior to August 1, 2011, except as provided in Section 2 of the Forty-Fifth Supplemental Indenture, to which reference is made for full description of redemption provisions.

     This 2029 PC Bond is subject to redemption in whole or in part at any time on or after August 1, 2011, at the option of the Company, upon at least thirty
(30) days prior notice, all as provided in the Forty-Fifth Supplemental Indenture, at a price equal to the principal amount of the 2029 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption Premium":

         If Redeemed During the Twelve Months
         Ending With the Thirty-first Day                     Redemption
         Of July of the Year Stated                           Premium
         ----------------------------------------------------------------

         2012                                                 2.0%
         2013                                                 1.5%
         2014                                                 1.0%
         2015                                                 0.5%

and without premium if redeemed after July 31, 2015.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2029 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2029 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-Fifth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2029 PC Bond at the place, at the respective times and at the rate and the manner herein prescribed.

     This 2029 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars ($5,000) and any larger denomination which is a whole multiple of Five Thousand Dollars ($5,000).

     This 2029 PC Bond will be nontransferable except to the City Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2029 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Fifth Supplemental Indenture.

     Upon redemption of this 2029 PC Bond in part and surrender thereof at the office or agency of the Company in Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2029 PC Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

                           [END OF 2029 PC BOND FORM]


     SECTION 4. Until the 2029 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2029 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Fifth Supplemental Indenture for a statement of such redemption prices.

     SECTION 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2029 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) the obligation of the Company to pay the principal of, and premium, if any, and interest on the 2029 PC Bond shall be discharged to the extent that any moneys in the Bond Fund created under and pursuant to the City Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1995C Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the City Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2029 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1995C Bond acquired by the Company and delivered to the City Trustee, or acquired by the City Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2029 PC Bond.

As the principal of, premium, if any, and interest on the 2029 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2029 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2029 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the City Trustee specifying the amount of such payment or credit and the principal amount of the 2029 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2029 PC Bond, any such certificate shall be controlling and conclusive.

     SECTION 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2029 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2029 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2029 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     SECTION 7. The Company covenants that, so long as the 2029 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Fifth Supplemental Indenture or of the 2029 PC Bond issued hereunder.

     SECTION 9. Whenever in this Forty-Fifth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Fifth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 10. Nothing in this Forty-Fifth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Fifth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2029 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Fifth Supplemental Indenture.

     SECTION 12. This Forty-Fifth Supplemental Indenture is dated as of August 1, 2001, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.


                                            INDIANAPOLIS POWER & LIGHT
                                            COMPANY,


                                            By /s/WILLIAM H. HENLEY
                                              ---------------------------------
(SEAL)                                         WILLIAM H. HENLEY,
                                               President
Attest:

By: /s/WILLIAM R. DODDS
   -------------------------------
    WILLIAM R. DODDS,
    Secretary
                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO


                                            By /s/ROBERT M. SELANGOWSKI
                                              ----------------------------------
                                               ROBERT M. SELANGOWSKI,
                                               Authorized Officer
Attest:
                                                                          (SEAL)

By: /s/F. HENRY KLESCHEN
   -------------------------------
    F. HENRY KLESCHEN,
    Authorized Officer

STATE OF INDIANA  )
                  )  SS:
COUNTY OF MARION  )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came WILLIAM H. HENLEY, President and WILLIAM R. DODDS, Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such President and Secretary, respectively. Said WILLIAM H. HENLEY and WILLIAM R. DODDS being by me severally duly sworn did depose and say that the said WILLIAM
H. HENLEY resides in Marion County, Indiana and the said WILLIAM R. DODDS resides in Fulton County, Illinois; that said WILLIAM H. HENLEY is President and said WILLIAM R. DODDS is Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.


                                                /s/DINAH L. KIRKHAM
                                                --------------------------------
                                                DINAH L. KIRKHAM,
                                                        Notary Public

My Commission Expires:
         June 23, 2008

My County of Residence is:
         Johnson
                                                                 (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, Authorized Officers of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, being by me severally sworn did depose and say that the said ROBERT M. SELANGOWSKI resides in Lansing, Illinois, and that the said F. HENRY KLESCHEN resides in Evanston, Illinois; that said ROBERT M. SELANGOWSKI and said F. HENRY KLESCHEN, are Authorized Officers of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/KATHLEEN A. WHITE
                                                --------------------------------
                                                KATHLEEN A. WHITE,
                                                      Notary Public
My Commission Expires:
         February 9, 2002
My County of Residence is:
         Cook

(NOTARIAL SEAL)


                         This instrument was prepared by
                                 BRIANE M. HOUSE

                                    RECORDING DATA

          Forty-Fifth Supplemental Indenture Dated as of August 1, 2001


                                                    Instrument         Recording
County            Record...         Page             No.               Date
--------------------------------------------------------------------------------


Bartholomew       ---               ---              200100009898      7/27/2001
Boone             ---               ---              0109137           7/27/2001
Daviess           ---               ---              01-3598           7/27/2001
Gibson            ---               ---              200100005590      7/27/2001
Greene            Inden. Bk. 27     71-97            200100004076      7/27/2001
Hamilton          ---               ---              200100046497      7/27/2001
Hancock           ---               ---              0110424           7/27/2001
Hendricks         Mtg. Rec. 261     762-788          200100021809      7/27/2001
Johnson           ---               ---              2001-022711       7/27/2001
Knox              Mtg. Rec. 554     570-596          5737              7/27/2001
Madison           ---               ---              200117486         7/27/2001
Marion            ---               ---              2001-0130010      7/27/2001
Monroe            ---               ---              2001015473        7/27/2001
Morgan            ---               ---              20111811          7/27/2001
Owen              Mtg. Rec. IC      550-576          138716            7/27/2001
Pike              Mtg. Rec. 306     296-322          01-1785           7/27/2001
Putnam            ---               ---              2001005423        7/27/2001
Shelby            ---               ---              0106332           7/27/2001
Sullivan          Mtg. Rec. 258     979              012793            7/27/2001
Switzerland       Mtg. Rec. 133     27               8808              7/27/2001

                                                                  Exhibit 4.4.16

                                                                [CONFORMED COPY]
================================================================================







                       INDIANAPOLIS POWER & LIGHT COMPANY
                                       TO
                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                Trustee

                                  -------------

                       Forty-Sixth Supplemental Indenture

                                  -------------



                           Dated as of August 1, 2001


                       ESTABLISHING FIRST MORTGAGE BONDS,
                             5.95% Series, Due 2030





================================================================================

                               TABLE OF CONTENTS*

                                       of
                       FORTY-SIXTH SUPPLEMENTAL INDENTURE
                                       of
                       INDIANAPOLIS POWER & LIGHT COMPANY


                                                                            Page

PARTIES........................................................................1
RECITALS ......................................................................1
SECTION 1       Granting clauses...............................................3
                    Part I   Electric Distributing Systems.....................4
                    Part II Reserved...........................................4
                    Part III Indeterminate Permits and Franchises..............4
                    Part IV  Other Property....................................5
                    General and after-acquired title...........................6
SECTION 2       Designation of Forty-Sixth series of bonds and kind and
                    denominations thereof .....................................6
                Designation of Company or American National Bank and Trust
                    Company of Chicago as paying agent.........................6
                Purpose of bonds...............................................7
                Redemption of bonds............................................7
                Exchange of bonds.............................................12
                Transfer of bonds.............................................12
                Series limited to $17,350,000.................................13
SECTION 3       Form of fully registered bond.................................13
                Form of Trustee's certificate on bonds........................15
SECTION 4       Temporary bonds...............................................19
SECTION 5       Payment of principal and interest; credits....................19
SECTION 6       Annual Payments for Maintenance and Improvement Fund..........20
SECTION 7       Compliance with Section 47 of Original Mortgage with
                   respect to dividend restrictions...........................20
SECTION 8       Acceptance of trusts by Trustee and conditions of
                   Acceptance.................................................20
-------------------
* Table of Contents is not part of the Forty-Sixth Supplemental Indenture and should not be considered such. It is included herein only for purposes of convenient reference.

                                                                            Page

SECTION 9         Successors and assigns......................................20
SECTION 10        Limitation of rights hereunder..............................21
SECTION 11        Compliance with terms, provisions
                        and conditions of Mortgage............................21
SECTION 12        Execution in counterparts...................................21

TESTIMONIUM...................................................................22
SIGNATURES AND SEALS..........................................................22
ACKNOWLEDGEMENTS..............................................................22

     THIS FORTY-SIXTH SUPPLEMENTAL INDENTURE, dated as of August 1, 2001, between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the "Company," party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as Trustee, hereinafter sometimes called the "Trustee," party of the second part;

     Whereas, the Company by a Mortgage and Deed of Trust (hereinafter sometimes called the "Original Mortgage" when referred to as existing prior to any supplement thereto or modification thereof, and the "Mortgage" when referred to as now or heretofore supplemented and modified) dated as of May 1, 1940, made to said American National Bank and Trust Company of Chicago, as Trustee, to secure the payment of the bonds issued from time to time under the Mortgage for the purposes of and subject to the limitations specified in the Mortgage, and to secure the performance of the covenants therein contained, conveyed to the Trustee thereunder upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting the property expressly excepted by the terms of the Original Mortgage or any indenture supplemental thereto, to which Mortgage reference is hereby made for greater certainty; and

     WHEREAS, the Original Mortgage has been supplemented and modified by supplemental indentures dated as of May 1, 1942, as of February 1, 1948, as of April 1, 1949, as of October 1, 1949 (two), as of February 1, 1951, as of March 1, 1953, as of June 1, 1956, as of March 1, 1958, as of October 1, 1960, as of August 1, 1964, as of April 1, 1966, as of May 1, 1967, as of May 1, 1968, as of October 1, 1970, as of March 1, 1972, as of March 15, 1973, as of February 15, 1974, as of August 15, 1974, as of September 15, 1975, as of June 1, 1976, as of July 1, 1976, as of August 1, 1977, as of September 1, 1978, as of August 1, 1981 (two), as of November 1, 1983, as of November 1, 1984, as of December 1, 1984, as of September 1, 1985, as of October 1, 1986, as of June 1, 1989, as of August 1, 1989, as of October 15, 1991, as of August 1, 1992, as of April 1, 1993, as of October 1, 1993 (two), as of February 1, 1994 (two), as of January 15, 1995, as of October 1, 1995 and as of August 1, 2001 (three); and

     WHEREAS, Section 8 of the Original Mortgage provides, among other things, that the form of each series of bonds (other than the initial issue of bonds) issued thereunder shall be established by an indenture supplemental thereto authorized by resolution of the Board of Directors of the Company, and that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such other provisions as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and secured under the Original Mortgage or any indenture supplemental thereto or in modification thereof; and

     WHEREAS, the Company entered into a Loan Agreement, dated as of September 1, 1999, as amended and supplemented by the First Supplement and Amendment to Loan Agreement dated as of August 1, 2001 (together hereinafter called the "Loan Agreement") with the Indiana Development Finance Authority (the "Authority"), in order to obtain funds for the refunding of the aggregate principal amount of Twenty Three Million Five Hundred Thousand ($23,500,000) Indiana Employment Development Commission (the "Commission") Exempt Facilities Revenue Bonds, Series 1989 (Indianapolis Power & Light Company Project) issued by the Commission pursuant to related loan agreements to finance the acquisition, construction, installation and equipping of certain pollution control facilities, sewage facilities, solid waste disposal facilities and local district heating or cooling facilities (the "Project") at various generating stations, a service center and service area of Indianapolis Power & Light Company located throughout the State of Indiana and the issuance of $23,500,000 (of which $17,350,000 remain outstanding) aggregate principal amount of the Authority's Exempt Facilities Revenue Refunding Bonds, Series 1999 (Indianapolis Power & Light Company Project) (the "Bonds"); and

     WHEREAS, the Company has elected to convert the applicable interest rate on the Bonds to the Long Term Interest Rate effective as of August 1, 2001, and pursuant to the Loan Agreement, the Company has agreed to issue a series of its bonds under the Mortgage and this Forty-Sixth Supplemental Indenture in order to evidence and secure its indebtedness under the Loan Agreement; and

     WHEREAS, the Company now desires to provide for the establishment, execution, authentication and delivery under the Mortgage of bonds of a series to be known as its "First Mortgage Bonds, 5.95% Series, due 2030" (the bonds of said series being hereinafter sometimes referred to as the "2030 PC Bond"), limited to the aggregate principal amount of Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000); and

     WHEREAS, all things necessary to make the 2030 PC Bond hereinafter described, when duly executed by the Company and authenticated and delivered by the Trustee, a valid, binding and legal obligation of the Company, and to make this Forty-Sixth Supplemental Indenture a valid and binding agreement supplemental to the Original Mortgage, have been done and performed; and

     WHEREAS, the execution and delivery by the Company of this Forty-Sixth Supplemental Indenture, and the terms of the 2030 PC Bond, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board; and

     WHEREAS, it is provided in and by the Original Mortgage that the Company will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Mortgage, and to make subject to the lien thereof any property thereafter acquired and intended to be subject to the lien thereof; and

     WHEREAS, the Company has, since the date of execution and delivery of the Original Mortgage, purchased and acquired property and desires by this Forty-Sixth Supplemental Indenture specifically to convey to the Trustee such property for the better protection and security of the bonds issued and to be issued under the Original Mortgage, or any indenture supplemental thereof;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the acceptance or purchase of the 2030 PC Bond by the registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the execution and delivery of this Forty-Sixth Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company and the Trustee, respectively, have entered into, executed and delivered this Forty-Sixth Supplemental Indenture, for the uses and purposes hereinafter expressed, that is to say:

     SECTION 1. The Company has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm (subject, however, to permitted encumbrances as defined in the Original Mortgage), unto said American National Bank and Trust Company of Chicago, as Trustee, as herein provided, and its successors in the trusts declared in the Original Mortgage and herein, all of the property, real, personal and mixed, tangible and intangible, of every kind, character and description which the Company has acquired since the execution and delivery of the Original Mortgage and now owns (except property, rights and assets of a character similar to that excluded from the lien and operation of the Mortgage by the Granting Clauses of the Original Mortgage, which property, rights and assets are excluded from the lien and operation of the Mortgage only to the extent provided therein), including, but without otherwise limiting the generality of the foregoing, the following described property situated within the State of Indiana:

                                     PART I.
                         ELECTRIC DISTRIBUTING SYSTEMS.

     All electric distributing systems of the Company acquired by it after May 1, 1940, the date of the Original Mortgage, and located in the Counties of Bartholomew, Boone, Daviess, Gibson, Greene, Hamilton, Hancock, Hendricks, Johnson, Knox, Madison, Marion, Monroe, Morgan, Owen, Pike, Putnam, Shelby, Sullivan and Switzerland, State of Indiana; and any additions to or extensions of any such systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, contracts, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said systems.


                                    PART II.
                                   [Reserved]


                                    PART III.
                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, acquired by the Company after May 1, 1940, the date of the Original Mortgage, including particularly, but not limited to, any indeterminate permits under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto, and all right, title and interest therein now owned by the Company, and all renewals, extensions and modifications of said indeterminate permits, franchises, ordinances, licenses, and other authorizations, and of the indeterminate permits, franchises, ordinances, licenses, and other authorizations referred to in Part VII of the Granting Clauses of the Original Mortgage.

                                    PART IV.
                                 OTHER PROPERTY.

     All other property, whether real, personal or mixed (except any in the Mortgage expressly excepted), now owned by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Mortgage) all lands, flowage rights, water rights, flumes, raceways, dams, rights-of-way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, power plants, hot water plants, sub-stations, transmission lines, distribution systems, bridges, culverts and tracts; all offices, buildings and structures and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 of the Original Mortgage), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits, franchises, ordinances, licenses and other authorizations and every part and parcel thereof.

     SECTION 2. There shall be and is hereby established a series of bonds, limited in aggregate principal amount to Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000) to be issued under and secured by the Mortgage, to be designated "5.95% Series, due 2030", each of which shall also bear the descriptive title "First Mortgage Bonds"; said bonds shall mature on AUGUST 1, 2030, and shall be issued only as fully registered bonds without coupons in the denomination of five thousand dollars and any larger denomination which is a whole multiple of five thousand dollars; they shall bear interest from the beginning of the current interest period during which each bond is dated, at the rate per annum designated in the title thereof, payable semi-annually, on February 1 and August 1 of each year (except that the first interest payment thereon shall be made February 1, 2002 for the period from August 1, 2001 through January 31, 2002); and the principal of, premium, if any, and interest on said bond shall be payable in lawful money of the United States of America at the office of the Company in the City of Indianapolis, Indiana, or, if no such office is maintained, at American National Bank and Trust Company of Chicago, which is hereby designated and appointed the office and agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2030 PC Bond, if necessary, and for the registration, transfer and exchange of such bond as hereinafter provided; all reference herein to the office or agency of the Company in the City of Chicago, Illinois, for the payment of the principal of, premium, if any, and interest on the 2030 PC Bond, or the registration, transfer or exchange thereof, being to American National Bank and Trust Company of Chicago. In event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor agent for all such purposes in the City of Chicago, Illinois, shall be appointed by the Board of Directors of the Company.

     The 2030 PC Bond shall be dated as of the date of authentication thereof, except as otherwise provided in Section 10 of the Original Mortgage.

     The 2030 PC Bond will be issued to evidence and secure a loan to the Company by the Authority pursuant to the Loan Agreement of certain funds previously acquired by the Authority through the issuance of Indiana Development Finance Authority Exempt Facilities Revenue Refunding Bonds, Series 1999 (Indianapolis Power & Light Company Project) (the "Series 1999 Bonds"), authenticated and delivered under and pursuant to an Indenture of Trust dated as of September 1, 1999, as amended and supplemented by the First Supplement and Amendment to Indenture of Trust dated as of August 1, 2001 (together hereinafter called the "Authority Indenture"), by and between National City Bank of Indiana, as Trustee (the "Authority Trustee") and the Authority. Pursuant to the Authority's pledge and assignment of the Loan Agreement, as set forth in the Authority Indenture, the 2030 PC Bond shall be issued to the Authority and assigned to the Authority Trustee. All of the proceeds of the Series 1999 Bonds were used for the refunding of the aggregate principal amount of Twenty Three Million Five Hundred Thousand ($23,500,000) of the Indiana Employment Development Commission (the "Commission") Exempt Facilities Revenue Bonds, Series 1989 (Indianapolis Power & Light Company Project) issued by the Commission pursuant to applicable loan agreements.

     Upon the notice and in the  manner  and with the  effect  provided  in this
Section 2, the 2030 PC Bond shall be redeemable prior to the maturity thereof under any one or more of the following circumstances:

(a) In part, at the option of the Company, if any Project component or the facilities serviced thereby shall have been damaged or destroyed to such extent that (i) it cannot be reasonably expected, in the opinion of the Company, to be restored within a period of six (6) months to the condition thereof immediately preceding such damage or destruction, or (ii) to such extent that the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, or (iii) to such extent that the restoration thereof would not be, taking into consideration the net proceeds of any insurance payable as a result of such damage or destruction, economic in the reasonable opinion of the Company.

(b) In part, at the option of the Company, if title to, or the temporary use of, all or substantially all of any Project component or the facilities serviced thereby, shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency so that the result of such taking or takings is that (i) the Company, in its reasonable opinion, is thereby prevented from carrying on its normal operations for a period of six (6) months or more, (ii) the restoration required as a result of the taking cannot be reasonably expected, in the opinion of the Company, to be completed in a period of six (6) months, or
     (iii) the restoration thereof, taking into consideration the net proceeds from such eminent domain award, would not be economic in the reasonable opinion of the Company.

(c) In whole, at the option of the Company, if, as a result of any changes in the Constitution or law of the State of Indiana or the Constitution or law of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) the Loan Agreement, the Note or the 2030 PC Bond shall, in the reasonable opinion of counsel for the Company, have become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed in the Loan Agreement; or unreasonable burdens or excessive liabilities shall, in the reasonable opinion of the Company, have been imposed upon the Authority or the Company, with respect to the Project or operation thereof, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Loan Agreement other than ad valorem taxes presently levied upon privately owned property used for the same general purpose as the Project.

(d) In part, at the option of the Company, if changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of any Project component or facilities serviced thereby shall have occurred or technological or other changes shall have occurred which render the facilities uneconomic for use in the reasonable opinion of the Company.

(e) In part, at the option of the Company, to the extent of net proceeds, received from any condemnation award, taking or sale as stated herein, if title to, or the temporary use of any portion of the Project shall have been taken under the exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency; provided the Company shall furnish to the Authority and the Authority Trustee a certificate of an Independent Engineer (as defined in the Loan Agreement) selected by the Company stating
     (i) that the property forming the part of the Project that was taken by such condemnation, taking or sale is not essential to the character or significance of the Project, or (ii) that the Project have been restored to a condition substantially equivalent to their condition prior to the taking by such condemnation, taking or sale proceedings, or (iii) that improvements have been acquired which are suitable for the operation of the Project as qualified exempt facilities.

(f) In whole or in part, at the option of the Company at any time on or after August 1, 2011, at a price equal to the principal amount of the 2030 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth under the heading "Redemption Premium" in the form of the 2030 PC Bond hereinafter recited, so long as the Company is not in default under the Loan Agreement or the 2030 PC Bond.

(g) In the event all or substantially all of the mortgaged and pledged property under the Mortgage, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, should be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, the Company shall be obligated to redeem the 2030 PC Bond outstanding as promptly as possible in accordance with paragraph B of Section 69 of the Original Mortgage.

(h) In the event that the Company is notified by the Authority Trustee that (i) an event of default under the Authority Indenture has occurred and is continuing, and (ii) the Authority Trustee has declared the principal of all the Series 1999 Bonds then outstanding immediately due and payable pursuant to the Authority Indenture, the Company shall call for redemption, on a redemption date selected by it not later than thirty (30) days following the date on which such notice is mailed, the 2030 PC Bond outstanding, and shall on such redemption date redeem the same; provided, however, that such requirement of redemption shall be deemed waived, if prior to the date fixed for such redemption of the 2030 PC Bond (x) such event of default is waived or cured as set forth in the Authority Indenture, or (y) there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2030 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; and in case of any subsequent occurrence or continuance of the events described in (i) and (ii) of this Section 2(h), the Company shall have the same obligation (subject to the same proviso) to redeem the 2030 PC Bond.

(i) The Company shall call the 2030 PC Bond then outstanding to be redeemed within one hundred eighty (180) days after the date of the Company receives written notice from a bondholder, a beneficial owner or former bondholder or former beneficial owner, the Authority Trustee or the tender agent of a final determination by the Internal Revenue Service or a court of competent jurisdiction that, as a result of a failure by the Company to perform any of its agreements in the Agreement or the inaccuracy of any of its representations in the Agreement, the interest paid or to be paid on any Series 1999 Bond (except to a "substantial user" of the Project or a "related person" as those terms are used in Section 147(a) of the Internal Revenue Code of 1986, as amended, (the "Code")) is or was includable in the gross income of the Series 1999 Bond's owner for federal income tax purposes (a "Determination of Taxability"). No such determination will be considered final unless the bondholder, beneficial owner, former bondholder, or former beneficial owner involved in the determination give the Company, the Authority Trustee and the tender agent prompt written notice of the commencement of the proceedings resulting in the determination and offers the Company, subject to the Company's agreeing to pay all reasonable expenses of the proceeding and to indemnify the holder against all liabilities that might result in connection with the Bonds, the opportunity to control the defense of the proceeding. Fewer than all the 2030 PC Bonds may be redeemed if redemption of fewer than all would result in the interest payable on the Series 1999 Bonds remaining outstanding being not includable in the gross income for federal income tax purposes of any holder other than a "substantial user" or "related person." If fewer than all Series 1999 Bonds are redeemed, the Registrar will select the bonds to be redeemed by lot as provided in the Authority Indenture or by such other method acceptable to the Registrar as may be specified in an Opinion of Tax Counsel. Provided, however, that such requirement of redemption, whether in whole or in part shall be deemed waived if, prior to the date fixed for redemption of the 2030 PC Bond pursuant to this Section 2(i), there shall have occurred any completed default (as defined in the Mortgage) which affects any bond of any series outstanding under the Mortgage and which completed default has not been cured and made good prior to such redemption date, it being the intent of this proviso that, in lieu of such right to redemption, the holder of the 2030 PC Bond shall be entitled only to such rights as are available to the holders of bonds of any other series outstanding under the Mortgage in the event of such completed default; but when any such completed default shall have been cured and made good, if interest on the Series 1999 Bonds shall still be taxable as described above, the Company shall have the same obligation (subject to the same proviso) to redeem the 2030 PC Bond within one hundred eighty (180) days after the curing and making good of such completed default. IF THE LIEN OF THE INDENTURE IS DISCHARGED PRIOR TO THE OCCURRENCE OF A FINAL DETERMINATION OF TAXABILITY, THE BONDS WILL NOT BE REDEMED AS DESCRIBED IN THIS PARAGRAPH.

(j) In part, if any governmental body or agency order the Company to divest itself or as a result of any legislative or administrative action (whether state or federal) or by final decree, judgment or the order of any court or administrative body (whether state or federal) the Company shall be required to divest itself of all or substantially all of any Project component or the facilities services thereby.

     In case of redemption of the 2030 PC Bond in whole for the purpose of prepayment under the Loan Agreement pursuant to subsections (a), (b), (c), (d),
(f), (g), (h), (i) or (j) above, the amounts payable upon redemption of the 2030 PC Bond shall be a sum sufficient, together with other funds deposited with the Authority Trustee and available for such purpose, to pay the principal of (and premium, in the case of redemption pursuant to (f) above), and interest on the 2030 PC Bond then outstanding and to pay all reasonable and necessary fees and expenses of the Authority Trustee accrued and to accrue through final payment of the 2030 PC Bond.

     In case of  redemption  in part pursuant to (a), (b), (d), (e), (f), (i) or
(j) above, the amount payable by the Company under this Forty-Sixth Supplemental Indenture, the Loan Agreement and the 2030 PC Bond shall be a sum sufficient, together with other funds deposited with the Trustee and available for such purpose, to pay the principal of (and premium in the case of prepayment pursuant to (f) above) and interest on the 2030 PC Bond so to be redeemed, which sum together with other funds deposited with the Authority Trustee and available for such purpose shall be sufficient to pay the principal of, premium, if any, and interest on the Series 1999 Bonds and to pay all reasonable and necessary fees and expenses of the Authority Trustee accrued and to accrue through such partial prepayment.

     The principal amount of the 2030 PC Bond subject to redemption  pursuant to
(a), (b), (d) and (j) above will be an amount equal to the amount of proceeds of the 2030 PC Bond allocated to the Project component affected by the related event, rounded up to the nearest $5,000 increment.

     The 2030 PC Bond and the Series 1999 Bonds shall be redeemable at any time within one hundred eighty (180) days following the event or events described as giving rise to an option of the Company to redeem them in subsections (a), (b),
(c), (d), (e) or (f) above.

     To exercise any of the options granted to redeem the 2030 PC Bond in whole or in part or to comply with any obligations to redeem the 2030 PC Bond in whole or in part imposed in this Section 2, the Company shall give written notice of the date of redemption to the Authority Trustee, which date shall be not less than thirty (30) days from the date the notice is mailed. No further notice, by publication or otherwise, shall be required for redemption of the 2030 PC Bond, and the requirements of Section 59 of the Mortgage for notice by newspaper publication shall not apply to the 2030 PC Bond.

     At the option of the holder, the 2030 PC Bond, upon surrender thereof at the office or agency of the Company in Chicago, Illinois, together with a written instrument of transfer in form approved by the Company duly executed by the holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The 2030 PC Bond will be nontransferable except to the Authority Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2030 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in this Forty-Sixth Supplemental Indenture.

     The Company shall not be required to transfer or exchange the 2030 PC Bond for a period of ten (10) days next preceding any interest payment date of said bond.

     Except as set forth herein, no charge shall be made upon any transfer or exchange of any of the 2030 PC Bond other than for any tax or taxes or other governmental charge required to be paid by the Company.

     The 2030 PC Bond shall be limited to an aggregate principal amount of Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000) and shall be issued under the provisions of Article VII of the Original Mortgage.

     SECTION 3. The 2030 PC Bond, and the Trustee's Certificate to be endorsed thereon, shall be in the following forms, respectively:

                         [FORM OF FACE OF 2030 PC BOND]

     This First Mortgage Bond, 5.95% Series, due 2030 (hereinafter called the "2030 PC Bond") is not transferable except to a successor trustee under the Indenture of Trust dated as of September 1, 1999, between the Indiana Development Finance Authority and National City Bank of Indiana, as the Trustee, as supplemented and amended by the First Supplement and Amendment to Indenture of Trust dated as of August 1, 2001, or to Indianapolis Power & Light Company.

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   FIRST MORTGAGE BOND, 5.95% Series, Due 2030
                               Due August 1, 2030

No. 1                                                                $17,350,000

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the "Company"), for value received, hereby promises to pay National City Bank of Indiana, as the Trustee under the Indenture of Trust between the Indiana Development Finance Authority and National City Bank of Indiana dated as of September 1, 1999, or registered assigns, on August 1, 2030, at the office of the Company, in the City of Indianapolis, State of Indiana, or if no such office is maintained at the time by the Company, then at the office or agency of the Company for such purpose in the City of Chicago, State of Illinois, Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000) in lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the first day of February or the first day of August next preceding the date of this 2030 PC Bond (except that the first interest payment hereunder shall be made on February 1, 2002 for the period from August 1, 2001 through January 31, 2002), at the rate of five and ninety-five hundreths percent (5.95%) per annum in like lawful money at said office or agency on February 1 and August 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest payable hereunder on February 1 or August 1 will be paid to the registered owner of this 2030 PC Bond at or before the close of business on such dates, or if such date shall be a Saturday, Sunday, holiday or a day on which banking institutions in the City of Indianapolis or any paying agents are authorized by law to close, on or before the close of business on the next succeeding business day on which such banking institutions are open for business.

     REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS 2030 PC BOND SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

     No recourse shall be had for the payment of the principal of or interest on this 2030 PC Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being waived and released by the terms of the Mortgage, as herein defined.

     This 2030 PC Bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, as herein defined, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this 2030 PC Bond to be signed in its name by its President or one of its Vice Presidents, by his signature or a facsimile thereof, and its corporate seal to be affixed hereon, attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof.

                                            INDIANAPOLIS POWER & LIGHT COMPANY


Dated_______________                        By_______________________________
                                                                   President
Attest:

By_____________________________
                  Secretary

                 [FORM OF TRUSTEE'S CERTIFICATE ON 2030 PC BOND]

                              Trustee's Certificate

     This 2030 PC Bond is one of the bonds, of the series herein designated, provided for in the within-mentioned Mortgage and Forty-Sixth Supplemental Indenture thereto.

                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO
                                                             Trustee

                                            By________________________________
                                                     Authorized Signature


                     [FORM OF REVERSE SIDE OF 2030 PC BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                   First Mortgage Bond, 5.95% Series, due 2030
                               Due August 1, 2030

     This 2030 PC Bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, 5.95% Series, due 2030 (herein called the "2030 PC Bond") limited in aggregate principal amount to Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000) and established by a Forty-Sixth Supplemental Indenture dated as of August 1, 2001, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as the Trustee (which Mortgage and Deed of Trust as supplemented and modified by all supplemental indentures thereto is hereinafter referred to as the "Mortgage"), to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect of such security, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured.

     This 2030 PC Bond evidences and secures a loan made by the Indiana Development Finance Authority (the "Authority"), to the Company, pursuant to a Loan Agreement, dated as of September 1, 1999, between the Authority and the Company (the "Loan Agreement"), as supplemented and amended by the First Supplement and Amendment to Loan Agreement dated as of August 1, 2001, between the Company and the Authority. In order to obtain funds for such loan, the Authority contemporaneously with the issue of this 2030 PC Bond, will issue Seventeen Million Three Hundred Fifty Thousand Dollars ($17,350,000) principal amount of its Exempt Facilities Revenue Refunding Bonds, Series 1999 (Indianapolis Power & Light Company Project) (the "Authority Bonds") under and pursuant to an Indenture of Trust, dated as of September 1, 1999 (the "Authority Indenture") between the Authority and National City Bank of Indiana, as Trustee (the "Authority Trustee"), as supplemented and amended by the First Supplement and Amendment to Indenture of Trust dated as of August 1, 2001, between the Authority and the Trustee. The Authority Bonds are payable from payments made by the Company of principal of, premium, if any, and interest on this 2030 PC Bond and from moneys in the Bond Fund created under the Authority Indenture. The obligation of the Company to pay the principal of, premium, if any, and interest on this 2030 PC Bond shall be discharged to the extent that any moneys in said Bond Fund are available for payments on the Authority Bonds and are directed by the Company to be applied thereto, all as provided in the Forty-Sixth Supplemental Indenture.

     This 2030 PC Bond is not subject to redemption prior to August 1, 2011, except as provided in Section 2 of the Forty-Sixth Supplemental Indenture, to which reference is made for full description of redemption provisions.

     This 2030 PC Bond is subject to redemption in whole or in part at any time on or after August 1, 2011, at the option of the Company, upon at least thirty
(30) days prior notice, all as provided in the Forty-Sixth Supplemental Indenture, at a price equal to the principal amount of the 2030 PC Bond so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof set forth below under the heading "Redemption Premium":

         If Redeemed During the Twelve Months
         Ending With the Thirty-first Day                     Redemption
         Of July of the Year Stated                           Premium
         ----------------------------------------------------------------

         2012                                                 1.0%
         2013                                                 0.5%

and without premium if redeemed after July 31, 2013.

     With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this 2030 PC Bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof. The principal hereof may be declared or may become due and payable prior to the stated date of maturity hereof, on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No reference herein to the Mortgage, and no provision of this 2030 PC Bond or of the Mortgage, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, subject to the provisions of the Forty-Sixth Supplemental Indenture, the principal of, and premium, if any, and interest on this 2030 PC Bond at the place, at the respective times and at the rate and the manner herein prescribed.

     This 2030 PC Bond is issuable only in full registered form without coupons in denominations of Five Thousand Dollars ($5,000) and any larger denomination which is a whole multiple of Five Thousand Dollars ($5,000).

     This 2030 PC Bond will be nontransferable except to the Authority Trustee and successors thereto, if any, and to the Company. To the extent that it is transferable, it is transferable by the registered holder thereof, in person or by attorney duly authorized in writing, on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, upon surrender thereof for cancellation at said office and upon presentation of a written instrument of transfer duly executed. Thereupon, the Company shall issue in the name of the transferee, and the Trustee shall authenticate and deliver, a new registered 2030 PC Bond, in an authorized denomination, of equal principal amount. Any such transfer shall be subject to the terms and conditions specified in the Mortgage and in the Forty-Sixth Supplemental Indenture.

     Upon redemption of this 2030 PC Bond in part and surrender thereof at the office or agency of the Company in Chicago, Illinois, for exchange, the Trustee shall authenticate and deliver a new registered 2030 PC Bond in an authorized denomination and principal amount equal to the reduced principal amount due on that series after such partial redemption.

                           [END OF 2030 PC BOND FORM]

     SECTION 4. Until the 2030 PC Bond in definitive form is ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, a fully registered 2030 PC Bond in temporary form, as provided in Section 15 of the Original Mortgage. Such bond may, in lieu of the statement of the specific redemption prices required to be set forth in such bond in definitive form, include a reference to this Forty-Sixth Supplemental Indenture for a statement of such redemption prices.

     SECTION 5. The Company covenants and agrees that it will duly and punctually pay to the holder of the 2030 PC Bond the principal thereof, premium, if any, and interest on said bond at the dates and place and in the manner mentioned therein; provided, however, that:

     (a) the obligation of the Company to pay the principal of, and premium, if any, and interest on the 2030 PC Bond shall be discharged to the extent that any moneys in the Bond Fund created under and pursuant to the Authority Indenture are available for the payment of the principal of, or premium, if any, or interest on the Series 1999 Bonds and are directed by the Company to be applied to the payment thereof in the manner provided in the Authority Indenture on or prior to the dates on which the Company is required to pay the principal of, or premium, if any, or interest on the 2030 PC Bond.

     (b) Except as otherwise provided in this Section 5, the principal amount of any Series 1999 Bond acquired by the Company and delivered to the Authority Trustee, or acquired by the Authority Trustee and cancelled, shall be credited against the obligation of the Company to pay the principal of the 2030 PC Bond.

As the principal of, premium, if any, and interest on the 2030 PC Bond is paid or deemed paid in full, and upon its receipt by the Company, such bond shall be delivered to the Trustee for cancellation. The Company shall promptly inform the Trustee of all payments made and credits availed of with respect to its obligations on the 2030 PC Bond. The Trustee shall not be required to recognize any payment made or credit availed of with respect to any 2030 PC Bond unless it has received (a) the bond for cancellation by it, or (b) a certificate signed by a duly authorized officer of the Authority Trustee specifying the amount of such payment or credit and the principal amount of the 2030 PC Bond with respect to which the payment or credit was applied. In the absence of receipt by the Trustee of any 2030 PC Bond, any such certificate shall be controlling and conclusive.

     SECTION 6. The covenant of the Company to make annual payments to the Trustee for a Maintenance and Improvement Fund as contained in Section 41 of the Original Mortgage and in the first twenty-four Supplemental Indentures to the Original Mortgage creating the several series of First Mortgage Bonds presently outstanding under such Supplemental Indentures shall not apply to nor be for the benefit of the 2030 PC Bond, and the Company reserves the right, without any consent of, or other action by, the holder of the 2030 PC Bond, to amend, modify or delete the provisions of the Mortgage relating to such Maintenance and Improvement Fund and by acceptance of the 2030 PC Bond the holder thereof waives any right or privilege so to consent or take any other action with respect thereto.

     SECTION 7. The Company covenants that, so long as the 2030 PC Bond shall remain outstanding, it will comply with all of the provisions of Section 47 of the Original Mortgage, including the provisions with respect to limitations on dividends and distributions and the purchase and redemption of stock.

     SECTION 8. The Trustee hereby accepts the trusts herein declared, provided and created and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

     The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or adequacy of the security afforded hereby, or as to the validity of this Forty-Sixth Supplemental Indenture or of the 2030 PC Bond issued hereunder.

     SECTION 9. Whenever in this Forty-Sixth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Article XVII of the Original Mortgage, be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-Sixth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     SECTION 10. Nothing in this Forty-Sixth Supplemental Indenture expressed or implied, is intended or shall be construed to confer upon, or to give to, any person, co-partnership or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding under the Mortgage, any right, remedy, or claim under or by reason of this Forty-Sixth Supplemental Indenture or any covenant, condition or stipulation hereof; and all the covenants, conditions, stipulations, promises and agreements in this Forty-Sixth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the holders of the bonds and of the coupons outstanding under the Mortgage.

     SECTION 11. The Company covenants that all of the terms, provisions and conditions of the Mortgage shall be applicable to the 2030 PC Bond issued hereunder, except as herein otherwise provided and except insofar as the same may be inconsistent with the provisions of this Forty-Sixth Supplemental Indenture.

     SECTION 12. This Forty-Sixth Supplemental Indenture is dated as of August 1, 2001, although executed and delivered on the date of the acknowledgement hereof by the Trustee; and shall be simultaneously executed and delivered in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by its President or a Vice-President, and its corporate seal to be hereto affixed and attested by its Secretary or an Assistant Secretary, for and in its behalf, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, party of the second part, as Trustee, has caused its corporate name to be hereunto affixed and this instrument to be signed and acknowledged by one of its Authorized Officers, and its corporate seal to be hereto affixed and attested by one of its Authorized Officers, all as of the day, month and year first above written.


                                            INDIANAPOLIS POWER & LIGHT
                                            COMPANY,


                                            By: /s/ WILLIAM H. HENLEY
                                               ---------------------------------
(SEAL)                                          WILLIAM H. HENLEY,
                                                President
Attest:

By: /s/WILLIAM R. DODDS
   ----------------------------------
    WILLIAM R. DODDS,
    Secretary
                                            AMERICAN NATIONAL BANK AND
                                            TRUST COMPANY OF CHICAGO


                                            By: /s/ ROBERT M. SELANGOWSKI
                                                --------------------------------
                                                ROBERT M. SELANGOWSKI,
                                                Authorized Officer
Attest:
(SEAL)

By: /s/F. HENRY KLESCHEN
   ---------------------------------
    F. HENRY KLESCHEN,
    Authorized Officer

STATE OF INDIANA  )
                  )  SS:
COUNTY OF MARION  )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came WILLIAM H. HENLEY, President and WILLIAM R. DODDS, Secretary, of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such President and Secretary, respectively. Said WILLIAM H. HENLEY and WILLIAM R. DODDS being by me severally duly sworn did depose and say that the said WILLIAM
H. HENLEY resides in Marion County, Indiana and the said WILLIAM R. DODDS resides in Fulton County, Illinois; that said WILLIAM H. HENLEY is President and said WILLIAM R. DODDS is Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.


                                                /s/DINAH L. KIRKHAM
                                                --------------------------------
                                                DINAH L. KIRKHAM,
                                                      Notary Public

My Commission Expires:
         June 23, 2008

My County of Residence is:
         Johnson
                                                                 (NOTARIAL SEAL)

STATE OF ILLINOIS )
                  )  SS:
COUNTY OF COOK    )

     On this 26th day of July, in the year 2001, before me, a Notary Public in and for the County and State aforesaid, personally came ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, Authorized Officers of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known and known to me personally to be such Authorized Officers. Said ROBERT M. SELANGOWSKI and F. HENRY KLESCHEN, being by me severally sworn did depose and say that the said ROBERT M. SELANGOWSKI resides in Lansing, Illinois, and that the said F. HENRY KLESCHEN resides in Evanston, Illinois; that said ROBERT M. SELANGOWSKI and said F. HENRY KLESCHEN, are Authorized Officers of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said instrument and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said instrument on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 26th day of July, 2001.

                                                /s/KATHLEEN A. WHITE
                                                --------------------------------
                                                KATHLEEN A. WHITE,
                                                      Notary Public

My Commission Expires:
         February 9, 2002
My County of Residence is:
         Cook

                                                                 (NOTARIAL SEAL)


                         This instrument was prepared by
                                 BRIANE M. HOUSE

                                    RECORDING DATA

             Forty-Sixth Supplemental Indenture Dated as of August 1, 2001


                                                     Instrument        Recording
County            Record            Page             No.               Date
--------------------------------------------------------------------------------


Bartholomew       ---               ---              200100009899      7/27/2001
Boone             ---               ---              0109138           7/27/2001
Daviess           ---               ---              01-3599           7/27/2001
Gibson            ---               ---              200100005591      7/27/2001
Greene            Inden. Bk. 27     98-124           200100004077      7/27/2001
Hamilton          ---               ---              200100046498      7/27/2001
Hancock           ---               ---              0110425           7/27/2001
Hendricks         Mtg. Rec. 261     735-761          200100021808      7/27/2001
Johnson           ---               ---              2001-022712       7/27/2001
Knox              Mtg. Rec. 554     597-622          5738              7/27/2001
Madison           ---               ---              200117487         7/27/2001
Marion            ---               ---              2001-0130011      7/27/2001
Monroe            ---               ---              2001015474        7/27/2001
Morgan            ---               ---              20111812          7/27/2001
Owen              Mtg. Rec. IC      577-603          138717            7/27/2001
Pike              Mtg. Rec. 307     1-27             01-1786           7/27/2001
Putnam            ---               ---              2001005424        7/27/2001
Shelby            ---               ---              0106333           7/27/2001
Sullivan          Mtg. Rec. 258     980              012794            7/27/2001
Switzerland       Mtg. Rec. 133     28               8809              7/27/2001